UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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VERSO CORPORATION
(Name of Registrant as Specified In Its Charter)

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VERSO CORPORATION
8540 Gander Creek Drive
Miamisburg, Ohio 45342
February 8, 2022
Dear Verso Stockholder:
You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Verso Corporation (“Verso” or the “Company”) to be held on Friday, March 11, 2022, at 10:00 a.m. Eastern Time. In light of the continuing public health concern resulting from the COVID-19 pandemic, the Special Meeting will be held as a completely “virtual meeting.” You will be able to attend the Special Meeting, vote and submit questions during the Special Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/VRS2022SM. Prior to the Special Meeting, you will still be able to vote by Internet, by telephone or by mail. Holders of record of our common stock at the close of business on February 7, 2022 (the “Record Date”) will be entitled to vote at the Special Meeting or any adjournment thereof. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Eastern Time.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2021 (the “Merger Agreement”), by and among Verso, BillerudKorsnäs Inc. (“Parent”), West Acquisition Merger Sub Inc. (“Merger Sub”) and, solely for purposes of certain sections thereof (as specified in the Merger Agreement), BillerudKorsnäs AB (“BillerudKorsnäs”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers (the executive officers included in the summary compensation table of Verso’s Proxy Statement dated as of March 30, 2021 plus the Company’s current principal financial officer) that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Verso, with Verso continuing as the surviving corporation and a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of BillerudKorsnäs (the “Merger”).
If the Merger is completed, you will be entitled to receive $27.00 in cash, without interest thereon and net of any applicable withholding of taxes, for each share of Verso Class A common stock (“common stock”) that you own (unless you have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and have properly exercised your statutory rights of appraisal in respect of such shares of common stock under Delaware law), which represents a premium of approximately: (1) 57% to the closing price of common stock on July 9, 2021, the last trading day prior to the public announcement of an unsolicited offer by Atlas Holdings LLC to acquire all of the outstanding shares of common stock, (2) 35% to the closing price of common stock on December 17, 2021, the last trading day before the announcement of the Merger Agreement, and (3) 26% to the volume weighted average price of common stock for the last 30 trading days ending on December 17, 2021, the last trading day before the announcement of the Merger Agreement.
The Board of Directors (the “Board of Directors”), acting upon the unanimous recommendation of a special committee of independent directors (the “Special Committee”), and after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it is advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors and the Special Committee in connection with their evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy electronically over the Internet or by telephone as soon as possible. If you are a stockholder of record, you may also attend the Special Meeting virtually and vote your shares online at the Special Meeting. If your shares are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or nominee. The enclosed proxy card contains instructions regarding voting. In order to attend the virtual Special Meeting and vote online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The control number is designed to verify your identity and allow you to vote your shares at the Special Meeting or to vote by proxy prior to the Special Meeting. If you are a beneficial owner of shares held in “street name,” you may contact the bank, broker or other nominee where you hold your account if you have questions about obtaining your control number and attending the Special Meeting. If you attend the Special Meeting virtually and vote via the Internet, your vote will revoke any proxy that you have previously submitted.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Call Toll-free: (866) 239-1763
Banks and Brokers Call: (212) 750-5833
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

/s/ Randy J. Nebel
Randy J. Nebel
Chief Executive Officer
The accompanying proxy statement is dated February 8, 2022 and, together with the enclosed form of proxy card, is first being mailed on or about February 8, 2022.

VERSO CORPORATION
8540 Gander Creek Drive
Miamisburg, Ohio 45342
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 11, 2022
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Verso Corporation, a Delaware corporation (“Verso” or the “Company”), will be held on Friday, March 11, 2022 at 10:00 a.m. Eastern Time. In light of the continuing public health concern resulting from the COVID-19 pandemic, the Special Meeting will be held as a completely “virtual meeting.” You will be able to attend the Special Meeting, vote and submit questions during the Special Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/VRS2022SM. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Eastern Time. The purpose of the Special Meeting will be to consider and vote upon:
1.
The proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2021 (the “Merger Agreement”), by and among Verso, BillerudKorsnäs Inc. (“Parent”), West Acquisition Merger Sub Inc. (“Merger Sub”) and, solely for purposes of certain sections thereof (as specified in the Merger Agreement), BillerudKorsnäs AB (“BillerudKorsnäs”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Verso, with Verso continuing as the surviving corporation and a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of BillerudKorsnäs (the “Merger”);

2.
The proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
Any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.

Only stockholders of record as of the close of business on February 7, 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors, acting on the unanimous recommendation of a special committee of independent directors of the Board (the “Special Committee”), unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy electronically over the Internet or by telephone as soon as possible. If you are a stockholder of record, you may also attend the Special Meeting virtually and vote your shares online at the Special Meeting. If your shares are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or other nominee. The enclosed proxy card contains instructions regarding voting. In order to attend the virtual Special Meeting and vote online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The control number is designed to verify your identity and allow you to vote your shares at the Special Meeting or to vote by proxy prior to the Special Meeting. If you are a beneficial owner of shares held in “street name,” you may contact the bank, broker or other nominee where you hold your account if you have questions about obtaining your control number and attending the Special Meeting. If you attend the Special Meeting virtually and vote via the Internet, your vote will revoke any proxy that you have previously submitted.

Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
By Order of the Board of Directors,
/s/ Randy J. Nebel
Randy J. Nebel Chief Executive Officer
Dated: February 8, 2022

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) THROUGH THE INTERNET; (2) BY TELEPHONE OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a stockholder of record, you may also attend the Special Meeting virtually and vote your shares of common stock online at the Special Meeting. If your shares of common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares of common stock using the separate voting instruction form furnished by your broker, bank or other nominee.
If you abstain from voting, fail to vote (via the Internet during the Special Meeting or by proxy) or fail to instruct your bank, broker or other nominee on how to vote, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the Compensation Proposal, but will have no effect on the adjournment proposal (as defined below).
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Call Toll-free: (866) 239-1763
Banks and Brokers Call: (212) 750-5833
i

ii

iii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of West Acquisition Merger Sub Inc. with and into Verso Corporation (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Verso,” “the Company,” “we,” “our,” “us” and similar words refer to Verso Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to BillerudKorsnäs Inc. as “Parent”, West Acquisition Merger Sub Inc. as “Merger Sub” and BillerudKorsnäs AB as “BillerudKorsnäs.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 19, 2021, by and among the Company, Parent, Merger Sub and, solely for purposes of certain sections thereof (as specified therein), BillerudKorsnäs, as the “Merger Agreement,” our Class A common stock, par value $0.01 per share, as “common stock” and the holders of our common stock as “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (Page 22)
Verso Corporation
Headquartered in Miamisburg, Ohio, Verso is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VRS.”
BillerudKorsnäs Inc.
Parent is a wholly owned direct subsidiary of BillerudKorsnäs AB and was formed in September 2011. Parent owns all of the outstanding units of BillerudKorsnäs USA LLC and all outstanding shares of BillerudKorsnäs Commercial Inc., each of which hold certain commercial assets in the United States. Parent has not engaged in any business activities other than in connection with such ownership of BillerudKorsnäs USA LLC and BillerudKorsnäs Commercial Inc., and the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger.
West Acquisition Merger Sub Inc.
Merger Sub is a wholly owned direct subsidiary of Parent and was formed on December 14, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger.
BillerudKorsnäs AB
BillerudKorsnäs provides packaging materials and solutions that challenge conventional packaging for a sustainable future. BillerudKorsnäs is a world leading provider of primary fiber based packaging materials and has customers in over 100 countries. The company has seven production units in Sweden and Finland, and about 4,400 employees in around 20 countries. BillerudKorsnäs had an annual turnover in 2020 of approximately SEK 24 billion and is listed on Nasdaq Stockholm.
The Merger (Page 22)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Verso, with Verso continuing as the surviving corporation and as a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of BillerudKorsnäs (the “Surviving Corporation”). As a result of the Merger,

Verso’s common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Verso’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Verso will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Merger Consideration (Page 23)
Verso Common Stock
At the Effective Time, each then outstanding share of common stock (other than shares of common stock (A) held by Verso as treasury stock, (B) owned by BillerudKorsnäs or any of its subsidiaries (including Merger Sub) or (C) owned by stockholders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised their statutory rights of appraisal in respect of such shares of common stock under Delaware law (collectively, the “Excluded Shares”)) will be automatically cancelled, extinguished and converted into the right to receive $27.00 in cash (the “Merger Consideration” or “Per Share Price”), without interest thereon and net of any applicable withholding of taxes.
At or prior to the Effective Time, Parent will deposit (or cause to be deposited) immediately available funds to pay the aggregate Merger Consideration with a designated payment agent for payment of each share of common stock owned by each stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of common stock that you own (without interest and net of any applicable withholding of taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights”).
Treatment of Company Equity Awards
The Merger Agreement provides that, at the Effective Time:
•
each time-vesting restricted stock unit of the Company (each, a “Company RSU”) outstanding as of the date of the Merger Agreement (the “Agreement Date”) and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of common stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU) (the “RSU Consideration”); and

•
each performance-vesting restricted stock unit of the Company (each, a “Company PSU”) outstanding as of the Agreement Date and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of common stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU deemed achieved at the target level of performance (the “PSU Consideration”).

As promptly as reasonably practicable, but in any event no later than ten business days after the date on which the Merger closes, the RSU Consideration will be paid to the holders of such Company RSUs through the Company’s payroll system. The Merger Agreement provides that Parent will cause the Company to pay the PSU Consideration as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day. However, in the event that the holder’s employment is terminated prior to the last day of the performance period without “cause” or due to the holder’s death or “disability” or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for “good reason,” the PSU Consideration payable with respect to the Company PSU will be payable on the last day of the applicable performance period notwithstanding such earlier termination.
Any equity award granted following the Agreement Date and outstanding as of immediately prior to the Effective Time (which grants are subject to certain conditions as agreed between the Company and Parent) will be converted at the Effective Time into a cash-based award in an amount equal to one-third of the product of (a) the Per Share Price, multiplied by (b) the number of shares of common stock that would have been issuable under the Company RSU or Company PSU in respect of which the cash-based award is issued (and, in the case of a Company PSU, with performance criteria deemed achieved at the target level of performance), and including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU or Company PSU (the “Converted Cash-Based Award”), with such Converted Cash-Based Award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date. However, in the event that the holder’s employment is terminated without “cause,” due to the holder’s death or “disability” or, to the extent set forth in the applicable award agreement, due to the holder’s resignation for “good reason,” in each case, prior to December 31, 2022, the Converted Cash-Based Award will continue to be payable on such date notwithstanding such earlier termination.
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Company Equity Awards.”
Dividends (Page 72)
Under the terms of the Merger Agreement, the Company will not pay a dividend for the fiscal quarter ending March 31, 2022. The Merger Agreement permits the Company to resume paying regular quarterly dividends commencing in the fiscal quarter ending June 30, 2022, in an amount not to exceed $0.10 per share, and consistent with the past practice of the Company in terms of the timing of declaration and payment of such dividends.
Material U.S. Federal Income Tax Consequences of the Merger (Page 61)
The receipt of cash by Verso’s stockholders in exchange for shares of Verso’s common stock in the Merger will be a taxable transaction to Verso’s stockholders for U.S. federal income tax purposes. Such receipt of cash by each of our stockholders who is a U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash per share that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger by such stockholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
A Verso stockholder who is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Verso’s stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Verso’s stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Appraisal Rights (Page 20)
If the Merger is consummated and certain conditions are met, Verso’s stockholders who continuously hold shares of common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and who have properly exercised their statutory rights of appraisal in respect of such shares of common stock under the General Corporation Law of the State of Delaware (the “DGCL”) and

do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Verso’s stockholders may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value, if any, as determined by the court, as described further below. Due to the complexity of the appraisal process, Verso stockholders who wish to exercise their statutory appraisal rights are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Verso’s stockholders considering exercising their statutory appraisal rights should be aware that the fair value of their shares, as determined pursuant to Section 262 of the DGCL, could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not exercise their statutory appraisal rights.
To exercise appraisal rights, Verso’s stockholders must: (1) submit a written demand for appraisal to Verso before the vote is taken on the proposal to adopt the Merger Agreement; (2) not submit a proxy, or otherwise vote, in favor of the proposal to adopt the Merger Agreement; (3) continue to hold shares of common stock of record through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Verso unless certain stock ownership conditions are satisfied by the Verso stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Closing Conditions (Page 82)
The obligations of Verso, BillerudKorsnäs, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of customary conditions, including (among other conditions), the following:
•	the adoption of the Merger Agreement by the requisite affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the Merger;
•
the expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act (as defined below) and all requisite approvals and consents applicable thereto have been obtained;

•
no law or order by any governmental authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger has been enacted, entered, promulgated or enforced and is continuing in effect;

•
the Regulatory Approvals (as defined below) either (i) having been obtained from the applicable government authorities and remain in full force and effect, without the imposition of any Burdensome Condition (as defined under the caption, “Efforts to Close the Merger”) or (ii) being no longer required by applicable law;

•
the accuracy of the representations and warranties of Verso, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers, as of the date of the Merger Agreement, the date of the closing of the Merger or an earlier date, if such representation or warranty expressly speaks as of such earlier date;

•
the performance in all material respects by Verso, BillerudKorsnäs, Parent and Merger Sub of their respective obligations required to be performed by them under the Merger Agreement at or prior to the closing of the Merger; and

•	no Company Material Adverse Effect (as defined below) having occurred or arisen after the date of the Merger Agreement that is continuing.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”
Regulatory Approvals Required for the Merger (Page 64)
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. For more information, please see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”
On January 11, 2022, Verso and BillerudKorsnäs made the filings required to be made under the HSR Act. The applicable waiting period under the HSR Act will expire at 11:59 pm ET, on February 10, 2022, or be extended by a formal request from the Antitrust Division of the U.S. Department of Justice (“DOJ”) or the Federal Trade Commission (“FTC”) for additional information and documentary material from Parent and Verso prior to that time.
Additionally, under the Merger Agreement, the Merger cannot be completed until the Company has obtained approvals from (i) the Federal Energy Regulatory Commission (“FERC”), (ii) the Nuclear Regulatory Commission (“NRC”), (iii) State of Wisconsin Department of Health Services (“DHS WI”) and (iv) the Public Service Commission of Wisconsin (“PSC WI”) (the approvals required under FERC, NRC, DHS WI and PSC WI collectively referred to as the “Regulatory Approvals”).
Financing of the Merger (Page 55)
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing). Parent has represented in the Merger Agreement that it or Merger Sub will have available funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and any other amount required to be paid by it in connection with the consummation of the Merger and to perform the other obligations of Parent or Merger Sub contemplated by the Merger Agreement.
Pursuant to the Merger Agreement, BillerudKorsnäs has agreed to guarantee to the Company the punctual and full performance and payment of each of Parent’s covenants, obligations and undertakings under the Merger Agreement, including the obligations of Parent to pay: (i) the Merger Consideration plus (ii) any amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company, as specified in the Merger Agreement.
Required Stockholder Approval (Page 17)
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. As of the Record Date, 14,577,291 shares constitute a majority of the outstanding shares of common stock. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter (provided a quorum is present). The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present (the “adjournment proposal”), requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter. For more information, please see the section of this proxy statement captioned “The Special Meeting—Vote Required; Abstentions and Broker Non-Votes.”
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 134,951 shares of common stock, representing approximately 0.5% of the shares of common stock outstanding as of the Record Date. Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal, and (3) “FOR” the adjournment proposal.

The Special Meeting (Page 17)
Date, Time and Place
A special meeting of Verso’s stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held on Friday, March 11, 2022 at 10:00 a.m. Eastern Time (the “Special Meeting”). In light of the continuing public health concern resulting from the COVID-19 pandemic, the Special Meeting will be held as a completely “virtual meeting.” You will be able to attend the Special Meeting, vote and submit questions during the Special Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/VRS2022SM.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on February 7, 2022 (the “Record Date”). Each holder of common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were 29,154,580 shares of common stock outstanding and entitled to vote virtually at the Special Meeting. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present virtually or represented by proxy, will constitute a quorum at the Special Meeting.
Recommendation of the Verso Board of Directors (Page 33)
After considering various factors described in this proxy statement under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors, acting upon the unanimous recommendation of the Special Committee, unanimously:
(i)
determined that it is in the best interests of the Company and the Company’s stockholders, and declared it is advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Prior to the adoption of the Merger Agreement by stockholders, under certain circumstances, the Board of Directors (or a committee thereof) may withhold, withdraw or modify the foregoing recommendation if (1) there has been an Intervening Event (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change”); or (2) Verso has received an unsolicited, written bona fide Acquisition Proposal (as defined below) that the Board of Directors (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal (as defined below), in each case, to the extent a failure to effect a Company Board Recommendation Change (as defined below) would be inconsistent with its fiduciary duties under applicable law. If the Merger Agreement is validly terminated by the Company for the Company to enter into an agreement providing for a Superior Proposal, or by Parent following a Company Board Recommendation Change, the Company will be required to pay Parent a termination fee equal to $24,690,000. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”
Opinion of Rothschild & Co US Inc. (Page 39)
The Special Committee engaged Rothschild & Co US Inc. (“Rothschild & Co”) to provide financial advice in connection with the proposed Merger based on Rothschild & Co’s qualifications, expertise and familiarity with

Verso’s business and industry. At a meeting of the Special Committee on December 19, 2021, Rothschild & Co delivered to the Special Committee its oral opinion, which was subsequently repeated to the Board of Directors and confirmed in writing, to the effect that, as of December 19, 2021 and based upon and subject to the various qualification, limitations and assumptions set forth therein, the Merger Consideration payable to the holders of shares of Verso’s common stock (other than Excluded Shares) pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders.
The full text of the opinion of Rothschild & Co, dated as of December 19, 2021, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rothschild & Co in connection with the opinion. You should read the opinion carefully in its entirety.
Rothschild & Co’s opinion was provided to the Special Committee and our Board of Directors and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the Merger Consideration payable to the holders of shares of Verso’s common stock (other than Excluded Shares) pursuant to the terms of the Merger Agreement. It does not address any other aspect of the Merger. It does not constitute a recommendation to any stockholder of Verso’s as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of common stock will trade at any time.
For a description of the opinion that our Board of Directors received from Rothschild & Co, see the section of this proxy statement captioned “The Merger—Opinion of Rothschild & Co US Inc.”
Interests of the Company’s Directors and Executive Officers in the Merger (Page 47)
When considering the foregoing recommendation of the Board of Directors that the Company’s stockholders vote to approve the proposal to adopt the Merger Agreement, the Company’s stockholders should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of the Company’s stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted by the Company’s stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include, among others, the following:
•
pursuant to the Merger Agreement, at the Effective Time, Company RSUs and Company PSUs outstanding as of the Agreement Date and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive the RSU Consideration and the PSU Consideration, respectively, with (i) the RSU Consideration payable as promptly as reasonably practicable following the date on which the Merger closes and (ii) the PSU Consideration payable as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day, except in the event of certain qualifying terminations of employment (following which the PSU Consideration would remain payable on such last day notwithstanding such earlier termination of employment);

•
pursuant to the Merger Agreement, at the Effective Time, any equity award granted following the Agreement Date and outstanding as of immediately prior to the Effective Time will be converted into a Converted Cash-Based Award, with such Converted Cash-Based Award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date, except in the event of certain qualifying terminations of employment (following which the Converted Cash-Based Award would remain payable on December 31, 2022 notwithstanding such earlier termination of employment);

•
each of our current executive officers is party to a severance agreement with the Company that provides for “double-trigger” severance benefits in the event of a qualifying termination of employment within the 12-month period following the Merger;

•
pursuant to the Merger Agreement, the Company may amend existing severance agreements with certain individuals, including Messrs. Nebel, Cullen and Dyer and one other executive officer who is not a named executive officer, with respect to the applicable “good reason” resignation rights set forth therein to provide, among other things, that resignations by certain executive officers during the 30-day period commencing December 31, 2022 will conclusively be deemed to be resignations for “good reason,” entitling the executive officer to receive the severance payments and benefits under such agreement;
•
in accordance with the Merger Agreement, for the fiscal year in which the Effective Time occurs, each continuing employee who remains employed with the Company through the end of such fiscal year will be entitled to an annual bonus that is equal to the greater of (i) such continuing employee’s target annual bonus for such fiscal year and (ii) the annual bonus that such continuing employee is entitled to receive based on actual level of achievement of the applicable performance criteria for such fiscal year. A continuing employee who experiences a qualifying termination of employment following the Effective Time but prior to the end of such fiscal year will be entitled to a prorated portion of such continuing employee’s target annual bonus;

•	the Company’s deferred compensation plan provides that any unpaid portion of a participant’s account balance will be distributed in a single lump sum upon a change in control, including the Merger;
•
in accordance with the Merger Agreement, the Company may, prior to the Merger, pay or grant, as applicable, to any member of the Board of Directors, his or her cash and equity retainer in the ordinary course of business;

•
certain Company RSU awards granted to members of the Board of Directors provide for settlement of the vested portion of such Company RSUs upon or promptly after the first to occur of (i) the date on which the grantee ceases to provide services to the Company or (ii) the date on which a change in control (including the Merger) occurs;

•
the Company may, with the consent of Parent (not to be unreasonably delayed or withheld), implement certain strategies to mitigate any issues resulting from application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code. To mitigate the potential impact of Section 280G on the Company and its executive officers, on December 19, 2021, in accordance with the terms of the Merger Agreement, the Board of Directors, pursuant to the recommendation of the compensation committee of the Board of Directors, approved the following actions with respect to certain employees, including certain of the Company’s executive officers: (1) payment in December 2021 of estimated payments due under the 2021 Verso Incentive Plan with respect to the 2021 performance year and (2) acceleration of the vesting of certain outstanding RSUs scheduled to vest on or before March 31, 2022 (the “Q1 2022 Vesting RSUs”), so that such Q1 2022 Vesting RSUs vested in December 2021, in each case, subject to recoupment or clawback (in whole or in part) in certain circumstances; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
These interests are described more fully in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47 and certain of them are quantified in the section entitled “The Merger—Golden Parachute Compensation” beginning on page 53.
If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by the Company’s directors and executive officers will be treated in the same manner as outstanding shares of the common stock held by all other stockholders. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration.”
No Solicitation of Other Acquisition Proposals (Page 74)
Under the Merger Agreement, Verso is subject to certain “no-shop” obligations (“no-shop obligations”) that prohibit Verso from, among other things: (1) soliciting, initiating, proposing or knowingly inducing the making, submission or announcement of, or knowingly encouraging, facilitating or assisting, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal or (2) participating or engaging in discussions or negotiations with any person with respect to an Acquisition Proposal.
Notwithstanding the foregoing restrictions, prior to the adoption of the Merger Agreement by Verso’s stockholders, Verso and the Board of Directors (or a committee thereof) may participate or engage in discussions or negotiations with, or provide information to, a person in respect of an Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person and such Acquisition Proposal did not result from a breach of the Company’s no-shop obligations under the Merger Agreement) if the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would be inconsistent with its fiduciary duties to stockholders under applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Acquisition Proposals.”
Prior to the adoption of the Merger Agreement by Verso’s stockholders, Verso is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal if it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four business day period (and for each subsequent material modification to such Superior Proposal, over a two business day period) in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations.
If Verso terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal prior to the adoption of the Merger Agreement by stockholders, Verso must prior to or concurrently with such termination pay a $24.69 million termination fee to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”
Termination of the Merger Agreement (Page 83)
In addition to the circumstances described above, Parent and Verso have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated on or before the “outside date” of July 19, 2022 (subject to an automatic extension to October 19, 2022 if all conditions have been satisfied except receipt of antitrust clearance or the Regulatory Approvals), and if Verso stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under certain circumstances, Verso is required to pay Parent a termination fee equal to $24.69 million. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”
Effect on Verso if the Merger is Not Completed (Page 23)
If the Merger Agreement is not adopted by Verso’s stockholders, or if the Merger is not completed for any other reason:
i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
ii.
(A) Verso will remain an independent public company, (B) Verso’s common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Verso will continue to file periodic reports with the SEC; and

iii.
under certain specified conditions, Verso will be required to pay Parent a termination fee of $24.69 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually on Friday, March 11, 2022 at 10:00 a.m. Eastern Time. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Eastern Time.
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•
to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Verso, and Verso will become a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of BillerudKorsnäs;

•	to approve, on an advisory (non-binding) basis, the Compensation Proposal; and
•
to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	Who can attend the Special Meeting?
A:
Only stockholders who owned shares as of the Record Date are permitted to attend the virtual Special Meeting. You may attend the virtual Special Meeting, vote and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/VRS2022SM and using your 16-digit control number to enter the meeting, which can be found on the proxy card in the box marked by an arrow. If you hold your shares through a broker, bank or other nominee, you may attend the virtual Special Meeting only if you provide proof of beneficial ownership, such as through a legal proxy or a copy of the statement (such as a brokerage statement) from your broker, bank or other nominee record owner reflecting your stock ownership as of the Record Date. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Special Meeting.

Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, without interest thereon and net of any applicable withholding of taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights, and followed the procedures in the manner prescribed by Section 262 of the DGCL. For example, if you own 100 shares of common stock, you will receive $2,700.00 in cash in exchange for your shares of common stock, without any interest, and net of any applicable withholding of taxes.

Q:	Will the Company continue paying its regular dividends prior to completion of the Merger?
A:	Under the terms of the Merger Agreement, the Company will not pay a dividend for the fiscal quarter ending March 31, 2022. The Merger Agreement permits the Company to resume paying regular quarterly dividends commencing in the fiscal quarter ending June 30, 2022, in an amount not to exceed $0.10 per share, and consistent with the past practice of the Company in terms of the timing of declaration and payment of such dividends. The Company may not declare any such quarterly dividends during the first calendar month of any quarter.
Q:	What vote is required to adopt the Merger Agreement?
A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement.
If you abstain from voting, fail to vote (via the Internet during the Special Meeting or by proxy) or fail to instruct your bank, broker or other nominee on how to vote, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Verso will remain an independent public company, our common stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, Verso will be required to pay Parent a termination fee of $24.69 million upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”
Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require Verso to seek an advisory (non-binding) vote with respect to certain payments that will or may become payable to its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal?
A:
The affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter (provided a quorum is present) is required for approval of the Compensation Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Verso. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to the Company’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	Should I surrender my shares now?
A:
No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of common stock represented by such holder’s book-entry shares for Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Verso in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Verso or its representatives.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Without providing those instructions, your shares of common stock will not be voted by your bank, broker or other nominee, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you are a beneficial owner of shares of common stock held in “street name,” you may also attend the Special Meeting and vote your shares of common stock online at the virtual Special Meeting.
Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Inc., our transfer agent), there are four ways to vote:
•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;
•	by visiting the Internet at the address on your proxy card;
•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or
•	by attending the Special Meeting and voting online at www.virtualshareholdermeeting.com/VRS2022SM.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting virtually and vote via the Internet, your vote will revoke any proxy that you have previously submitted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the Compensation Proposal or the adjournment proposal.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to the Secretary of Verso; or
•	attending the Special Meeting and voting virtually via the Internet.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Randy J. Nebel and Kevin M. Kuznicki are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:	Where can I find the voting results of the Special Meeting?
A:
If available, Verso may announce preliminary voting results at the conclusion of the Special Meeting. Verso intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Verso files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger by the second quarter of 2022. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Call Toll-free: (866) 239-1763
Banks and Brokers Call: (212) 750-5833

FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement, and any documents to which Verso refers to in this proxy statement, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “targets,” “expects,” “allows,” “enables,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including, but not limited to, receipt of required Regulatory Approvals;

•	the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of $24.69 million;
•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;
•	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;
•
the fact that receipt of the all-cash Merger Consideration would be taxable to stockholders that are treated as U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•
the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent public company;

•	the fact that under the terms of the Merger Agreement, the Company is unable to solicit other Acquisition Proposals;
•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;
•	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;
•	risks that our stock price may decline significantly if the Merger is not completed; and
•
risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting on Friday, March 11, 2022 at 10:00 a.m. Eastern Time. In light of the continuing public health concern resulting from the COVID-19 pandemic, the Special Meeting will be held as a completely “virtual meeting.” You will be able to attend the Special Meeting, vote and submit questions during the Special Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/VRS2022SM. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Eastern Time.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to: (1) adopt the Merger Agreement; (2) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (3) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. For a period of no less than 10 days before the Special Meeting, a list of stockholders entitled to vote at the Special Meeting will be available for examination at the Special Meeting via www.virtualshareholdermeeting.com/VRS2022SM and will be available upon written request by any stockholder for any purpose germane to the Special Meeting. Requests should be sent to Verso Corporation, Attention: Secretary, 8540 Gander Creek Drive, Miamisburg, Ohio 45342.
As of the Record Date, there were 29,154,580 shares of common stock outstanding and entitled to vote virtually at the Special Meeting.
The holders of a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present virtually at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement. As of the Record Date, 14,577,291 shares of common stock constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.
The affirmative vote of a majority of the shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter (provided a quorum is present) is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.
Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.
Shares Held by Verso Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 134,951 shares of common stock, representing approximately 0.5% of the shares of common stock outstanding as of the Record Date.
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (1) “FOR” adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Voting of Proxies
If your shares are registered in your name with our transfer agent, Computershare Inc., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you do not hold your shares of common stock through a bank, broker or other nominee, to ensure that your shares are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following four methods:
•
voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you intend to submit your proxy by mail, it must be received by us prior to the commencement of voting at the Special Meeting. If you sign your proxy card and return it without marking any voting instructions, your shares of common stock will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the Compensation Proposal, and “FOR” the adjournment proposal;

•
voting by Telephone. You can vote your shares of common stock by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using the personal control number located on your proxy card. If you vote by telephone, you should not return your proxy card. If you submit your later-dated proxy by telephone you must do so no later than 11:59 p.m. (E.T.) on March 10, 2022;

•
voting by Internet. You can also vote on the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal control number located on your proxy card. If you vote on the Internet, you should not return your proxy card. If you submit your later-dated proxy by Internet you must do so no later than 11:59 p.m. (E.T.) on March 10, 2022; or

•
attending the Special Meeting and voting online at www.virtualshareholdermeeting.com/VRS2022SM on March 11, 2022, at 10:00 a.m. Eastern Time. We encourage you to allow ample time for online check-in, which begins at 9:45 a.m. Eastern Time. In order to attend the virtual Special Meeting and vote online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The control number is designed to verify your identity and allow you to vote your shares of common stock at the Special Meeting or to vote by proxy prior to the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the adjournment proposal.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Secretary; or
•	attending the Special Meeting and voting online.
If you have submitted a proxy, your virtual attendance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
After careful consideration, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, and after considering various factors described under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it is advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting.
Accordingly, the Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Verso. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting for a fee of up to $100,000 plus expenses. We will also indemnify Innisfree against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

BillerudKorsnäs and its directors, officers and employees may also be deemed to be participants in the solicitation of proxies under the rules of the SEC. Verso has been informed by BillerudKorsnäs that BillerudKorsnäs and such individuals do not have a direct or indirect interest, by security holdings or otherwise, in Verso outside of BillerudKorsnäs' interest as the acquirer of Verso in the Merger.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated by the second quarter of 2022.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and who have properly exercised their statutory rights of appraisal in respect of such shares of common stock under the DGCL and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid on the amount determined to be fair value (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to exercise their statutory appraisal rights are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering exercising their statutory appraisal rights should be aware that the fair value of their shares, as determined pursuant to Section 262 of the DGCL, could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not exercise their statutory appraisal rights.
To exercise your appraisal rights, you must: (1) submit a written demand for appraisal to Verso before the vote is taken on the proposal to adopt the Merger Agreement; (2) not submit a proxy, or otherwise vote, in favor of the proposal to adopt the Merger Agreement; (3) continue to hold your shares of common stock of record through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Verso unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex C to this proxy statement and incorporated herein by reference. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, broker or nominee.
Delisting and Deregistration of Verso Common Stock
If the Merger is completed, the shares of common stock will be delisted from NYSE and deregistered under the Exchange Act, and shares of common stock will no longer be publicly traded.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 11, 2022
The proxy statement is available at https://investor.versoco.com/investors-overview.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a stockholder of record, you may contact us by writing to Verso Investor Relations at 8540 Gander Creek Drive, Miamisburg, Ohio 45342. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
What to Do if You Have Technical Difficulties or Trouble Accessing the Virtual Meeting Website
Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/VRS2022SM.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Call Toll-free: (866) 239-1763
Banks and Brokers Call: (212) 750-5833

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Verso Corporation
8540 Gander Creek Drive
Miamisburg, Ohio 45342
(877) 855-7243
The Company is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. The Company’s graphic paper products are designed primarily for commercial printing, advertising and marketing applications, including direct mail, catalogs, corporate collateral, books and magazines. The Company’s specialty paper products include release liner papers and label face stock for pressure sensitive, glue-applied and laminate applications. The Company produces packaging paper used in higher-end packaging and printing applications such as greeting cards, book covers, folders, labels and point-of-purchase displays. The Company also makes market pulp used in printing, writing, specialty and packaging papers, facial and toilet tissue, and paper towels. The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VRS.”
BillerudKorsnäs Inc.
c/o BillerudKorsnäs AB (publ)
PO Box 703
SE-169 27 Solna
Sweden
+46 8 553 335 00
Parent is a wholly owned direct subsidiary of BillerudKorsnäs AB and was formed in September 2011. Parent owns all of the outstanding units of BillerudKorsnäs USA LLC and all outstanding shares of BillerudKorsnäs Commercial Inc., each of which holds certain commercial assets in the United States. Parent has not engaged in any business activities other than in connection with such ownership of BillerudKorsnäs USA LLC and BillerudKorsnäs Commercial Inc., and the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger.
West Acquisition Merger Sub Inc.
c/o BillerudKorsnäs AB (publ)
PO Box 703
SE-169 27 Solna
Sweden
+46 8 553 335 00
Merger Sub is a wholly owned direct subsidiary of Parent and was formed on December 14, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger.
BillerudKorsnäs AB
PO Box 703
SE-169 27 Solna
Sweden
+46 8 553 335 00
BillerudKorsnäs provides packaging materials and solutions that challenge conventional packaging for a sustainable future. BillerudKorsnäs is a world leading provider of primary fiber based packaging materials and has customers in over 100 countries. The company has seven production units in Sweden and Finland, and about 4,400 employees in around 20 countries. BillerudKorsnäs had an annual turnover in 2020 of approximately SEK 24 billion and is listed on Nasdaq Stockholm.

Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Verso, with Verso continuing as the Surviving Corporation. As a result of the Merger, Verso will become a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of BillerudKorsnäs, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Effect on Verso if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:
i.	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
ii.
(A) Verso will remain an independent public company, (B) Verso’s common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) Verso will continue to file periodic reports with the SEC;

iii.
we anticipate that stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to the Company’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Verso operates and economic conditions;

iv.
the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement; and

v.
under certain specified conditions, Verso will be required to pay Parent a termination fee of $24.69 million. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration
At the Effective Time, each then outstanding share of common stock (other than Excluded Shares, which include, for example, shares of common stock owned by stockholders who have properly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration, without interest thereon and net of any applicable withholding of taxes.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of common stock that you own (without interest and net of any applicable withholding of taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”)
Background of the Merger Agreement; Reasons for Recommendation
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Board of Directors, the Special Committee, the Company’s management, the Special Committee’s financial advisors or legal advisors, BillerudKorsnäs or any other person.
The Board of Directors, together with the Company’s management and with the assistance of the Company’s advisors, regularly evaluates the Company’s historical performance, future growth prospects and strategic plan and considers various strategic opportunities available to the Company as well as ways to enhance stockholder value and the Company’s performance and prospects, taking into account various factors, including the business, competitive, regulatory, financing and economic environment and developments in the Company’s industry. These reviews included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company, optimize its capital structure, or pursue a sale of the entire Company or one or more of its mills. As part of these reviews, the Board of Directors, together with the Company’s management and with the assistance of the Company’s advisors, considered from time to time what would offer the best avenue to enhance stockholder value along with the potential benefits and risks of any potential alternative. As a result, from time to time, representatives of the Company and its advisors engaged in discussions with representatives of other companies in, or interested in, the paper industry as well as financial sponsors, including Atlas Holdings LLC (“Atlas”). For example, in 2018, the Company publicly announced that a Strategic Alternatives Committee of the Board of Directors, with the assistance of Houlihan Lokey Capital, was reviewing potential transaction alternatives, including a sale of the Company’s paper mill located in Stevens Point, WI, the Company’s paper mill located in the Jay (Androscoggin), Maine, and of the entire Company. At various times during 2018 and 2019, the Strategic Alternatives Committee and its advisors solicited and received proposals, engaged in negotiations with and facilitated due diligence by several potential interested parties, including Atlas, with respect to a potential transaction, which led to the sale of the Stevens Point and the Androscoggin paper mills to Pixelle Specialty Solutions LLC completed in February 2020, but did not result in a sale of the Company.
On January 31, 2020, the Company, Atlas and Blue Wolf Capital Advisors IV, LLC (“Blue Wolf”) and their respective affiliates issued a press release disclosing that they reached an agreement to settle the then-pending proxy contest with respect to the Company’s 2019 Annual Meeting of Stockholders and certain other matters. The press release stated that, pursuant to a cooperation agreement (the “Cooperation Agreement”), the Company, Atlas and Blue Wolf agreed to take actions necessary for the Board of Directors to consist of certain specified individuals, including, among others, the current members of the Board of Directors, Jeffrey E. Kirt and Marvin Cooper (referred to in the Cooperation Agreement as the “Investor Nominees”) and Dr. Robert K. Beckler, Randy Nebel and Nancy M. Taylor (referred to in the Cooperation Agreement as the “Company Nominees”).
In June 2021, a representative of BillerudKorsnäs contacted the Company regarding BillerudKorsnäs’ potential interest in acquiring one of the Company’s idled mills. Due to various factors, including travel restrictions, discussions with BillerudKorsnäs regarding such mill did not progress further.
On July 11, 2021, Atlas delivered to the Board of Directors an unsolicited letter, setting forth a preliminary, non-binding proposal to acquire all of the outstanding shares of common stock of the Company not owned by Atlas or its affiliates for $20.00 in cash per share. In the letter, Atlas reported a 9.12% stake in the Company. In addition, the letter stated that Atlas only required confirmatory diligence given its familiarity with the business and operations of the Company.
On July 12, 2021, an affiliate of Atlas filed an amendment to its Schedule 13D disclosing the Atlas proposal.
On the same day, the Board of Directors (with Mr. Kirt recusing himself on the basis of his employment as the Chief Executive Officer of a portfolio company of Atlas) met with members of Company management to discuss the Atlas proposal and next steps, including the engagement of advisors.
Later on the same day, members of Company management, at the direction of the Board of Directors, contacted Rothschild & Co to potentially serve as financial advisor to the Board of Directors or a committee thereof. Following the call, representatives of Rothschild & Co provided the Company with a draft of its engagement letter. Members of Company management, at the direction of the Board of Directors, also contacted Kirkland & Ellis LLP (“Kirkland”) to potentially serve as legal advisor to the Board of Directors or a committee thereof.
On July 13, 2021, the Board of Directors (with Mr. Kirt recusing himself) met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. At the meeting, Kirkland reviewed preliminary considerations for ensuring the independence and disinterestedness of the directors that would manage the Board of Directors’ review of the Atlas proposal, including considerations applicable to the possible formation of a special committee of the Board of Directors. After discussion, the Board of Directors agreed to continue discussions relating to the formation of a special committee at a subsequent meeting. The Board of Directors and its advisors then engaged in a discussion of considerations relating to the timing of a response to Atlas. It was noted that the Board of Directors would require financial forecasts of the Company in order to fully evaluate the Atlas offer, and that such financial forecasts did not then exist. Following discussion, the Board of Directors directed members of the Company’s management to prepare such financials forecasts. Representatives of Rothschild & Co also reviewed with the Board of Directors the terms of the Atlas proposal.
On July 14, 2021, the Company issued a press release confirming receipt of the Atlas proposal.
On July 15, 2021, the Board of Directors met (with Mr. Kirt recusing himself) with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. Prior to the meeting, representatives of Rothschild & Co provided the Board of Directors with disclosures regarding Rothschild & Co’s material relationships with Atlas. At the meeting, Kirkland provided the Board of Directors with an in-depth review of the Board of Directors’ fiduciary duties under Delaware law. Kirkland also further discussed potential or apparent conflicts of interest that could arise in connection with the Board of Directors’ evaluation and negotiation of a potential transaction with Atlas, including the fact that two members of the Board of Directors, Mr. Kirt and Mr. Cooper, were appointed by Atlas pursuant to the Cooperation Agreement, and that Mr. Kirt was the Chief Executive Officer of a portfolio company of Atlas. At the meeting, the Board of Directors decided to establish the Special Committee, comprised of Mr. Beckler and Ms. Taylor, each of whom was not a member of Company management, independent from Atlas, and not otherwise interested in the Atlas proposal, to review and evaluate the Atlas proposal and potential alternatives thereto.
On July 16, 2021, representatives of Kirkland distributed to, and subsequently received from, each member of the Special Committee a questionnaire regarding potential conflicts of interests in connection with a potential transaction.
On July 19, 2021, the Board of Directors executed a unanimous written consent ratifying the formation, power, authority and composition of the Special Committee. Pursuant to the resolutions, the Board of Directors delegated to the Special Committee the exclusive power and authority to, among other things, identify, review and evaluate the Atlas proposal and alternatives thereto; negotiate the price, structure, form, terms and conditions of any such potential transaction; determine whether any such potential transaction is fair to, advisable and in the best interests of the Company and its stockholders; and recommend to the Board of Directors what action, if any, should be taken by the Company with respect to any such potential transaction. The resolutions further provided that the Board of Directors could not approve the Atlas proposal or any alternatives thereto without a prior favorable recommendation by the Special Committee.
On the same day, a representative of BillerudKorsnäs contacted Mr. Nebel, President and Chief Executive Officer of the Company and also a member of the Board of Directors, noting the Atlas proposal and expressing interest in discussing whether there were any opportunities for a transaction between BillerudKorsnäs and the Company.
On July 20, 2021, the Special Committee met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. At the meeting, members of Company management provided the Special Committee with an update as to the status of the preparation of the financial forecasts. Mr. Nebel then recounted to the Special Committee the inbound inquiry from BillerudKorsnäs. Representatives of Rothschild & Co also presented the Special Committee with an overview of BillerudKorsnäs based on publicly available information. After discussion, the Special Committee concluded that it would be premature to encourage BillerudKorsnäs to submit a proposal prior to Company management completing its preparation of financial forecasts, and the Special Committee directed Mr. Nebel to respond with an acknowledgement of the inquiry. At the meeting, the Special Committee also formally engaged Rothschild & Co to act as its financial advisor and Kirkland to act as its legal advisor. The Special Committee decided to engage Rothschild & Co based on, among other things, its qualifications, expertise and familiarity with the Company’s business and industry.
On July 21, 2021, at the direction of the Special Committee, a communications guidelines memorandum prepared by Kirkland previously reviewed by the Special Committee was distributed by the General Counsel of the Company to Mr. Kirt, Mr. Cooper and members of Company management.
On the same day, Mr. Nebel informed a representative of BillerudKorsnäs that he had shared the inquiry with the Board of Directors, and that the Board of Directors would follow up if or as it determines appropriate.
Later on the same day, at the direction of the Special Committee, a representative from Rothschild & Co informed Atlas that the Special Committee had engaged advisors and was evaluating the Atlas offer.

On July 29, 2021, the Special Committee met with representatives of each of Rothschild & Co and Kirkland present. At the meeting, representatives of Kirkland reviewed with the Special Committee questionnaires previously completed by each member of the Special Committee regarding potential conflicts of interests in connection with a potential transaction.
Over the course of the next few weeks, the Special Committee had multiple meetings with members of Company management and representatives of each of Rothschild & Co and Kirkland regarding, among other things, the draft financial forecasts being prepared by management and the assumptions relating thereto.
On August 6, 2021, the Company issued a press release (i) reporting its financial results for the fiscal quarter ending June 30, 2021, (ii) disclosing the formation of the Special Committee and (iii) announcing Rothschild & Co as financial advisor and Kirkland as legal counsel to the Special Committee.
On August 11, 2021, the Special Committee met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance. During the meeting, the Special Committee reviewed the financial forecasts that had been prepared by the Company’s management (the “August Forecasts,” as described further in the section entitled “The Merger—Financial Forecasts” beginning on page 37) and engaged in a discussion regarding the key assumptions and other factors underlying such financial forecasts. In addition, members of management and representatives of Rothschild & Co provided an overview of recent interactions with each of Atlas and BillerudKorsnäs. The Special Committee discussed with Company management and its advisors whether to engage in further discussions with Atlas and BillerudKorsnäs. Following discussion with members of the Company’s management and the Company’s advisors, the Special Committee directed representatives of Rothschild & Co to contact BillerudKorsnäs to gauge its interest in a potential acquisition of the Company.
On August 16, 2021, representatives of Rothschild & Co held a call with representatives of BillerudKorsnäs, during which call the BillerudKorsnäs representatives explained that BillerudKorsnäs would seriously consider making a proposal to acquire the Company if encouraged to do so by the Special Committee.
On August 19, 2021, the Special Committee met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance. During the meeting, the Special Committee further reviewed the August Forecasts and representatives of Rothschild & Co reviewed Rothschild & Co’s preliminary financial analysis based on the August Forecasts. Next, the Special Committee and its advisors discussed whether any potential counterparties other than Atlas and BillerudKorsnäs may be interested in an acquisition of the Company, and whether Rothschild & Co should contact such potential counterparties. As part of this discussion, representatives of Rothschild & Co provided the Special Committee with its views as to potential counterparties that may have an interest to acquire the Company. Representatives of Rothschild & Co also recounted that, at the direction of the Special Committee, they contacted certain other significant stockholders of the Company, and no such stockholder expressed an interest in acquiring the Company. After discussion, the Special Committee, noting that the Strategic Alternatives Committee conducted a process in 2018 and 2019 that did not result in a sale of the Company, that the Atlas proposal was publicly disclosed in July and that no third parties other than Atlas and BillerudKorsnäs expressed an interest to acquire the Company since such disclosure, determined it was not advisable to reach out to any additional potential counterparties at this time. During the meeting, the Special Committee and its advisors also discussed BillerudKorsnäs’ interest and capability to acquire the Company. At the conclusion of the meeting, the Special Committee determined that the Atlas proposal of $20.00 per share was insufficient, but that it would consider a potential transaction if Atlas meaningfully increased its offer from $20.00 per share. The Special Committee directed the representatives of Rothschild & Co to communicate this conclusion to Atlas and to encourage BillerudKorsnäs to provide an indication on valuation.
On August 22, 2021, the Board of Directors met with members of the Company’s management and representatives of Kirkland in attendance. Ms. Taylor provided the Board of Directors with a high level update of the Special Committee’s review of the Atlas proposal and alternatives thereto.
On August 23, 2021, representatives of Rothschild & Co informed Atlas that the Special Committee has determined that Atlas’ proposal of $20.00 per share was insufficient and that the Special Committee would only consider a potential transaction if Atlas meaningfully increased its offer from $20.00 per share.

On August 24, 2021, representatives of Rothschild & Co held a call with representatives of BillerudKorsnäs to encourage BillerudKorsnäs to provide an indication on valuation.
On August 27, 2021, representatives of BillerudKorsnäs contacted Rothschild & Co to reaffirm BillerudKorsnäs’ interest in making a proposal to acquire the Company, subject to receipt of certain preliminary financial due diligence information regarding the Company.
On August 29, 2021, the Special Committee met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance. The Special Committee and its advisors and members of the Company’s management discussed BillerudKorsnäs’ requests and next steps. At the conclusion of the meeting, the Special Committee determined to provide BillerudKorsnäs with preliminary financial due diligence information regarding the Company, including the August Forecasts, so that BillerudKorsnäs could evaluate a potential transaction with the Company, subject to BillerudKorsnäs entering into a suitable confidentiality agreement.
On August 30, 2021, representatives of Rothschild & Co held a call with representatives of BillerudKorsnäs to inform BillerudKorsnäs of the Special Committee’s determination.
Later on the same day, representatives of Rothschild & Co shared a draft confidentiality agreement with BillerudKorsnäs.
On September 3, 2021, members of Company management and a member of the Special Committee received a management presentation from representatives of BillerudKorsnäs regarding BillerudKorsnäs, its business and its rationale for a potential transaction.
On September 5, 2021, representatives of Atlas called representatives of Rothschild & Co. During the call, the Atlas representatives indicated that Atlas may have additional room to increase its proposal based on further discussions and the results of due diligence review.
On September 6, 2021, the Special Committee met with representatives of each of Rothschild & Co and Kirkland in attendance. At the meeting, representatives of Rothschild & Co recounted their conversation with Atlas. At the conclusion of the meeting, the Special Committee determined to provide due diligence information to Atlas, subject to Atlas entering into a suitable confidentiality agreement.
On September 7, 2021, representatives of Rothschild & Co informed Atlas of the Special Committee’s determination.
On the same day, the Company and BillerudKorsnäs executed a confidentiality agreement with a customary standstill provision that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party.
On September 8, 2021, representatives of each of Rothschild & Co and BillerudKorsnäs had a call to discuss process and next steps. During the call, representatives of BillerudKorsnäs indicated to Rothschild & Co that, while BillerudKorsnäs could provide a preliminary non-binding view of valuation within a few weeks without the need for on-site diligence, BillerudKorsnäs would require on-site visits by its representatives to the Company’s mills prior to making any binding proposal.
On September 8, 2021, Rothschild & Co shared a draft confidentiality agreement with Atlas.
On September 12, 2021, the Company granted BillerudKorsnäs access to an electronic data room containing certain due diligence materials, including a summary of the August Forecasts. Beginning on such date and continuing until the execution of the Merger Agreement, BillerudKorsnäs conducted due diligence, and, as part of such due diligence, members of the Company’s management, with the assistance of the Company’s advisors, engaged in due diligence calls and in-person meetings with, and responded to written due diligence requests from, BillerudKorsnäs.
On September 13, 2021, Mr. Nebel and other members of Company management gave a management presentation to representatives of BillerudKorsnäs.

On September 15, 2021, representatives of BillerudKorsnäs informed representatives of Rothschild & Co that, if BillerudKorsnäs decided to make a preliminary proposal to acquire the Company, it would submit a preliminary proposal no later than September 29, 2021. Representatives of BillerudKorsnäs reiterated the need to conduct in-person visits to the Company’s mills before a firm proposal could be made.
On September 16, 2021, at a meeting of the Board of Directors, members of the Special Committee provided the Board of Directors with a high level update regarding the process.
On September 20, 2021, representatives of each of Rothschild & Co and BofA Securities, financial advisor to BillerudKorsnäs, held an introductory call to discuss process and next steps.
On the same day, the Company and Atlas entered into a confidentiality agreement, which contained customary standstill provisions that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party. Over the course of the next several weeks, Atlas and its advisors conducted due diligence, and, as part of such due diligence, members of the Company’s management, with the assistance of the Company’s advisors, engaged in due diligence calls and virtual meetings with, and responded to written due diligence requests from, Atlas.
On September 21, 2021, Mr. Nebel and other members of Company management gave a management presentation to representatives of Atlas.
On the same day, an affiliate of Atlas filed an amendment to its Schedule 13D disclosing that Atlas had entered into a confidentiality agreement with the Company, and the Company issued a press release disclosing the same. The Company’s press release also disclosed that the Special Committee previously communicated to Atlas its determination, made in consultation with its advisors, that Atlas’ previously disclosed $20.00 per share all-cash offer was insufficient and that the Special Committee would only consider a potential transaction if Atlas meaningfully increased its offer from $20.00 per share.
On September 29, 2021, representatives of BillerudKorsnäs delivered to Mr. Nebel a letter setting forth a preliminary, non-binding proposal to acquire the Company at a price of $24.00 per share in cash. BillerudKorsnäs indicated in the letter that its offer was subject to the completion of customary due diligence and the opportunity for representatives of BillerudKorsnäs to conduct site visits at key paper mills of the Company.
On September 30, 2021, the Special Committee met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance to review, among other things, the BillerudKorsnäs proposal and discuss potential next steps. The Special Committee determined that while the BillerudKorsnäs proposal undervalued the Company, Rothschild & Co should encourage BillerudKorsnäs to continue work to enable it to improve its offer. At the conclusion of the meeting, the Special Committee authorized the representatives of Rothschild & Co to inform BillerudKorsnäs of the Special Committee’s conclusion and for the Company’s management and Rothschild & Co to continue engaging with BillerudKorsnäs and encourage BillerudKorsnäs to progress quickly.
On October 1, 2021, representatives of Rothschild & Co and BofA Securities held a call. During the call, representatives of Rothschild & Co informed representatives of BofA Securities of the Special Committee’s determination, emphasized the importance of progressing expeditiously and requested that BillerudKorsnäs provide a detailed proposed due diligence workstream overview and timeline. Representatives of BofA Securities responded that it was critically important to BillerudKorsnäs for its representatives to conduct physical site visits at the Company’s paper mills.
On October 4, 2021, representatives of each of Rothschild & Co and BofA Securities held a follow up call to discuss process and next steps.
On October 5, 2021, representatives of BillerudKorsnäs called representatives of Rothschild & Co to indicate that in order for BillerudKorsnäs to consider submitting a revised proposal, it would require a letter from the Special Committee or the Company inviting BillerudKorsnäs to continue with its due diligence and conduct site visits.
Later on the same day, the Special Committee met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance to discuss next steps. At the meeting, representatives of Rothschild & Co recounted Rothschild & Co’s conversations with each of BofA Securities and BillerudKorsnäs.

At the conclusion of the meeting, the Special Committee authorized Mr. Nebel to deliver a letter to BillerudKorsnäs restating the Special Committee’s views on BillerudKorsnäs’ proposal and inviting BillerudKorsnäs to continue with its due diligence and conduct site visits.
On October 6, 2021, Mr. Nebel delivered a letter to BillerudKorsnäs indicating that (i) the Special Committee and the Company’s management had reviewed BillerudKorsnäs’ preliminary proposal, (ii) BillerudKorsnäs’ proposal undervalued the Company and (iii) the Special Committee and the Company would welcome BillerudKorsnäs to conduct site visits and continue with due diligence in order to enable BillerudKorsnäs to provide a more informed proposal.
On the same day, representatives of each of Atlas and Rothschild & Co had an update call. During the call, representatives of Atlas requested a subsequent call with members of Company management in order to determine whether it would submit a revised offer. After the call, representatives of Rothschild & Co updated the Special Committee and Company management.
On October 8, 2021, representatives of BillerudKorsnäs delivered to representatives of the Company a letter outlining additional due diligence requests and next steps.
On the same day, the Board of Directors met with members of the Company’s management in attendance. At the meeting, members of the Special Committee and members of Company management provided a high-level update on the interactions with Atlas and BillerudKorsnäs and their respective representatives to the Board of Directors.
On October 11, 2021, the Company began making available to representatives of BillerudKorsnäs and its advisors additional due diligence materials.
On October 12, 2021, as requested by Atlas during the October 6th call, members of management of the Company held a call with representatives of Atlas to provide Atlas with an update on the Company’s preliminary financial results for the quarter ended September 30, 2021 and near-term financial outlook.
On October 18, 2021, members of management of the Company held an update call with representatives of BillerudKorsnäs. During the call, representatives of BillerudKorsnäs informed management of the Company that the visa waiver applications required as a result of COVID-19 travel restrictions for representatives of BillerudKorsnäs to travel to the United States were denied, and that such representatives would travel to the United States when the then-current travel restrictions were to be lifted on November 8, 2021.
On October 20, 2021, the Special Committee met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. During the meeting, the Special Committee reviewed the Company’s preliminary third quarter results and expected fourth quarter results. Representatives of Rothschild & Co also provided an overview of recent interactions with Atlas and BillerudKorsnäs and their respective representatives, and noted that Atlas had reduced its due diligence efforts. The Special Committee and its advisors discussed whether Atlas, as a financial buyer, would be able to meaningfully increase its initial offer price following additional due diligence and considered whether BillerudKorsnäs, as a strategic buyer, may have more flexibility on valuation given the value of the Company to BillerudKorsnäs’ strategic initiatives. After discussion among the Special Committee and its advisors, the Special Committee directed management and the representatives of Rothschild & Co to request that BillerudKorsnäs provide a mark-up of a draft Merger Agreement (a draft of which would be provided to BillerudKorsnäs over the coming days) in connection with its revised proposal so that the Special Committee could consider BillerudKorsnäs’ revised proposal in its entirety.
On October 22, 2021 representatives of BillerudKorsnäs provided to representatives of Rothschild & Co a detailed itinerary for in-person mill visits scheduled for the week of November 8, 2021. On the same day, Company management provided representatives of BillerudKorsnäs with a video overview of the Company’s mills.
On October 25, 2021, members of Company management and representatives of BillerudKorsnäs held a call to discuss process, including logistics relating to the upcoming mill visits.
On November 1, 2021, the Special Committee held a meeting with members of management of the Company and representatives of Kirkland in attendance to review a summary of the key terms of a draft Merger Agreement prepared by Kirkland. At the conclusion of the meeting, the Special Committee authorized management of the Company and Kirkland to provide the draft Merger Agreement to BillerudKorsnäs.

On November 3 and 4, 2021, the Board of Directors met for its regularly scheduled board meetings with members of Company management and representatives of Kirkland in attendance for portions of such meetings. The discussions covered a wide range of topics and addressed, among other things, the Company’s results for the fiscal quarter ending September 30, 2021. During the meeting, the Special Committee and representatives of Kirkland provided an overview of Company management’s and the Special Committee’s advisors’ interactions with each of Atlas and BillerudKorsnäs. Following the meeting of the Board of Directors, the Special Committee met with representatives of Kirkland in attendance to continue the discussion from the board meeting and discussed next steps.
On November 5, 2021, representatives of Kirkland provided a draft Merger Agreement to representatives of BillerudKorsnäs and its advisors.
On November 8, 2021, COVID-19 pandemic travel restrictions limiting travel to the United States from certain countries, including Sweden, were lifted.
Between November 9 and November 17, 2021, representatives of BillerudKorsnäs and its advisors conducted in-person site visits at the Company’s mills.
On November 15, 2021, members of Company management and representatives of BillerudKorsnäs held a call to discuss process. Representatives of BillerudKorsnäs indicated that they hoped to be in a position for the CEOs of the two companies to meet in person in the first week of December.
Later on the same day, representatives of each of Rothschild & Co and BofA Securities held a call to discuss timeline and process.
On November 19, 2021, representatives of each of Kirkland and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal advisor to BillerudKorsnäs, held a call to discuss status and next steps. Later on the same day, representatives of Skadden shared with Kirkland an issues list relating to the Company’s draft of the Merger Agreement. The issues list provided by Skadden raised certain topics for discussion, including, among other things, (i) whether the Company would be prohibited from paying dividends during the period between execution of the Merger Agreement and closing of the Merger, (ii) the amount of the termination fees and expense reimbursements and the circumstances under which they would be paid and entitlement to expense reimbursements, (iii) the regulatory efforts that would be required from the Company and BillerudKorsnäs and (iv) the conditions to the closing of the Merger.
On November 21, 2021, the Special Committee met with members of Company management and representatives of each of Kirkland and Rothschild & Co in attendance. At the meeting, the Special Committee reviewed with its advisors the issues list provided by Skadden. After discussion, the Special Committee determined not to provide formal responses to the issues list until BillerudKorsnäs provided an updated view on value, but that Kirkland should continue engaging with Skadden to answer questions and encourage Skadden to submit a full markup of the draft Merger Agreement.
On November 23, 2021, representatives from each of Kirkland and Skadden held a call to discuss the Skadden issues list. During the call, representatives of Kirkland informed representatives of Skadden of the Special Committee’s determination that BillerudKorsnäs should submit a full mark-up of the draft Merger Agreement along with updated views on value so that the Special Committee could evaluate BillerudKorsnäs’ revised proposal in its entirety.
On December 1, 2021, representatives of BillerudKorsnäs sent members of Company management and representatives of Rothschild & Co a letter setting forth an updated non-binding proposal to acquire the Company at a price of $25.00 per share in cash, subject to completion of confirmatory due diligence, and a mark-up of the draft Merger Agreement. The mark-up of the draft Merger Agreement proposed, among other things, a “force-the-vote” provision, conditions to the Merger relating to the receipt of certain regulatory approvals, a “Company termination fee” equal to 4% of the equity value of the Company payable by the Company in the event the Merger Agreement was terminated under certain circumstances, and a provision requiring the Company to reimburse BillerudKorsnäs for its expenses in the event the Merger Agreement was terminated under certain other circumstances.
On the same day, at a meeting of the Board of Directors, members of the Special Committee provided the Board of Directors with a high level update regarding the process.

Later on the same day, the Special Committee met with members of management and representatives of each of Kirkland and Rothschild & Co attending to discuss the terms of the revised BillerudKorsnäs proposal and potential responses to BillerudKorsnäs. After discussion, the Special Committee instructed the representatives of Rothschild & Co to inform BillerudKorsnäs that it must increase its offer in order for negotiations to continue.
On December 2, 2021, representatives of Rothschild & Co informed representatives of BofA Securities and BillerudKorsnäs of the Special Committee’s determination.
On December 4, 2021, representatives of BillerudKorsnäs sent members of Company management and representatives of Rothschild & Co a letter setting forth a further revised non-binding proposal to acquire the Company for $26.50 per share in cash, subject to completion of confirmatory due diligence. In addition, BillerudKorsnäs requested that the Company enter into a 30-day exclusivity agreement and proposed in-person meetings with Mr. Nebel in New York on December 6 and 7. The letter also stated that BillerudKorsnäs was prepared to execute definitive documentation no later than December 17, 2021, and that if execution of definitive documentation was delayed significantly beyond December 17, 2021, BillerudKorsnäs may need to reevaluate its proposal in January 2022.
On the same day, representatives of BofA Securities informed representatives of Rothschild & Co of their view that BillerudKorsnäs was unlikely to increase its offer.
Later on the same day, the Special Committee met with members of Company management and representatives of each of Kirkland and Rothschild & Co in attendance to discuss the terms of BillerudKorsnäs’ further revised proposal and next steps. At the meeting, members of Company management also presented the Special Committee with an update on November financial results and an update to the Company’s 2021 financial performance and outlook. Following such presentation, the Special Committee directed members of Company management to update the August Forecasts to account for management’s latest expectations. Next, representatives of Rothschild & Co reviewed the further revised proposal from BillerudKorsnäs and reviewed with the Special Committee its updated preliminary financial analysis. After discussion among the Special Committee and its advisors, the Special Committee determined that BillerudKorsnäs’ further revised proposal justified Mr. Nebel meeting with representatives of BillerudKorsnäs in New York and the Company agreeing to a period of exclusivity, subject to confirmation that Atlas was not interested in making a revised offer.
On December 6, 2021, Mr. Nebel met with representatives of BillerudKorsnäs in New York to discuss differences in value. Over the course of these discussions, representatives of BillerudKorsnäs reaffirmed the $26.50 per share price and discussed with Mr. Nebel the potential of permitting the Company to declare a pre-closing special dividend of $0.50 per share.
On the same day and at the direction of the Special Committee, representatives of Rothschild & Co called representatives of Atlas to inquire whether Atlas was interested in making a revised offer for the Company. The Atlas representatives stated that Atlas was not interested in making a revised offer at that time.
Later on December 6, 2021, the Board of Directors met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. During the meeting, Mr. Nebel recounted to the Board of Directors his discussions with representatives of BillerudKorsnäs, and representatives of Rothschild & Co recounted their call with representatives of Atlas, and a discussion ensued relating to, among other things, the special dividend.
On the morning of December 7, 2021, Mr. Nebel met again with representatives of BillerudKorsnäs to discuss potential avenues to deliver additional value to stockholders of the Company, including by way of quarterly dividends and from the proceeds of certain asset dispositions.
On December 8, 2021, representatives of Skadden provided representatives of Kirkland a draft exclusivity agreement. Later on the same day, representatives of Kirkland provided representatives of Skadden with a revised draft of the exclusivity agreement. The exclusivity agreement was ultimately not executed.
On December 8, 2021, the Special Committee met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance, and members of the Company’s management and representatives of each of Rothschild & Co and Kirkland provided the Special Committee with an update on interactions with representatives of BillerudKorsnäs and its advisors.

On December 9, 2021, the Special Committee met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance, and representatives of Kirkland reviewed and discussed with the Special Committee key issues raised by Skadden’s mark-up of the Merger Agreement and proposed responses thereto.
On December 10, 2021, representatives of Kirkland provided representatives of Skadden with a revised draft Merger Agreement reflecting the direction of the Special Committee. The revised draft did not include a “force the vote” provision and proposed a “Company termination fee” of 3% of the equity value. In addition, the revised draft did not include a provision relating to reimbursement of BillerudKorsnäs’ expenses in the event the Merger Agreement was terminated under certain circumstances.
Between December 13 and December 19, 2021, members of Company management, with the assistance of Kirkland and Rothschild & Co, and representatives BillerudKorsnäs, with the assistance of Skadden and BofA Securities, negotiated the terms of the Merger Agreement and related documentation, and the Special Committee met daily to, among other things, receive updates from its advisors and members of Company management.Through these meetings, the Special Committee provided direction to management and the Special Committee’s advisors with respect to the remaining open points, including with respect to dividends.
On December 17, 2021, after discussion, members of Company management and representatives of BillerudKorsnäs agreed to a per share price of $27.00 in cash with a suspension of the ordinary course dividend for the quarter ended March 31, 2022, in lieu of the prior proposal of a per share price of $26.50 in cash and a $0.50 pre-closing special dividend.
On December 18, 2021, the Board of Directors met with members of Company management and representatives of each of Rothschild & Co and Kirkland in attendance. Representatives of Kirkland reviewed with the Board of Directors its fiduciaries duties in the context of a review of a potential sale transaction, and also reviewed with the Board of Directors the terms of the draft Merger Agreement. Next, the Special Committee reviewed the updated financial forecasts that had been prepared by the Company’s management (the “December Forecasts,” as described further in the section entitled “The Merger—Financial Forecasts” beginning on page 37). In the December Forecasts, Company management updated the August Forecasts to account for, among other things, latest expectations on product pricing and potential asset sales. Representatives of Rothschild & Co then reviewed for the Board of Directors Rothschild & Co’s revised preliminary financial analysis of the Merger Consideration contemplated by the Merger Agreement based on the December Forecasts. After discussion, the Special Committee agreed to fully evaluate and make its determination with respect to the proposed transaction the next day, once the terms of the Merger Agreement had been finalized.
On December 19, 2021, the Special Committee met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance. Representatives of Kirkland provided the Special Committee with an update on the final terms of the draft Merger Agreement. Representatives of Kirkland next reviewed with the Special Committee disclosures that had been previously provided by Rothschild & Co to the Special Committee in writing regarding Rothschild & Co’s material relationships with the Company, Parent, BillerudKorsnäs and BillerudKorsnäs’ respective affiliates during the prior two years. After reviewing the details of such disclosure, the Special Committee concluded that none of the information provided by Rothschild & Co presented a material conflict that would impact the ability of Rothschild & Co to act as a financial advisor to the Special Committee. Representatives of Rothschild & Co then rendered Rothschild & Co’s oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Rothschild & Co’s written opinion dated December 19, 2021) that, as of date of the opinion and on the basis of and subject to the qualiﬁcations, limitations and assumptions set forth in the written opinion, the Merger Consideration payable to holders of common stock (other than certain excluded shares) in the transaction pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following further discussion, the Special Committee determined that the terms of the Merger Agreement and the transaction are fair to and in the best interests of the Company and its stockholders and recommended that the Board of Directors (i) determine that it is in the best interests of the Company and the Company’s stockholders, and declare it is advisable, to enter into the Merger Agreement and consummate the transaction upon the terms and subject to the conditions set forth therein, (ii) approve the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the transaction upon the terms and subject to the conditions set forth therein, (iii) resolve to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL and (iv) direct that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof.
Immediately following the meeting of the Special Committee, the Board of Directors met with members of the Company’s management and representatives of each of Rothschild & Co and Kirkland in attendance. Ms. Taylor presented the Special Committee’s recommendation to the Board of Directors. Representatives of Kirkland provided the Board of Directors with an update on the final terms of the draft Merger Agreement. Representatives of Kirkland next reviewed with the Board of Directors the updated material relationships disclosure that had been previously provided by Rothschild & Co to the Board of Directors. Representatives of Rothschild & Co then repeated Rothschild & Co’s oral opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Rothschild & Co’s written opinion dated December 19, 2021) that, as of date of the opinion and on the basis of and subject to the qualiﬁcations, limitations and assumptions set forth in the written opinion, the Merger Consideration payable to holders of common stock (other than certain excluded shares) in the transaction pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. After discussion, the Board of Directors accepted the recommendation of the Special Committee and (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it is advisable, to enter into the Merger Agreement and consummate the transaction upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the transaction upon the terms and subject to the conditions set forth therein, (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof.
Later on the same day, the Company, Parent, Merger Sub and BillerudKorsnäs executed the Merger Agreement, and the Company issued a press release announcing the Merger and the execution of the Merger Agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
After careful consideration, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, has unanimously: (i) determined that it is in the best interests of the Company and the Company’s stockholders, and declared it is advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting (the “Company Board Recommendation”).
The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger
The Board of Directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement.
In evaluating the Merger Agreement and the Merger, the Special Committee and the Board of Directors consulted with the management of the Company, as well as representatives of Rothschild & Co and Kirkland. In the course of making the determination on behalf of the Company that the Merger is fair to and in the best interests of the Company and its stockholders, approving the Merger Agreement and the Merger and recommending that the holders of common stock vote in favor of adopting the Merger Agreement, the Special Committee and the Board of Directors considered numerous factors, including the following material factors and benefits of the Merger:
•
the review of the Company’s business, current and projected financial condition, current earnings and earnings prospects, including the potential for reduced demand for the Company’s products during a potential future economic recession;

•
the fact that the Merger Consideration represented a premium of approximately 57% to the closing price of the Company’s common stock on NYSE on July 9, 2021, the last trading day prior to public disclosure of Atlas’ proposal to acquire the Company, a premium of approximately 35% and 26% to the closing price of the Company’s common stock on NYSE on and the volume-weighted average price of the Company’s common stock for the last 30 trading days ending on December 17, 2021, respectively, the last trading day before the announcement that the Company, Parent, Merger Sub, and BillerudKorsnäs had entered into the Merger Agreement and a 35% increase from Atlas’ initial proposal of $20.00 per share;

•
the improvement in the per share price offered by BillerudKorsnäs, after negotiation with the Special Committee and its advisors and members of Company management, from $24.00 per share on September 29, 2021 to $25.00 per share on December 1, 2021, $26.50 per share on December 4, 2021, and then finally to $27.00 per share on December 6, 2021, which price the Special Committee believes was in the best interests of the Company and its stockholders and represented the highest per share consideration reasonably attainable at the time;

•
prior to the entry into the Merger Agreement, in considering the likelihood that any potential acquirors would engage in a transaction with the Company with a value and contractual terms and conditions superior to those contained in the Merger Agreement, the Special Committee and the Board of Directors considered the likelihood of other potential acquirers being interested in an acquisition. Such consideration included the fact that the Atlas offer was made public on July 12, 2021, the fact that the Company publicly disclosed on August 6, 2021 that the Board of Directors had formed a Special Committee to evaluate the Atlas offer and alternatives thereto, and the fact that the Company issued a press release on September 21, 2021 disclosing, among other things, that it was having discussions with Atlas regarding a potential transactions, which provided notice and an opportunity for other interested parties to express interest in an acquisition prior to the entry into the Merger Agreement, but no inquiries from any other parties relating to a potential acquisition of the Company were received. In addition, the Special Committee and the Board of Directors took into account the results of the process conducted by the Strategic Alternatives Committee in 2018 and 2019. The Special Committee and the Board of Directors’ view was informed further by input and perspective from Company management and the Special Committee’s advisors. Based on these factors, among others, the Special Committee and the Board of Directors concluded that no other actionable acquisition transaction was currently available to the Company as exploration of any other transaction was unlikely to result in the maximization of stockholder value;

•
based on the value, risk allocation, timing and other terms and conditions negotiated with BillerudKorsnäs, the Special Committee and the Board of Directors ultimately determined that the acquisition by BillerudKorsnäs is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent company;

•
the fact that the form of consideration payable to the Company’s stockholders is cash, which will provide the Company’s stockholders with certainty of value and immediate liquidity, while eliminating the market and long-term business risks of an acquisition related to the Company’s future prospects;

•
the fact that the Merger is not subject to a financing condition and that Parent has represented that it or Merger Sub will, as of the closing of the Merger, have available sufficient funds sufficient to pay the amounts required to be paid under the Merger Agreement;

•
the financial analysis and opinion, dated December 19, 2021, of Rothschild & Co provided to the Special Committee and the Board of Directors as to the fairness, from a financial point of view and as of such date, of the per share Merger Consideration to be received by holders of common stock (other than certain excluded shares) pursuant to the Merger Agreement, which opinion was on the basis of and subject to the qualiﬁcations, limitations and assumptions set forth therein as further described in the section entitled “The Merger—Opinion of Rothschild & Co US Inc.” beginning on page 39;

•
the Special Committee’s and the Board of Directors’ belief that, after extensive negotiations, the Company obtained the best terms and highest price that BillerudKorsnäs is willing to pay for the Company;

•
the fact that the Special Committee’s legal and financial advisors were involved throughout the process and negotiations and updated the Special Committee directly and regularly, which provided the Special Committee with additional perspectives on the negotiations;

•
the Special Committee’s and the Board of Directors’ review of the structure of the Merger and the financial and other terms of the Merger Agreement, including, among others, the following specific terms of the Merger Agreement:

•	the limited and otherwise customary conditions to the parties’ obligations to complete the Merger;
•	the scope of the representations, warranties and covenants being made by the Company and Parent;
•
the provisions allowing the Board of Directors, subject to certain conditions, to change its recommendation that stockholders adopt the Merger Agreement if an Intervening Event has occurred or a Superior Proposal is available, and, in certain circumstances relating to a Superior Proposal, and terminate the Merger Agreement prior to obtaining the Company Stockholder Approval, subject to Parent’s right to receive payment of the Company Termination Fee;

•
the provision requiring each party to use reasonable best efforts to obtain certain regulatory approvals and antitrust clearance, and, BillerudKorsnäs to take, in furtherance of the foregoing, all actions necessary to obtain such regulatory approvals and antitrust clearance, subject to certain limitations;

•
the end date for satisfying the conditions to the Merger and the assessment and views of the Company’s regulatory counsel of the likelihood of obtaining required regulatory approvals for a transaction with Parent prior to the end date;

•
the provision providing that if BillerudKorsnäs breaches its obligations under the Merger Agreement, the Company is entitled to specific performance to prevent breaches of the Merger Agreement, in addition to any other remedies to which the Company may be entitled; and

•
the other terms and conditions of the Merger Agreement, described in the section entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 33 of this proxy statement, which the Special Committee and the Board of Directors, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant

•
the availability of rights under the DGCL to all holders of common stock who comply with all of the required procedures for perfecting appraisal rights under the DGCL to demand appraisal and receive payment of the fair value of their shares of common stock as determined by the Delaware Court of Chancery. See the section entitled “The Merger—Appraisal Rights” beginning on page 56 for more information.

In reaching its determinations and recommendations described above, the Special Committee and the Board of Directors also considered the following potentially negative factors:
•
the fact that, if the Merger is consummated, stockholders of the Company will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or the surviving company in the Merger, or benefit from any potential synergies or potential future appreciation in the value of the shares of common stock, including any value that could be achieved if the Company engages in future strategic or other transactions;

•
the potential negative effect of the public announcement and pendency of the Merger on the Company’s business and operations, stock price, relationships with third parties and employees and ability to attract key management and other personnel while the Merger is pending, as well as the potential adverse effects on the financial results of the Company;

•	the covenant in the Merger Agreement prohibiting the Company from soliciting other potential acquisition proposals, and restricting its ability to entertain potential acquisition proposals;
•
the fact that the Company would be obligated to pay a termination fee of $24,690,000 under certain circumstances, including the potential impact of such termination fee on the willingness of other potential acquirers to propose alternative transactions, although the Special Committee and the Board of Directors believed the termination fee was reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire the Company following the announcement of the Merger;

•
the fact that under the terms of the Merger Agreement, the Company has agreed that it will carry on its business in the ordinary course consistent with past practice and, subject to specified exceptions, that the Company will not take a number of actions related to the conduct of its business without Parent’s prior written consent, and the possibility that these terms may limit the ability of the Company to pursue business opportunities that it would otherwise pursue;

•
the fact that Parent’s and Merger Sub’s obligation to consummate the Merger are subject to conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of the Company’s control, and the fact that, if the Merger is not consummated:

•
the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Merger;

•	the Company may have abandoned or delayed certain projects, business opportunities and divestitures;
•	the Company will have incurred significant transaction costs; and
•	the market’s perception of the Company’s prospects could be adversely affected;
•
the fact that if the Parent fails to complete the Merger as a result of a breach of the Merger Agreement, the Company may have limited remedies under certain circumstances, which remedies may be inadequate to compensate the Company for the damage caused, and, if available, any rights and remedies may be expensive and difficult to enforce through litigation, and the success of any action may be uncertain;

•	the fact that not all of the conditions to the completion of the Merger, including the receipt of necessary regulatory approvals, are within the parties’ control;
•	the fact that the receipt of the Merger Consideration will generally be a taxable transaction to stockholders of the Company for U.S. federal income tax purposes; and
•
the fact that certain of the Company’s executive officers and directors have financial interests in the Merger that may be different from or in addition to those of other stockholders, as more fully described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47.

The foregoing discussion of the factors considered by the Special Committee and the Board of Directors is not intended to be exhaustive, but rather includes the principal factors considered by the Special Committee and the Board of Directors. The Special Committee and the Board of Directors reached the conclusion to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of the Special Committee and the Board of Directors believed were appropriate. The Special Committee and the Board of Directors did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Special Committee and the Board of Directors viewed its positions and recommendation as being based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.
Financial Forecasts
The Company does not, as a matter of general practice, prepare or publicly disclose long-range financial forecasts due to the difficulty of predicting the Company’s results and the unpredictability of the underlying assumptions and estimates. However, in connection with the Special Committee’s review of the Atlas proposal and alternatives thereto, in August 2021, the Company, at the request of the Special Committee, provided the Board of Directors, the Special Committee and Rothschild & Co with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2021 through 2026 reflecting what the Company’s management believed was the best then-available estimates and judgments of Company management of the future financial performance of the Company for such periods. Projection assumptions included Company management’s expectations related to, among other things, (i) product pricing, volume and composition, (ii) cost inflation, (iii) planned mill maintenance outages, (iv) capital expenditures, (v) working capital, (vi) pension income and cash contributions, (vii) an assumed cyclical reduction in product pricing and volume in the middle of the projected period based on historical trends, industry forecasts and management’s judgement, (viii) potential asset sales and (ix) risks and costs associated with anticipated labor negotiations. This information was also provided to each of Atlas and BillerudKorsnäs in connection with their due diligence review of a possible transaction. In December 2021, the Company, at the request of the Special Committee, provided the Board of Directors, the Special Committee and Rothschild & Co with updated non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2021 through 2026. This updated prospective financial information was based on Company management’s updated best then-available estimates and judgements of the future financial performance of the Company for such periods, and incorporated updated expected results for the fiscal year ending 2021 and revised projection assumptions for the fiscal years ending 2022 through 2026 based, in part, on preliminary year-to-date results for the fiscal year ending 2021. These revised projection assumptions also included Company management’s latest expectations on, among other things, product pricing and potential asset sales. This updated prospective financial information from December 2021 was also provided to (i) Rothschild & Co for its use and reliance as the basis for the financial valuation analyses conducted by Rothschild & Co and opinion summarized below under the section of this proxy statement captioned “The Merger—Opinion of Rothschild & Co Inc.” (ii) the Special Committee, in its review of the Atlas proposal and alternatives thereto and making its recommendation to the Board of Directors to approve the Merger Agreement, and (iii) the Board of Directors in its review of, and in connection with approving, the Merger Agreement and the Merger.
A summary of the above mentioned prospective financial information from August 2021 and December 2021 (collectively, the “Financial Forecasts”) is disclosed below only to provide stockholders of the Company with access to certain prospective financial information concerning the Company that was made available to the Board of Directors, the Special Committee, Rothschild & Co, Atlas and BillerudKorsnäs, as applicable and as described above. The Financial Forecasts were not prepared with a view toward public disclosure, and readers of this proxy statement are cautioned not to place undue reliance on the Financial Forecasts included herein.
The Financial Forecasts included in this proxy statement are the responsibility of the Company’s management. The Financial Forecasts represent the Company’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues, adjusted EBITDA and cash flows, that the Company believed were reasonable at the time the Financial Forecasts were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Financial Forecasts is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Financial Forecasts reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Financial Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under the section of this proxy statement captioned “Forward-Looking Statements,” the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by the Company with the SEC, including the Company’s most recent filings on Forms 10-K and 10-Q. There can be no assurance that the Financial Forecasts would be realized or that actual results would not be significantly higher or lower than forecast. In particular, the Financial Forecasts, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain. Since the Financial Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year.
The Financial Forecasts include certain non-GAAP measures (including adjusted EBITDA, operating cash flow and total cash flow) because the Company believed such measures would be useful to the Special Committee and the Board of Directors in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with generally accepted accounting principles (”GAAP”), including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.
The Financial Forecasts were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Financial Forecasts are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Financial Forecasts.
The inclusion of the Financial Forecasts should not be regarded as an admission or representation that the Board of Directors, the Special Committee, the Company, the Company’s management, Rothschild & Co, any of their respective advisors or any other person considered, or now considers, the forecasts to be necessarily predictive of actual future events. The Company has made no representation to BillerudKorsnäs, Parent or Merger Sub in the Merger Agreement or otherwise or to Atlas concerning the Financial Forecasts. The Financial Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in this proxy statement and the Company’s public filings with the SEC.
No representation or warranty was made in the Merger Agreement concerning prospective financial information, including the Financial Forecasts. The Financial Forecasts should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in its public filings with the SEC.
The Financial Forecasts in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the Merger and the other transactions contemplated by the Merger Agreement. The Company does not intend to update or otherwise revise the Financial Forecasts to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (or failure of any future event to occur, including any failure of the Merger or the other transactions contemplated by the Merger Agreement to occur), even in the event that any or all of the assumptions underlying the Financial Forecasts are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Financial Forecasts, readers of this proxy statement are cautioned not to place undue reliance on the summary of the Financial Forecasts set forth below.

Preliminary Financial Forecasts (August 2021)
FY 2021 to FY 2026
($ in millions) (unaudited)	Fiscal Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E
Revenues	1,248	1,222	1,088	1,205	1,250	1,291
Adjusted EBITDA(1)	195	172	108	180	205	219
Operating Cash Flow(2)	129	38	1	62	88	86
Total Cash Flow(3)	12	135	(11)	50	76	74
(1)
“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization adjusted to eliminate the impact of certain items that Company management does not consider to be indicative of the Company’s ongoing performance.

(2)
“Operating Cash Flow” is defined as Adjusted EBITDA adjusted for working capital, capital expenditures, net pension income and cash contributions, net interest / taxes, cash used for restructuring activities and idled mill costs and strategic project costs.

(3)	“Total Cash Flow” is defined as Operating Cash Flow less cash used for share repurchases and dividends plus net proceeds from asset sales.
Final Financial Forecasts (December 2021)
FY 2021 to FY 2026
($ in millions) (unaudited)	Fiscal Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E	2026E
Revenues	1,290	1,205	1,139	1,260	1,303	1,348
Adjusted EBITDA(1)	225	187	119	193	215	231
Operating Cash Flow(2)	131	5	10	73	94	78
Total Cash Flow(3)	54	32	40	61	82	66
(1)
“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization adjusted to eliminate the impact of certain items that Company management does not consider to be indicative of the Company’s ongoing performance.

(2)
“Operating Cash Flow” is defined as Adjusted EBITDA adjusted for working capital, capital expenditures, net pension income and cash contributions, net interest / taxes, cash used for restructuring activities and idled mill costs and strategic project costs.

(3)	“Total Cash Flow” is defined as Operating Cash Flow less cash used for share repurchases and dividends plus net proceeds from asset sales.
Opinion of Rothschild & Co US Inc.
Rothschild & Co US Inc.
The Special Committee retained Rothschild & Co US Inc. (“Rothschild & Co”) as its financial advisor in connection with advising the Special Committee with respect to the potential sale, merger or other business/strategic combination involving Verso, including, without limitation, the transactions contemplated by the Merger Agreement. The Special Committee selected Rothschild & Co based on its qualifications, expertise and familiarity with Verso’s business and industry. As part of its investment banking business, Rothschild & Co regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other transactions.
On December 19, 2021, at a meeting of the Special Committee held to evaluate the proposed transaction contemplated by the Merger Agreement, Rothschild & Co delivered to the Special Committee its oral opinion, which was subsequently repeated to the Board of Directors as well and also confirmed by delivery of a written opinion dated December 19, 2021, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the Merger Consideration payable to the holders of shares of Verso’s common stock (other than Excluded Shares) in the transaction pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Rothschild & Co’s written opinion, dated December 19, 2021, to the Special Committee and the Board of Directors, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. The summary of Rothschild & Co’s opinion contained herein is qualified in its entirety by reference to the full text of such opinion.

Rothschild & Co’s Fairness Opinion
Rothschild & Co’s opinion was provided for the benefit of the Special Committee and the Board of Directors in connection with and for the purpose of their evaluation of the Merger. Rothschild & Co’s opinion should not be construed as creating any fiduciary duty on Rothschild & Co’s part to any party. Rothschild & Co’s opinion was limited to the fairness, from a financial point of view, to the holders of shares of Verso’s common stock (other than Excluded Shares) of the Merger Consideration payable to such holders in the Merger pursuant to the Merger Agreement, and Rothschild & Co was not asked to, nor did it, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth in its opinion, of the Merger, the Merger Agreement or any other agreement entered into in connection with the Merger. Rothschild & Co expressed no opinion as to the price at which shares of Verso’s common stock would trade at any future time. In addition, Rothschild & Co did not express any opinion as to Verso’s underlying business decision to engage in the Merger or the relative merits of the Merger as compared to any alternative transaction. Rothschild & Co was not requested to solicit, and did not solicit, interest from other parties with respect to the Merger. Rothschild & Co’s opinion did not constitute a recommendation to the Special Committee or the Board of Directors as to whether to approve the Merger or a recommendation as to how any holder of shares of Verso’s common stock should vote or otherwise act with respect to the Merger or any other matter. In addition, Rothschild & Co was not asked by the Special Committee to address, nor did Rothschild & Co’s opinion address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than holders of shares of Verso’s common stock and then only to the extent expressly set forth in Rothschild & Co’s opinion) or creditors or other constituencies of Verso or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Verso, Parent, BillerudKorsnäs, or any class of such persons, whether relative to the Merger Consideration pursuant to the Merger Agreement or otherwise.
In connection with its opinion, Rothschild & Co, among other things:
•	reviewed a draft of the Merger Agreement, dated December 19, 2021;
•
reviewed certain publicly available business and financial information that Rothschild & Co deemed to be generally relevant concerning Verso and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the shares of Verso’s common stock;

•
compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies Rothschild & Co deemed generally relevant and the consideration received in such transactions;

•
compared the financial and operating performance of Verso with publicly available information concerning certain other public companies Rothschild & Co deemed generally relevant, including data relating to public market trading levels and implied trading multiples;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Verso, including the December Forecasts relating to Verso prepared by the management of Verso; and

•	performed such other financial studies and analyses and considered such other information as Rothschild & Co deemed appropriate for the purposes of this opinion.
In addition, Rothschild & Co held discussions with certain members of the management of Verso regarding the Merger, the past and current business operations and financial condition and prospects of Verso, the December Forecasts and certain other matters Rothschild & Co believed necessary or appropriate to its inquiry.
In arriving at its opinion, with the Special Committee’s consent, Rothschild & Co relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to Rothschild & Co by Verso and its associates, affiliates and advisors, or otherwise reviewed by or for it, and Rothschild & Co did not assume any responsibility or liability therefor. Rothschild & Co did not conduct any valuation or appraisal of any assets or liabilities of Verso (including, without limitation, real property owned by Verso or to which Verso holds a leasehold interest), nor were any such valuations or appraisals provided to Rothschild & Co, and Rothschild & Co did not express any opinion as to the value of such assets or liabilities. Rothschild & Co did not evaluate the solvency or fair value of Verso, Parent, or BillerudKorsnäs, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, Rothschild & Co did not assume any obligation to conduct any physical inspection of the properties or the facilities of Verso, Parent, or BillerudKorsnäs. At the direction of the management of Verso, Rothschild & Co used and relied upon the December Forecasts for purposes of its opinion. In relying on the December Forecasts, Rothschild & Co assumed, at the direction of Verso, that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Verso’s management as to the expected future results of operations and financial condition of Verso. Rothschild & Co did not express any view as to the reasonableness of the December Forecasts and the assumptions on which they are based.
For purposes of rendering its opinion, Rothschild & Co assumed that the transactions contemplated by the Merger Agreement would be consummated as contemplated in the Merger Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties would comply with all material terms of the Merger Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger, no material delays, limitations, conditions or restrictions would be imposed. For purposes of rendering its opinion, Rothschild & Co assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Verso since the date of the most recent financial statements and other information, financial or otherwise, relating to Verso made available to Rothschild & Co, and that there was no information or any facts that would make any of the information reviewed by Rothschild & Co incomplete or misleading. Rothschild & Co did not express any opinion as to any tax or other consequences that may result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters. Rothschild & Co relied as to all legal, tax and regulatory matters relevant to rendering its opinion upon the assessments made by Verso and its other advisors with respect to such issues. In arriving at its opinion, Rothschild & Co did not take into account any litigation, regulatory or other proceeding that was pending or may be brought against Verso or any of its affiliates. In addition, Rothschild & Co relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any material respect from the draft of the Merger Agreement reviewed by it. Rothschild & Co’s opinion was necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they existed and could be evaluated on, and the information made available to Rothschild & Co as of, the date of the opinion and the conditions and prospects, financial and otherwise, of Verso as they were reflected in the information provided to Rothschild & Co and as they were represented to Rothschild & Co in discussions with the management of Verso. Although subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion.
Summary of Rothschild & Co’s Financial Analyses
The following represents a summary of the material financial analyses performed by Rothschild & Co, each of which is a standard valuation methodology customarily undertaken in transactions of this type, in connection with providing its opinion, dated December 19, 2021, to the Special Committee and the Board of Directors. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild & Co. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. No one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild & Co. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild & Co was based on all analyses and factors taken as a whole and also on application of Rothschild & Co’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Some of the summaries of financial analyses performed by Rothschild & Co include information presented in tabular format. In order to fully understand the financial analyses performed by Rothschild & Co, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Rothschild & Co. The order of analyses described below does not represent the relative importance or weight given to the analysis by Rothschild & Co.
As used in this section, (a) all references to “fully diluted” shares and phrases of similar import, when used in relation to Verso, mean the number of fully diluted outstanding common shares (including all time-based restricted stock units, performance stock units, and warrants, calculated on a treasury stock method basis) based on the most recently available information as of December 17, 2021, as provided by the management of Verso to Rothschild & Co and (b) the “EV” of a company as of any given time refers to the enterprise value of such company at such time.
Selected Public Company Analysis
Rothschild & Co performed a selected public companies analysis in order to derive an implied per share equity value reference range for Verso from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to Verso, based on its professional judgment and experience, because they are (i) publicly traded printing & writing companies having paper revenue of roughly $1 billion or greater and having a significant presence in the North American market, (ii) publicly traded pulp producers having annual production capacity in excess of 1 million tonnes and having a significant presence in the North American market, or (iii) publicly traded companies having a focus on paper products similar to Verso’s specialty paper segment, that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of Verso. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to Verso. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included the following companies, which Rothschild & Co refers to, collectively, as the selected public companies:
Printing & Writing Companies:
•	Sappi Limited
•	Resolute Forest Products Inc.
•	Sylvamo Corporation
Pulp Producers:
•	Canfor Pulp Products Inc.
•	Suzano S.A.
•	Mercer International Inc.
Specialty Paper Companies:
•	Clearwater Paper Corporation
•	Neenah, Inc.
For purposes of its analysis of the selected public companies, Rothschild & Co (i) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies and Verso as of December 17, 2021, public filings made by such selected public companies and Verso for certain historical financial information and data for such selected public companies and Verso that Rothschild & Co obtained from broker research and, where applicable, adjusted to account for certain events such as acquisitions and divestitures, and (ii) calculated the EV of Verso and each of the selected public companies as a multiple of the estimated adjusted earnings before interest, taxes, depreciation, and amortization (“Adj. EBITDA”) less stock based compensation and one-time settlements plus pension expense (income) less pension service cost (“Adj. EBITDAP”) ending December 31, 2022, and December 31, 2023, which multiple Rothschild & Co refers to as “EV/Adj. EBITDAP.” EV was calculated as fully diluted equity market value based on per share stock prices plus, with respect to Verso and each of the selected public companies, Verso’s and such company’s most recently disclosed net debt, net tax-effected pension benefit obligation, other post-employment benefit obligation or similar liability, and other adjustments, less the present value of tax assets and in the case of Verso less the present value of prospective asset sales as provided and approved for Rothschild & Co’s use by the management of Verso.

The results of Rothschild & Co’s review of the EV/Adj. EBITDAP multiples are summarized in the chart below:
EV/Adj. EBITDAP
	2022E	2023E
Verso – Consensus	3.2x	n.a.
Printing & Writing Companies
Mean	4.7x	6.0x
Median	4.6x	5.5x
Pulp Producers
Mean	4.8x	5.2x
Median	4.7x	4.9x
Specialty Paper Companies
Mean	7.7x	6.5x
Median	7.7x	6.5x
Based on the EV/2022E Adj. EBITDAP and EV/2023E Adj. EBITDAP multiples calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/Adj. EBITDAP of 3.5x to 5.5x and 5.0x to 6.5x to the estimated pro forma Adj. EBITDAP of Verso for 2022E and 2023E, respectively, each as provided in the December Forecasts, to reach a range of implied EVs for Verso for fiscal years 2022 and 2023. Pro forma Adj. EBITDAP removes the EBITDA associated with contemplated divestitures in the forecast period as approved for Rothschild & Co’s use by the management of Verso (“pro forma Adj. EBITDAP”). To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs the amount of net tax-effected pension liability and net debt and added the present value of deferred tax assets and prospective asset sales of Verso as of September 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Verso. Rothschild & Co then divided such implied equity values by the number of fully diluted shares of Verso’s common stock, as provided and approved for Rothschild & Co’s use by the management of Verso, to reach the following reference ranges of implied value per share of Verso’s common stock, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Value Reference Range Per Share of Verso’s common stock			Merger Consideration
2022E EV/Adj. EBITDAP	$19.50	$29.25	$27.00
2023E EV/Adj. EBITDAP	$15.75	$20.00

Selected Precedent Transactions Analysis
Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied per share equity value reference range for Verso from transaction enterprise value (“TV”) multiples in merger or acquisition transactions involving other companies that occurred since 2012 and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Using publicly available information, Rothschild & Co analyzed the TV multiples in the ten (10) selected transactions listed in the table below involving target companies that producer fiber-based products that generally reflected similar characteristics to Verso’s business operations.
Date Announced	Target	Acquirer
July 2021	Reno De Medici S.p.A.	Affiliates of Apollo Global Management, Inc.
May 2021	Domtar Corporation	The Paper Excellence Group
February 2021	International Paper Company - Kwidzyn Pulp Mill	Mayr-Melnhof Karton AG
September 2020	Ahlstrom-Munksjö Oyj	Affiliates of Bain Capital Private Equity
November 2019	Verso Corporation - Androscoggin & Stevens Point Mills	Pixelle Specialty Solutions LLC
August 2018	P. H. Glatfelter Company - Specialty Paper Business	Pixelle Specialty Solutions LLC
May 2016	Weyerhauser Company - Pulp Business	International Paper Company
January 2014	NewPage Holdings Inc.	Verso Corporation
September 2013	Boise Inc.	Packaging Corporation of America
June 2012	Korsnäs AB	Billerud AB
Summary Adj. EBITDAP Precedent Transaction Statistics
	TV / LTM Adj. EBITDAP	TV / 5 Year High Adj. EBITDAP
Low	6.3x	3.4x
Median	7.3x	4.8x
Mean	7.9x	5.2x
High	10.3x	8.2x
Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to Verso and the Merger Agreement. No company, business or transaction used in this analysis is identical or directly comparable to Verso or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Verso or the Merger was compared.
For purposes of this analysis, Rothschild & Co calculated the TV as a multiple of the Adj. EBITDAP of the target company during the 12-month quarterly period (“LTM”) completed closest to the date of announcement of the transaction for which such information was publicly available (“TV/LTM Adj. EBITDAP”). Rothschild & Co also calculated the transaction value as a multiple of the highest annual adjusted EBITDAP of the target company during the 5-year period ending closest to the date of announcement of the transaction for which such information was publicly available (“TV/5 Year High Adj. EBITDAP”).
Based on the Summary Adj. EBITDAP Precedent Transaction Statistics calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of 5.0x to 7.0x to the LTM pro forma Adj. EBITDAP of Verso for the period ended September 21, 2021, as provided in the December Forecasts to reach a range of implied EVs for Verso. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs the amount of net tax-effected pension liability and net debt and added the present value of deferred tax assets and prospective asset sales of Verso as of September 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Verso. Rothschild & Co then divided such implied equity values by the number of fully diluted shares of Verso’s common stock, as provided and approved for Rothschild & Co’s use by the management of Verso, to reach the following reference range of implied value per share of Verso’s common stock, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Value Reference Range Per Share of Verso’s Common Stock			Merger Consideration
LTM Adj. EBITDAP	$21.75	$29.25	$27.00
Discounted Cash Flow Analysis
Rothschild & Co performed a discounted cash flow (“DCF”) analysis for Verso in order to derive an implied per share equity value reference range for Verso if it were to remain an independent public company, and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. In this analysis, Rothschild & Co calculated a range of implied EVs by adding (i) the estimated unlevered, after-tax free cash flows, including pension cash contributions, that Verso was forecasted to generate for the three months ended December 31, 2021 through the end of fiscal year 2026 based on the December Forecasts provided by the management of Verso, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital (“WACC”) for Verso to (ii) the terminal value of Verso, after the application of a range of illustrative discount rates based on the estimated WACC for Verso. Rothschild & Co estimated the terminal value of Verso by applying an illustrative range of growth rates in perpetuity of negative two and three-quarters percent (-2.75%) to negative three-quarters percent (-0.75%), which Rothschild & Co selected using its experience and professional judgment, to the estimated unlevered after-tax free cash flows for the terminal period.
Estimated unlevered, after-tax free cash flows for the terminal period were based on the December Forecasts provided by the management of Verso, and calculated as net operating profit after taxes, plus depreciation and amortization, less increases in net working capital, less capital expenditures, less pension income, less other accounting adjustments. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of twelve and one-quarter percent (12.25%) to fifteen and one-quarter percent (15.25%) based on an estimated WACC, which Rothschild & Co calculated using the traditional capital asset pricing model.
Rothschild & Co calculated a range of implied equity values for Verso by subtracting from the range of implied EVs the amount of Verso’s net debt as of September 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Verso. Rothschild & Co then divided the ranges of implied equity values for Verso by the number of fully diluted outstanding shares of Verso’s common stock, as provided and approved for Rothschild & Co’s use by the management of Verso. These analyses indicated the following reference ranges of implied value per share of Verso’s common stock, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Value Reference Range Per Share of Verso’s Common Stock			Merger Consideration
DCF Analysis	$21.00	$25.75	$27.00
Other Factors
In rendering its opinion, for illustrative purposes only and not relied upon in reaching its conclusion, Rothschild & Co also reviewed and considered other factors, including:
•
historical closing prices of shares of Verso’s common stock, noting, as a reference point, that the closing price of shares of Verso’s common stock ranged from $11.25 to $24.70 in the fifty two- (52) week period preceding December 17, 2021, the last trading day prior to public announcement of the transaction;

•
select analysts’ target share prices of Verso’s common stock at (a) $23.50 per share by B. Riley Financial, Inc. as of November 8, 2021 and (b) $35.00 per share by BWS Financial Inc. equity research as of December 14, 2021;

•	a range of implied present values of the future price per share of Verso’s common stock, which was calculated by:

•
deriving a range of illustrative prices per share of Verso’s common stock by (a) applying the one-year forward EBITDAP multiples ranging from 3.5x to 5.5x to estimated 2026E pro forma Adj. EBITDAP, as provided in the December Forecasts (b) subtracting the estimated net tax effected pension liability and net debt as of 2025E as provided in the December Forecasts, and (c) dividing by the number of fully diluted shares of common stock of Verso outstanding, as provided by the management of Verso and approved for Rothschild & Co’s use;

•
discounting the range of illustrative future prices per share of Verso’s common stock at 2025E back to September 30, 2021 using a discount rate of Verso’s estimated cost of equity calculated using the traditional capital asset pricing model;

which resulted in an illustrative range of implied present values, rounded to the nearest $0.25, of $20.75 to $27.50 per share of Verso’s common stock;
•	illustrative leveraged buyout analysis, with the following assumptions:
•	a transaction date of September 30, 2021;
•	an investment horizon ending December 31, 2026;
•	a range of annualized internal rates of return of 17.5% to 22.5% with pro forma Adj. EBITDAP exit multiples of 3.5x to 4.5x;
•	$100 million of acquisition debt financing implying total leverage of approximately 0.8x LTM Sep 21 pro forma Adj. EBITDAP and $166 million of cash on hand;
which resulted in a range of implied equity value, rounded to the nearest $0.25, of $19.00 to $24.25 per share of Verso’s common stock.
The valuation and financial analyses set out above are not a comprehensive description of all analyses and examinations actually conducted by Rothschild & Co in connection with its opinion and are qualified in their entirety by reference to the full text of the written opinion of Rothschild & Co attached herein as Annex B.
Miscellaneous
The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant valuation and financial analyses and the application of those methods to the particular circumstances involved, and therefore a fairness opinion necessarily is not susceptible to partial analysis or summary description. Rothschild & Co believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all of the described analyses and factors, would create an incomplete view of the process underlying Rothschild & Co’s analyses and opinion. In arriving at its fairness determination, Rothschild & Co considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Rothschild & Co made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above as a comparison is directly comparable to Verso or the Merger.
In performing its analyses, Rothschild & Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Verso. Rothschild & Co’s analyses were based in part on the December Forecasts and other third party research analyst estimates, which are not necessarily indicative of actual values or actual future results and which may be significantly more or less favorable than those suggested by Rothschild & Co’s analyses. These analyses were prepared solely as part of the analysis performed by Rothschild & Co with respect to the fairness, from a financial point of view, to the holders of shares of Verso’s common stock (other than Excluded Shares) of the Merger Consideration payable to such holders in the Merger pursuant to the Merger Agreement, and were provided to the Special Committee and the Board of Directors in connection with the delivery of Rothschild & Co’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.
As described above, Rothschild & Co’s opinion, together with the financial analyses performed by Rothschild & Co in connection with its opinion and reviewed by the Special Committee and the Board of Directors, were among the many factors that the Special Committee and the Board of Directors took into consideration in making the recommendation of the Board of Directors described in “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” on page 33 of this Proxy Statement. Rothschild & Co was not requested to, and did not, recommend any specific amount of consideration to the Special Committee or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration in the Merger. The amount and type of consideration payable in the Merger was determined through arm’s-length negotiations between Verso and Parent and BillerudKorsnäs. Consequently, Rothschild & Co’s opinion should not be viewed as determinative of the views of the Special Committee, the Board of Directors or the management of Verso with respect to the Merger Consideration or the Merger, including whether the Special Committee or the Board of Directors would have been willing to determine that a different Merger Consideration was fair.
Rothschild & Co is acting as financial advisor to the Special Committee with respect to the Merger and will receive an aggregate fee, calculated as of the date hereof, of approximately $15.5 million from Verso for its services, $1.0 million of which was paid as a monthly advisory fee based on a $250,000 per month advisory fee that was capped at $1.0 million, $3.0 million of which became payable upon delivery of Rothschild & Co’s opinion and $11.5 million of which is contingent upon the consummation of the Merger. The Special Committee has also agreed to reimburse Rothschild & Co for certain expenses and to indemnify Rothschild & Co against certain liabilities arising out of its engagement.
During the two-year period ending on December 19, 2021, a foreign investment banking affiliate of Rothschild & Co provided certain financial advisory services to a shareholder of BillerudKorsnäs unrelated to the Merger, for which Rothschild & Co’s affiliate received fees for its services in the range of approximately $3.0 million to $4.0 million (excluding expense reimbursement and converted to U.S. dollars, where applicable, based on current exchange rates). Rothschild & Co and its affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, Rothschild & Co’s affiliates may trade in the securities of Verso, Parent, BillerudKorsnäs and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. Rothschild & Co or its affiliates may in the future provide financial services to Verso, Parent, BillerudKorsnäs and/or their respective affiliates in the ordinary course of their businesses from time to time and may receive fees for the rendering of such services. Rothschild & Co’s opinion was given and speaks only as of its date. Subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, and Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion. Rothschild & Co’s opinion was approved by the Global Advisory Commitment Committee of Rothschild & Co.
Interests of the Company’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders. These interests are described in more detail and, where applicable, are quantified in the narrative below.
Treatment of Company Equity Awards
As described further in the section entitled “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Company Equity Awards” beginning on page 67, the Merger Agreement provides that, at the Effective Time:
•
each Company RSU outstanding as of the date of the Merger Agreement (the “Agreement Date”) and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to the RSU Consideration; and

•
each Company PSU outstanding as of the Agreement Date and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to the PSU Consideration.

As promptly as reasonably practicable, but in any event no later than ten business days after the date on which the Merger closes, the RSU Consideration will be paid to the holders of such Company RSUs through the Company’s payroll system. The Merger Agreement provides that Parent will cause the Company to pay the PSU Consideration as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day. However, in the event that the holder’s employment is terminated prior to the last day of the performance period without “cause” or due to the holder’s death or “disability” or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for “good reason,” the PSU Consideration payable with respect to the Company PSU will be payable on the last day of the applicable performance period notwithstanding such earlier termination.
Following the Agreement Date and prior to the Effective Time, the Company is permitted to grant ordinary course annual equity awards to employees on terms substantially consistent with prior practice and subject to certain limits. At the Effective Time, any equity award granted following the Agreement Date and outstanding as of immediately prior to the Effective Time will be converted into a cash-based award in an amount equal to one-third of the product of (i) the Per Share Price, multiplied by (ii) the number of shares of common stock that would have been issuable under the Company RSU or Company PSU in respect of which the cash-based award is issued (and, in the case of a Company PSU, with performance criteria deemed achieved at the target level of performance), and including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU or Company PSU (the “Converted Cash-Based Award”), with such Converted Cash-Based Award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date. However, in the event that the holder’s employment is terminated without “cause,” due to the holder’s death or “disability” or, to the extent set forth in the applicable award agreement, due to the holder’s resignation for “good reason,” in each case, prior to December 31, 2022, the Converted Cash-Based Award will continue to be payable on the last day of the applicable performance period notwithstanding such earlier termination.
For an estimate of the amounts that would be payable to each of the Company’s named executive officers in settlement of their unvested Company equity awards, see the section entitled “The Merger—Golden Parachute Compensation” beginning on page 53. The estimated amount that would be payable to the Company’s one executive officer who is not a named executive officer, in settlement of such executives officer’s unvested Company equity awards that are outstanding as of the date of this proxy statement, assuming the Merger were to be completed on March 15, 2022, is $732,078. The estimated aggregate amount that would be payable to Company’s four non-employee directors in settlement of their unvested Company equity awards that are outstanding as of the date of this proxy statement, assuming the Merger were to be completed on March 15, 2022 is $645,732. The amounts in this paragraph were determined using the Per Share Price of $27.00. These amounts do not include any amounts payable in respect of any future equity award grants (including any equity awards that may be granted in respect of fiscal year 2022), issuances or forfeitures that may be made or occur, or any dividends or dividend equivalents that may be accrued, after the date of this proxy statement and prior to the completion of the Merger, and do not reflect any Company equity awards that have vested or are expected to vest in accordance with their terms prior to March 15, 2022. For a description of certain Company equity awards that were accelerated into December 2021 as part of certain actions to mitigate the potential impact of Sections 280G and 4999 on the Company and certain executive officers, see the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Other Compensation Matters” beginning on page 51.

Severance Agreements
Each of the Company’s current executive officers (including the named executive officers) is party to a severance agreement with the Company (each, a “Severance Agreement”) that provides for certain severance entitlements. The terms of the Severance Agreements are substantially similar (other than as noted below), and each provides that if the executive officer’s employment with the Company is terminated by the Company without “cause” or by the executive officer for “good reason” (as such terms are defined in the Severance Agreements), in each case, in connection with or within 12 months following a “change in control” (as such term is defined in the Severance Agreements, which will occur upon the Merger), then subject to the executive officer’s execution and non-revocation of a release of claims in favor of the Company and the named executive officer’s continued compliance with the restrictive covenants described below through the date the severance payment is made, the executive officer will be entitled to the following severance benefits:
•
a lump sum cash payment in an amount equal to the product of (i) the sum of the executive officer’s annual base salary and target annual bonus, multiplied by (ii) 2 for Mr. Nebel and 1.5 for each of the other executive officers, to be paid within 60 days following executive’s separation from service;

•	a pro-rata annual bonus for the year of termination, to be paid at the time the Company pays its annual bonuses generally for that year;
•	outplacement services for up to 18 months for Mr. Nebel and 12 months for each of the other executive officers; and
•
reimbursement of COBRA premiums to continue medical and dental insurance for the executive and his eligible dependents for up to 24 months for Mr. Nebel and 18 months for each of the other executive officers.

Each current executive officer is party to a restrictive covenant agreement with the Company which includes a perpetual confidentiality provision, as well as post-termination non-competition and non-solicitation clauses that apply for 18 months post-termination in the case of Messrs. Nebel and Dyer and 12 months post-termination in the case of each of the other executive officers.
The Severance Agreements contain a “best net” cutback provision, under which payments due to an executive officer pursuant to the Severance Agreement or any other arrangement will be reduced by the minimum amount necessary such that no portion of such payments will be subject to the excise tax under Section 4999 of the Code, but only if the resulting after-tax payment to the executive officer is greater than the after-tax payment the executive officer would have received if no such reduction had been made (taking into account, for the avoidance, of doubt, the excise tax imposed under Section 4999 of the Code).
For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers under the Severance Agreements upon a qualifying termination in connection with the Merger, see the section entitled “The Merger—Golden Parachute Compensation” beginning on page 53. The estimated payments and benefits that would be payable under the Severance Agreement with the one executive officer who is not a named executive officer, assuming the Merger were to be completed and such executive officer was to experience a qualifying termination on March 15, 2022, are $1,037,324, based on the base salary, target bonus amount and health and benefits rates in effect as of the date of this proxy statement.
Good Reason Amendments
Pursuant to the Merger Agreement, the Company may amend the existing Severance Agreements with (i) Mr. Haas and certain other executive officers to provide that the deadline for asserting “good reason” under such Severance Agreements will be extended such that, to the extent the occurrence of the closing of the Merger alone is asserted as the event constituting “good reason,” the executive officer will have 180 days from the Effective Time to claim “good reason” on the basis of the occurrence of the closing of the Merger, and (ii) Messrs. Nebel, Cullen, Haas and Dyer and one other executive officer who is not a named executive officer to provide that the deadline for asserting “good reason” under such Severance Agreements will be extended such that, to the extent there is an event or circumstance that occurs following the closing of the Merger that is asserted to constitute the basis for a “good reason” claim, the executive officer will have 180 days from the occurrence of the event or circumstance claimed to constitute “good reason” in which to raise such claim (but not later than the later of (a) 30 days following the occurrence of the event or circumstance and (b) December 31, 2022). Additionally, the Company may amend (in a manner compliant with Code Section 409A) the “good reason” definition contained in the existing Severance Agreements with certain executive officers, including each of Messrs. Nebel, Cullen and Dyer and one other executive officer who is not a named executive officer, to provide both that (1) “good reason” based upon a claim that there has been a material demotion with respect to the executive officer’s job duties and responsibilities solely as a result of the transactions contemplated by the Merger Agreement may not be asserted until December 31, 2022, and (2) in the event that any such executive officer asserts “good reason” on that basis on December 31, 2022 or within the 30 day period following such date, the Company shall conclusively be deemed to have acknowledged the existence of “good reason” and shall have no cure opportunity with respect thereto. For the avoidance of doubt, the foregoing amendment will not have any impact on the executive officer’s ability to claim “good reason” due to any other circumstance or event. Any such amendments would be subject to consultation with Parent in good faith prior to execution. As of the date of this proxy statement, no such amendments to existing Severance Agreements have been adopted.
Annual Incentive Payments
With respect to the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, Parent will, or will cause the Surviving Corporation to, pay to each employee of the Company or any of its subsidiaries who continues to be an employee of BillerudKorsnäs or one of its subsidiaries (including the Surviving Corporation) immediately following the Effective Time (each, a “Continuing Employee”) and who remains employed through the end of such fiscal year, at the same time or times that BillerudKorsnäs, Parent or the Surviving Corporation pay annual bonuses, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined in good faith by the Board of Directors or a committee thereof, after giving appropriate effect to the Merger and actions taken by Parent in connection therewith that affect the Surviving Corporation and its subsidiaries). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Company plan (or to the extent that the payment described below would result in the duplication of benefits), if a Continuing Employee experiences a qualifying termination of employment after the Effective Time but prior to the end of the fiscal year in which the Effective Time occurs, Parent will, or will cause the Surviving Corporation to, pay to such Continuing Employee, no later than ten days following the date of such qualifying termination, a prorated portion of the target Annual Bonus applicable to such Continuing Employee, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, BillerudKorsnäs or Parent or the Surviving Corporation, as applicable, or any of their respective affiliates.
Nonqualified Deferred Compensation Plan
Pursuant to the Company’s deferred compensation plan, employee deferrals, as well as the Company matching contributions, are immediately and fully vested. The Company’s deferred compensation plan provides that any unpaid portion of a participant’s account balance will be distributed in a single lump sum upon a change in control, including the Merger. Messrs. Nebel, Cullen, Haas, Dyer, Campbell and Archambeau participate in the deferred compensation plan.
Non-Employee Director Compensation
In accordance with the Merger Agreement, the Company may, prior to the Merger, pay or grant, as applicable, to any member of the Board of Directors his or her cash and equity retainer in the ordinary course of business.
Directors’ Deferred Stock Units
Certain Company RSU awards granted to members of the Board of Directors provide for settlement of the vested portion of such Company RSUs upon or promptly after the first to occur of (i) the date on which the grantee ceases to provide services to the Company or (ii) the date on which a change in control (including the Merger) occurs. For an estimate of the amount that would be payable to Mr. Nebel in settlement of his deferred Company RSUs, see the section entitled “The Merger—Golden Parachute Compensation” beginning on page 53. The estimated aggregate amount that would be payable to the Company’s four non-employee directors in settlement of their deferred Company RSUs outstanding as of January 10, 2022, assuming the Merger were to be completed on March 15, 2022, is $967,302. The amounts in this paragraph were determined using the Per Share Price of $27.00.

Other Compensation Matters
The Company may, with the consent of Parent (not to be unreasonably delayed or withheld), implement strategies to mitigate any issues resulting from application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code. Such strategies may not include providing “gross-up” payments with respect to any applicable excise taxes.
To mitigate the potential impact of Section 280G on the Company and its executive officers (including the named executive officers), on December 19, 2021, in accordance with the terms of the Merger Agreement, the Board of Directors, pursuant to the recommendation of the compensation committee of the Board of Directors, approved the following actions with respect to certain employees, including certain of the Company’s executive officers: (1) payment in December 2021 of estimated payments due under the 2021 Verso Incentive Plan with respect to the 2021 performance year (the “2021 VIP Payments”), including to Randy J. Nebel ($1,404,000) (50% of which was paid in stock, with the number of shares issued to Mr. Nebel determined after applicable tax withholding), Brian Cullen ($293,139), Aaron D. Haas ($405,734), Terrance M. Dyer ($88,776), Allen Campbell ($352,967), Matthew Archambeau ($116,564) and one other executive officer who is not a named executive officer in the amount of $340,200, in each case, subject to recoupment or clawback (in whole or in part) to the extent either (a) the actual final results and the Company’s audited financial statements for the year result in a 2021 VIP Payment that is less than the participant’s estimated 2021 VIP Payment; or (b) any such individual experiences a termination of employment prior to the time when 2021 VIP Payments would typically be made, unless such individual would otherwise be entitled to receive such bonus or a prorated bonus payment pursuant to any applicable severance agreement or policy currently in effect; and (2) acceleration of the vesting of certain outstanding Company RSUs scheduled to vest on or before March 31, 2022 (the “Q1 2022 Vesting RSUs”), so that such Q1 2022 Vestings RSUs vested in December 2021, including for Messrs. Nebel (in the amount of 26,392 Company RSUs), Haas (in the amount of 9,947 Company RSUs) and, Dyer (in the amount of 7,353 Company RSUs), in each case, subject to recoupment or clawback (in whole or in part) to the extent any such individual experiences a termination of employment prior to the time when such Q1 2022 Vesting RSUs would have vested pursuant to their terms, unless such individual would otherwise be entitled to receive accelerated vesting of such Q1 2022 Vesting RSUs pursuant to the terms of the Performance Incentive Plan or any applicable award agreement thereunder.
Arrangements with Parent
As of the date of this proxy statement, except as set forth above, there are no other new employment, equity contribution or other agreements between any Company executive officer or director, on the one hand, and Parent or any of its affiliates, on the other hand. Prior to and following the closing of the Merger, however, certain of our executive officers may have discussions with, and may enter into agreements with, BillerudKorsnäs, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates to be effective following the closing of the Merger.
Insurance and Indemnification of Directors and Executive Officers
The Surviving Corporation and Parent will indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any applicable indemnification agreement, and advance expenses to current or former directors, officers and employees of Verso with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby). Parent will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses of director, officer and employee liability that are at least as favorable as those set forth in Verso and its subsidiaries’ organizational documents as of the date of the Merger Agreement. The Surviving Corporation and its subsidiaries will not, for a period of six years from the Effective Time, repeal, amend or otherwise modify these provisions in the organizational documents except as required by applicable law.
The Merger Agreement also provides that prior to the Effective Time, Verso may purchase a six-year prepaid “tail” policy from an insurance carrier(s) with the same or better A.M. Best financial strength rating as the Company’s current directors’ and officers’ liability insurance carrier(s) on the same terms and conditions as

Parent would be required to cause the Surviving Corporation and its subsidiaries to purchase as discussed below. Verso’s ability to purchase a “tail” policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by Verso for its existing directors’ and officers’ liability insurance in effect as of the date of the Merger Agreement. If Verso is unable to obtain a “tail” policy prior to the Effective Time, and Parent does not substitute therefor policies of an insurance carrier with the same or better A.M. Best financial strength rating as the carriers of the existing policies and with terms, including coverage and amount, that are no less favorable in any material respect than Verso’s existing policies as of the date of the Merger Agreement, for at least six years after the Effective Time, Parent will cause the Surviving Corporation and its other subsidiaries to maintain in effect, the existing directors’ and officers’ liability insurance maintained by Verso as of the date of the Merger Agreement on terms that are equivalent to those of the existing insurance from an insurance carrier with the same or better A.M. Best financial strength rating as the carriers of the existing policies. The obligation of Parent or the Surviving Corporation, as applicable, is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by Verso for such insurance, but Parent or the Surviving Corporation will purchase as much of such insurance coverage as possible for such amount. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”
Quantification of Potential Payments
This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Merger-related compensation payable to the Company’s named executive officers. The golden parachute compensation payable to these individuals is subject to a non-binding, advisory vote of the Company’s stockholders, as described below under the Compensation Proposal.
The table below sets forth, for the purposes of this golden parachute disclosure, the potential amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive, assuming that (i) the Merger were to be completed on March 15, 2022, the latest practicable date to determine such amounts, (ii) each of the Company’s named executive officers experienced a qualifying termination of employment at such time, (iii) each named executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement (if compensation and benefit levels are changed after such date, the actual value of the severance payments and benefits payable to the Company’s executive officers may be different from those set forth in this proxy statement), (iv) each named executive officer’s outstanding equity awards remain the same as they are as of the date of this proxy statement and (v) the Per Share Price of $27.00.
The calculations in the table below do not include amounts the Company’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement, nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of the Company. Additionally, the calculations do not reflect any possible reductions under the Section 280G “best net” cutback provisions included in the Severance Agreements described above in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Agreements” beginning on page 49. These amounts do not include any amounts payable in respect of any future equity award grants (including any equity awards that may be granted in respect of fiscal year 2022), issuances or forfeitures that may be made or occur, or any dividends or dividend equivalents that may be accrued, after the date of this proxy statement and prior to the completion of the Merger, and do not reflect any Company equity awards that have vested or are expected to vest in accordance with their terms prior to the completion of the Merger. As further explained below, these amounts do not take into account certain actions taken by the Board of Directors, pursuant to the recommendation of the compensation committee of the Board of Directors, to mitigate the impact of Sections 280G and 4999 of the Code on the Company and certain of its executive officers, which included the acceleration of certain payments and vesting, as described above in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Other Compensation Matters” beginning on page 51. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this discussion, “single-trigger” refers to benefits that arise solely as a result of the closing of the Merger, and “double-trigger” refers to benefits that require two conditions, which are the occurrence of the closing, as well as a qualifying termination of employment following the Effective Time, as applicable.
Golden Parachute Compensation
Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)(5)
Randy J. Nebel	3,282,500	3,877,794	54,616	7,214,910
Brian Cullen	1,168,125	787,320	64,108	2,019,553
Aaron D. Haas	928,764	975,105	63,886	1,967,755
Terrance M. Dyer	914,475	895,401	63,886	1,873,762
Former NEOs(6)
Adam St. John(7)	—	297,270(8),(9)	—	297,270
Michael A. Weinhold(10)	—	56,916(8)	—	56,916
Allen J. Campbell(11)	—	362,430(8)	—	362,430
Matthew Archambeau(12)	—	164,889(8)	—	164,889
(1)
The Company’s named executive officers are the executive officers included in the summary compensation table of Verso’s Proxy Statement dated as of March 30, 2021 plus the Company’s current principal financial officer.

(2)
Cash. As described above in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Agreements” beginning on page 49 above, upon a termination of the named executive officer’s employment by the Company without “cause” or by the named executive officer for “good reason,” in each case, within 12 months following a “change in control,” subject to the named executive officer’s execution and non-revocation of a release of claims in favor of the Company and the named executive officer’s continued compliance with the restrictive covenants described below through the date the severance in clause (a) below is paid, each of Messrs. Nebel, Cullen, Haas and Dyer would be entitled to (a) a single lump sum cash payment in an amount equal to a multiple (2.0 times for Mr. Nebel and 1.5 times for each of Messrs. Cullen, Haas and Dyer) of the sum of the named executive officer’s base salary and target annual bonus, to be paid by the Company within 60 days following the named executive officer’s separation from service, and (b) a pro-rata annual bonus for the year of termination (based on the Company’s actual performance and individual target performance), to be paid in a single lump sum at the time the Company generally pays annual bonuses.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of the named executive officer’s employment without “cause” or for “good reason” within 12 months following the Effective Time, as described above. The amounts shown in this column are based on the compensation and benefit levels in effect as of the date of this proxy statement. Therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided above.
The cash payments described in this column include the following components:
Name	Cash Severance ($)	Prorata Annual Bonus ($)	Total ($)
Randy J. Nebel	3,120,000	162,500	3,282,500
Brian Cullen	1,102,500	65,625	1,168,125
Aaron D. Haas	876,586	52,178	928,764
Terrance M. Dyer	863,100	51,375	914,475
As described above, the prorated annual bonus is based on an assumed Effective Time of March 15, 2022, the applicable target performance levels and the assumption that each named executive officer experienced a qualifying termination of employment at such time.
Following a termination of employment for any reason, each of Messrs. Nebel, Cullen, Haas and Dyer would be subject to perpetual confidentiality provisions, as well as 18-month for Messrs. Nebel and Dyer and 12-month for Messrs. Cullen and Haas post-termination non-competition and non-solicitation covenants (the “Restrictive Covenants”).
The amounts shown in this column do not include amounts paid as a result of actions taken by the Board of Directors on December 19, 2021, pursuant to the recommendation of the compensation committee of the Board of Directors, to mitigate the potential impact of Sections 280G and 4999 of the Code on the Company and certain of its executive officers, including payment of estimated 2021 VIP Payments (which are ordinarily payable in the first quarter of 2022) in December 2021, including to Mr. Nebel ($1,404,000) (50% of which was paid in stock, with the number of shares issued to Mr. Nebel determined after applicable tax withholding), Mr. Cullen ($293,139) Mr. Haas ($405,734), Mr. Dyer ($88,776), Mr. Campbell ($352,967) and Mr. Archambeau ($116,564), in each case, subject to recoupment or clawback (in whole or in part) to the extent either: (i) the actual final results and the Company’s audited financial statements for the year result in a 2021 VIP Payment that is less than the participant’s estimated 2021 VIP Payment; or (ii) any such individual experiences a termination of employment prior to the time when 2021 VIP Payments would typically be made, unless such individual would otherwise be entitled to receive such bonus or a prorated bonus payment pursuant to any applicable severance agreement or policy currently in effect. See the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Other Compensation Matters” beginning on page 51 above for a description of the foregoing.
Additionally, pursuant to the Merger Agreement, the Company may amend existing severance agreements with certain individuals, including Messrs. Nebel, Cullen, Haas and Dyer, with respect to the applicable “good reason” resignation rights set forth therein. See the section entitled “The Merger— Interests of the Company’s Directors and Executive Officers in the Merger—Good Reason Amendments” beginning on page 49 above for a description of the foregoing.
(3)
Equity. As further described above in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards” beginning on page 47 above, the equity amounts consist of the value attributable to the payment to be received in connection with Company RSUs and Company PSUs outstanding as of the date of this proxy statement. The value of outstanding Company RSUs and Company PSUs was calculated by multiplying the number of shares of the common stock underlying each Company RSU and Company PSU by $27.00 (the Per Share Price), with the Company PSUs determined based on achievement of applicable performance-based vesting requirements at target payout levels. In accordance with the Merger Agreement, the payments in respect of Company RSUs are “single-trigger” in nature as they will become payable by the Company or the Surviving Corporation through its payroll system in a single lump sum as promptly as reasonably practicable, but in any event no later than ten business days after, the date on which the Merger closes. The payments in respect of Company PSUs are “double-trigger” in nature as they will become payable by the Company in a single lump sum as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day, except that, in the event that the holder’s employment is terminated prior to the last day of the performance period without “cause” or due to the holder’s death or “disability” or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for “good reason,” the PSU Consideration payable with respect to the Company PSU will be payable on such date notwithstanding such earlier termination. Such a termination is assumed to occur immediately following the Merger for purposes of this disclosure.

Additionally, as further described in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger— Directors’ Deferred Stock Units” beginning on page 50 above, certain Company RSU awards granted to members of the Board of Directors, including certain Company RSUs held by Mr. Nebel, provide for settlement of the vested portion of such Company RSUs upon or promptly after the first to occur of (i) the date on which the grantee ceases to provide services to the Company or (ii) the date on which a change in control (including the Merger) occurs. Mr. Nebel’s deferred Company RSUs that are outstanding as of the date of this proxy statement have a value of $271,512 based on the assumptions set forth herein.
The equity payments described in this column include the following components:
Name	Company RSUs ($)	Company PSUs ($)	Total ($)
Randy J. Nebel	1,718,334	2,159,460	3,877,794
Brian Cullen	787,320	—	787,320
Aaron D. Haas	313,929	661,176	975,105
Terrance M. Dyer	293,625	601,776	895,401
Former NEOs
Adam St. John	—	297,270	297,270
Michael A. Weinhold	—	56,916	56,916
Allen J. Campbell	—	326,430	326,430
Matthew Archambeau	—	164,889	164,889
These amounts shown in this column do not include any amounts payable in respect of any future equity award grants (including any equity awards that may be granted in respect of fiscal year 2022), issuances or forfeitures that may be made or occur, or any dividends or dividend equivalents that may be accrued, after the date of this proxy statement and prior to the completion of the Merger, and do not reflect any Company equity awards that have vested or are expected to vest in accordance with their terms prior to the completion of the Merger. The treatment of equity awards granted in respect of fiscal year 2022 is described in more detail in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards” beginning on page 47 above. In the event that a named executive officer’s employment is terminated without “cause,” due to the named executive officer’s death or “disability” or, to the extent set forth in the applicable award agreement, due to the named executive officer’s resignation for “good reason,” in each case, prior to December 31, 2022, the cash-based award corresponding to equity awards granted in respect of fiscal year 2022 will continue to be payable on such date notwithstanding such earlier termination (i.e., “double-trigger”).
Additionally, the amounts shown in this column do not include the acceleration of Q1 2022 Vesting RSUs into December 2021 as part of certain actions to mitigate the potential impact of Sections 280G and 4999 of the Code, as further described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Other Compensation Matters” beginning on page 51, including for Messrs. Nebel (in the amount of 26,392 Company RSUs), Haas (in the amount of 9,947 Company RSUs) and Dyer (in the amount of 7,353 Company RSUs), in each case, subject to recoupment or clawback (in whole or in part) to the extent any such individual experiences a termination of employment prior to the time when such Q1 2022 Vesting RSUs would have vested pursuant to their terms, unless such individual would otherwise be entitled to receive accelerated vesting of such Q1 2022 Vesting RSUs pursuant to the terms of the Performance Incentive Plan or any applicable award agreement thereunder.
As noted above, following a termination of employment for any reason, each of Messrs. Nebel, Cullen, Haas and Dyer would be subject to the Restrictive Covenants. Messrs. St. John, Weinhold, Campbell and Archambeau are subject to perpetual confidentiality provisions, as well as 12-month post-termination non-competition and non-solicitation covenants.
(4)
As described above in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Agreements” beginning on page 49 above, upon a termination of the named executive officer’s employment by the Company without “cause” or by the executive officer for “good reason,” in each case, within 12 months following a “change in control,” subject to the named executive officer’s execution and non-revocation of a release of claims in favor of the Company, each of

Messrs. Nebel, Cullen, Haas and Dyer would be entitled to (a) outplacement services for up to 18 months for Mr. Nebel and 12 months for Messrs. Cullen, Haas and Dyer; and (b) reimbursement by the Company of COBRA premiums for up to 24 months for Mr. Nebel and 18 months for Messrs. Cullen, Haas and Dyer. As noted above, following a termination of employment for any reason, each of Messrs. Nebel, Cullen, Haas and Dyer would be subject to the Restrictive Covenants.
The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of the named executive officer’s employment without “cause” or for “good reason” within 12 months following the Effective Time, as described above. The amounts shown in this column are based on the health and benefits rates in effect as of the date of this proxy statement; therefore, if benefits levels are changed after such date, such amounts may be different than those provided above.
The payments and benefits described in this column include the following components:
Name	Outplacement Services ($)	Reimbursement of COBRA Premiums ($)	Total ($)
Randy J. Nebel	37,500	17,116	54,616
Brian Cullen	25,000	39,108	64,108
Aaron D. Haas	25,000	38,886	63,886
Terrance M. Dyer	25,000	38,886	63,886
As noted above, pursuant to the Merger Agreement, the Company may amend existing severance agreements with certain individuals, including Messrs. Nebel, Cullen, Haas and Dyer, with respect to the applicable “good reason” resignation rights set forth therein. See the section entitled “The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Good Reason Amendments” beginning on page 49 above for a description of the foregoing.
(5)
The amounts in this column represent the total of all compensation in the foregoing columns. The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Name	Single- Trigger Payments ($)	Double- Trigger Payments ($)
Randy J. Nebel	1,718,334	5,496,576
Brian Cullen	787,320	1,232,233
Aaron D. Haas	313,929	1,653,826
Terrance M. Dyer	293,625	1,580,137
Former NEOs
Adam St. John	297,270	—
Michael A. Weinhold	56,916	—
Allen J. Campbell	326,430	—
Matthew Archambeau	164,889	—
(6)
Mr. Sawyer stepped down as the Company’s Senior Vice President, Human Resources and Communications effective June 1, 2020, and he retired from employment with the Company on June 30, 2020. Mr. Sawyer will not receive any other severance or enhanced benefits in connection with the Merger as a result of his status as a former Named Executive Officer of the Company. Mr. Sawyer does not hold any unvested Company equity awards.

(7)	Mr. St. John left his position as President and Chief Executive Officer of the Company effective September 30, 2020.
(8)
A portion of the outstanding Company PSUs held by each of Messrs. St. John, Weinhold, Campbell and Archambeau remained outstanding following each of their respective separations from service and will be subject to the vesting provisions described above in note 2.

(9)
In addition to the amounts set forth in this column, the value of outstanding Company PSUs held by Mr. St. John’s spouse as of the date of this proxy statement, assuming the Per Share Price of $27.00, is $37,476.

(10)	Mr. Weinhold left his position as President of the Company effective March 10, 2020.
(11)	Mr. Campbell retired from his position as Senior Vice President and Chief Financial Officer of the Company effective June 30, 2021.
(12)	Mr. Archambeau left his position as Senior Vice President of Manufacturing and Energy of the Company effective April 5, 2021.
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing). Parent has represented in the Merger Agreement that it or Merger Sub will have available funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and any other amount required to be paid by it in connection with the consummation of the Merger and to perform the other obligations of Parent or Merger Sub contemplated by the Merger Agreement.
Pursuant to the Merger Agreement, BillerudKorsnäs has agreed to guarantee to the Company the punctual and full performance and payment of each of Parent’s covenants, obligations and undertakings under the Merger Agreement, including the obligations of Parent to pay: (i) the Merger Consideration plus (ii) any amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company, as specified in the Merger Agreement.
Closing and Effective Time
The closing of the Merger will take place (a) no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption, “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions, or (b) such other time and date as Parent, Merger Sub and the Company mutually agree in writing.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement or consent thereto in writing and who properly demand appraisal of their shares and who have properly exercised their statutory rights of appraisal in respect of such shares of common stock under the DGCL and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of common stock unless otherwise expressly noted herein. Only a holder of record of shares of common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise your statutory appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, if the Merger is completed, holders of shares of common stock who: (1) submit a written demand for appraisal of their shares, (2) do not vote in favor of the adoption of the Merger Agreement; (3) continuously are the record holders of such shares through the Effective Time; and (4) otherwise exactly follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Merger Consideration in respect of the shares of common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Verso’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising statutory appraisal rights of shares of common stock, Verso believes that if a stockholder considers exercising such rights, that stockholder should review Section 262 of the DGCL carefully and seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;
•	the stockholder must deliver to Verso a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;
•
the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•
the stockholder (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no present intention of doing so.

In addition, one of the ownership thresholds must be met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the adoption of the Merger Agreement or abstain from voting its shares.
Filing Written Demand
Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Verso, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or to abstain from voting on the adoption of the Merger Agreement. Voting against the adoption of the Merger Agreement or abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will not, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal is in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand for appraisal. A stockholder’s failure to make the written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Verso’s stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock must be executed by or on behalf of the holder of record, and must reasonably inform Verso of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Verso Corporation
Attention: Kevin M. Kuznicki
8540 Gander Creek Drive
Miamisburg, OH 45342
Any holder of shares of common stock who has delivered a written demand to Verso and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Verso a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within 60 days after the Effective Time. If an appraisal proceeding is commenced and Verso, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Verso has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.
Determination of Fair Value
After determining the stockholders entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Verso nor Parent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Verso and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger and the Merger Consideration, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Litigation Relating to the Merger
On January 21, 2022, a purported stockholder complaint was filed in the United States District Court for the Southern District of New York, against us and the individual members of our Board, captioned Ryan O’Dell v. Verso Corporation et al., Civil Action No. 1:21-cv-00575 (the “O’Dell Complaint”). On January 27, 2022, a purported stockholder complaint was filed in the United States District Court for the Southern District of New York, against us and the individual members of our Board, captioned Whitfield v. Verso Corporation et al., Case No. 1:22-cv-00715 (the “Whitfield Complaint”). On February 1, 2022, a purported stockholder complaint was filed in the United States District Court for the Southern District of New York, against us and the individual members of our Board, captioned Jade Trinh v. Verso Corporation et al., Case No. 1:22-cv-00874 (the “Trinh Complaint” and collectively with the O’Dell Complaint and the Whitfield Complaint, the “Stockholder Complaints”).
The O’Dell Complaint alleges generally that the Company and the members of its Board of Directors violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting material information from the Proxy Statement rendering it false and misleading and seeks, among other things, an injunction against the Merger.
The Whitfield Complaint alleges generally that the Company and the members of its Board of Directors violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting material information from the Proxy Statement rendering it false and misleading and seeks, among other things, an injunction against the Merger.
The Trinh Complaint alleges generally that the Company and the members of its Board of Directors violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting material information from the Proxy Statement rendering it false and misleading, and that the defendants breached their fiduciary duties in connection with the Merger, and seeks, among other things, an injunction against the Merger.
The Company believes the allegations to be without merit.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This summary is general in nature and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address tax consequences that may be applicable to:
•
holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, or investors in such entities;
•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	holders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;
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holders that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants (including under any of the Company equity plans);

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•
holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code); or

•
tax consequences to holders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL or that entered into a non-tender and support agreement as part of the transaction described in this proxy statement.

This summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, such as the U.S. federal estate, or gift tax or the alternative minimum tax. In addition, this summary does not address the Medicare tax on net investment income.
If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of common stock (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, not a U.S. Holder.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

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Verso is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “Relevant Period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than 5% of our common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the Merger, a statement setting forth certain facts relating to the Merger.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected.
Holders of common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.
Regulatory Approvals Required for the Merger
General
Verso, BillerudKorsnäs, Parent and Merger Sub have agreed to take all action necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all Regulatory Approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include, for example, approval under, or notifications pursuant to, the HSR Act and any other applicable antitrust laws (whether domestic or foreign).
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act is 30 calendar days, unless the waiting period is terminated earlier or extended by a request for additional information and documentary material. The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until Verso and BillerudKorsnäs file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Verso and BillerudKorsnäs made the necessary filings with the FTC and the DOJ on January 11, 2022. The applicable waiting period under the HSR Act will expire at 11:59 pm ET on February 10, 2022 unless it is terminated earlier or extended by a request for additional information and documentary material.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state or foreign jurisdiction could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Verso (or its subsidiaries), or BillerudKorsnäs, Parent or Merger Sub (or their respective controlled affiliates). Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Other Regulatory Approvals
The Merger is also conditioned on obtaining approvals from (i) the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act, (ii) the Nuclear Regulatory Commission (“NRC”), in connection with any indirect transfer of control of the NRC licenses deemed to be created by the Merger and with respect to change in control over the Company’s gauging equipment and density measuring instruments at certain of its mills, (iii) State of Wisconsin Department of Health Services, in connection with any indirect transfer of control of the Company’s radioactive materials license deemed to be created by the Merger and with respect to change in control over the Company’s gauging equipment and density measuring instruments at certain of its mills and (iv) the Public Service Commission of Wisconsin (“PSC WI”), in connection or in compliance with its rules and regulations under Wis. Stat. section 196.795.
Under applicable law, Verso is also required to obtain the consent of the Federal Communications Commission (“FCC”) in connection with any transfer of control of certain licenses issued to the Company or any of its subsidiaries for radio station authorizations in the Industrial/Business Pool through the Wireless Telecommunications Bureau. While the parties intend to file timely applications for FCC approval, the consent required to be obtained from the FCC is not a condition to the closing of the Merger.
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Verso, BillerudKorsnäs, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Verso, BillerudKorsnäs, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Verso, BillerudKorsnäs, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Verso, BillerudKorsnäs, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Verso, BillerudKorsnäs, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Verso and our business. Unless indicated otherwise, any capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into Verso, with Verso continuing as the surviving corporation of the Merger and a wholly owned direct subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Verso and Merger Sub, and all of the debts, liabilities and duties of Verso and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. From and after the Effective Time, the officers of Verso at the Effective Time will be the officers of the Surviving Corporation, until their successors are duly elected or appointed and qualified. At the Effective Time, the certificate of incorporation of Verso as the Surviving Corporation will be amended and restated in its entirety to read as mutually agreed to by Parent and Verso and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation (except that all references to Merger Sub will be automatically amended and will become references to the Surviving Corporation), until thereafter amended.

Closing and Effective Time
The closing of the Merger will take place (a) no later than the second business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption, “The Merger—Conditions to the Closing of the Merger”), other than those conditions to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions, or (b) such other time and date as Parent, Merger Sub and the Company mutually agree in writing. On the date of the closing of the Merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, and without any action required by any stockholder, each share of common stock (other than Excluded Shares, which include, for example, shares of common stock owned by stockholders who have properly exercised their statutory rights of appraisal under Section 262 of the DGCL) outstanding as of immediately prior to the Effective Time will be automatically cancelled, extinguished and converted into the right to receive the Merger Consideration, without interest thereon and net of any applicable withholding of taxes.
Company Equity Awards
The Merger Agreement provides that at the Effective Time:
•
each Company RSU outstanding as of the date of the Merger Agreement (the “Agreement Date”) and still outstanding immediately as of prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of common stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company RSU) (the “RSU Consideration”); and

•
each Company PSU outstanding as of the Agreement Date and still outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest) equal to (i) the Per Share Price multiplied by (ii) the total number of shares of common stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalents credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU deemed achieved at the target level of performance (the “PSU Consideration”).

As promptly as reasonably practicable, but in any event no later than ten business days after the date on which the Merger closes, the RSU Consideration will be paid to the holders of such Company RSUs through the Company’s payroll system. The Merger Agreement provides that Parent will cause the Company to pay the PSU Consideration as soon as practicable following the last day of the applicable performance period, subject to the holder’s continued employment on such last day. However, that in the event that the holder’s employment is terminated prior to the last day of the performance period without “cause” or due to the holder’s death or “disability” or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for “good reason,” the PSU Consideration payable with respect to the Company PSU shall be payable on the last day of the applicable performance period notwithstanding such earlier termination.
Any equity award granted following the Agreement Date and outstanding as of immediately prior to the Effective Time will be converted into a cash-based award in an amount equal to one-third of the product of (a) the Per Share Price, multiplied by (b) the number of shares of common stock that would have been issuable under the Company RSU or Company PSU in respect of which the cash-based award is issued (in the case of a Company PSU, with performance criteria deemed achieved at the target level of performance), and including, for the avoidance of doubt, any dividend equivalents credited in respect of Company RSU or Company PSU (the “Converted Cash-Based Award”), with such Converted Cash-Based Award vesting in full on December 31, 2022, subject to the holder’s continued employment on such date. However, in the event that the holder’s employment is terminated without “cause,” due to the holder’s death or “disability” or, to the extent set forth in the applicable award agreement, due to the holder’s resignation for “good reason,” in each case, prior to December 31, 2022, the Converted Cash-Based Award will continue to be payable on such date notwithstanding such earlier termination.
Exchange and Payment Procedures
Prior to the closing of the Merger, Parent will designate a nationally recognized bank or trust company reasonably acceptable to Verso to act as payment agent for the Merger (the “Payment Agent”). At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Payment Agent cash sufficient to pay the aggregate Merger Consideration to stockholders (other than holders of Excluded Shares).
Promptly following the Effective Time (and in any event within three business days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record of one or more certificates that represent issued and outstanding shares of common stock a letter of transmittal in customary form and instructions for effecting the surrender of such holder’s shares of common stock represented by such holder’s certificates in exchange for the Merger Consideration payable in respect of such shares. No holder of record of uncertificated shares of common stock (other than Owned Company Shares) will be required to deliver a certificate or an executed letter of transmittal to the Payment Agent in order to receive the Merger Consideration payable in respect of such shares. The amount of any Merger Consideration paid to stockholders may be reduced by any applicable withholding of taxes.
If any cash deposited with the Payment Agent is not claimed within one year following the Effective Time, such cash will be returned to Parent, upon demand, and any stockholders who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Merger Consideration. Any cash deposited with the Payment Agent that remains unclaimed five years following the Effective Time will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any holder (and their successors, assigns or personal representatives) previously entitled thereto.
Company Warrants
At the Effective Time, each warrant to purchase common stock (each, a “Company Warrant”) unexercised and outstanding as of immediately prior to the Effective Time will automatically represent a right by the holder thereof upon exercise to receive the Warrant Consideration for each share of common stock for which such Company Warrant was exercisable immediately prior to the closing of the Merger; provided that, the holder of any Company Warrant may notify the Company commencing on the date of public disclosure of the Merger Agreement through the date that is 90 days after the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC that such holder is exercising the holder’s right to cause the Company or the Surviving Corporation, as applicable, to repurchase such Company Warrant from such holder for the Black-Scholes Value (as defined in the warrant agreement pursuant to which the Company Warrants were issued) of such Company Warrant, in accordance with its terms and conditions, and the Company, will repurchase such Company Warrant in accordance with its terms; provided, further, that in no event may any holder of any Company Warrant receive both the Warrant Consideration and the Black-Scholes Value in exchange for such Company Warrant.
Representations and Warranties
The Merger Agreement contains representations and warranties of Verso, BillerudKorsnäs, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Verso are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Verso, any change, event, effect, development, occurrence, fact, condition or circumstance that, individually or in the aggregate, (1) has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties, assets or results of operations of Verso and its subsidiaries, taken as a whole, or (2) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially delay, the consummation by Verso of the Merger or have a material adverse effect on the ability of Verso to perform its covenants and obligations under the Merger

Agreement or to consummate the Merger; provided, however, that none of the following, and no change, event, effect, development, occurrence, fact, condition or circumstance arising out of or resulting from the following (by itself or when aggregated), will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether there has been or would reasonably be expected to occur a Company Material Adverse Effect pursuant to clause (1) above:
•	changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;
•
changes in conditions in the financial markets, credit markets or capital markets, including (i) changes in interest rates or credit ratings; (ii) changes in exchange rates for the currencies of any country; or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•	changes in conditions that are generally applicable in the industries in which Verso and its subsidiaries conduct business, including supply chain delays and increases in raw material prices;
•	changes in political conditions, including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews) and any escalation or worsening thereof);
•
any outbreak of hostilities, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

•	earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar force majeure events;
•
any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any applicable law, mandate, directive, pronouncement or guideline issued by a governmental authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place,” curfews or other similar restrictions in connection with or in response to an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such applicable law, mandate, directive, pronouncement or guideline or any material worsening of such conditions;

•
the negotiation, execution, delivery or performance of the Merger Agreement or any change, event, effect, development, occurrence, fact, condition or circumstance resulting from the announcement of the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of Verso and its subsidiaries with customers, suppliers, lenders, lessors, employees, regulators, governmental authorities, vendors or any other business partners (provided that this bullet is inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of the Merger Agreement or the consummation of the Merger);

•
the compliance by Verso, BillerudKorsnäs, Parent or Merger Sub with the terms of the Merger Agreement, including any action taken or refrained from being taken as required pursuant to or in accordance with the Merger Agreement;

•	any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;
•
any changes in GAAP or other accounting standards or changes in, or changes proposed by a federal or state legislative body to, any applicable laws (or the enforcement or interpretation of any of the foregoing);

•
changes in the price or trading volume of Verso’s common stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such change would not otherwise be excepted by another exception to the definition of Company Material Adverse Effect);

•	any failure by Verso and its subsidiaries to meet (i) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or

(ii) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
•
any legal proceeding commenced or threatened against Verso, BillerudKorsnäs, Parent, Merger Sub or any of their respective subsidiaries or affiliates (and/or their respective directors and/or officers) or otherwise relating to, involving or affecting such party or any of its subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger, other than legal proceedings among the parties related to the Merger Agreement (provided that this bullet is inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of the Merger Agreement or the consummation of the Merger);

•
the identity of, or any facts relating to, BillerudKorsnäs, Parent, Merger Sub, or the respective affiliates of any of the foregoing, or the respective plans or intentions of any of the foregoing, with respect to Verso or its business; and

•
any breach by BillerudKorsnäs, Parent or Merger Sub of the Merger Agreement; except, in certain cases, to the extent that such change, event, effect, development, occurrence, fact, condition or circumstance has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has or would reasonably be expected to have occurred.

In the Merger Agreement, Verso has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Verso and its subsidiaries;
•
corporate power and authority of Verso to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, the Company’s organizational documents and the Company’s contracts;

•	the organizational documents of Verso and its subsidiaries;
•	the necessary approval of the Board of Directors;
•	the rendering of Rothschild & Co’s opinion to the Special Committee and the Board of Directors;
•	the inapplicability of anti-takeover statutes to the Merger;
•	the necessary vote of stockholders in connection with the Merger Agreement;
•
the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to Verso or its subsidiaries or the resulting creation of any lien upon any properties or assets due to the performance of the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the capital structure of Verso as well as the ownership and capital structure of its subsidiaries;
•	the absence of any undisclosed exchangeable security, option, warrant, calls or other right convertible into common stock or equity or voting interests of Verso or any of its subsidiaries;
•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Verso’s securities;

•	the accuracy and required filings of Verso’s SEC filings and financial statements since January 1, 2020;

•	Verso’s disclosure controls and procedures;
•	Verso’s internal accounting controls and procedures;
•	indebtedness;
•	the absence of specified undisclosed liabilities;
•
the conduct of the business of Verso’s and its subsidiaries in the ordinary course consistent with past practice since September 30, 2021 and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect since September 30, 2021;

•
the existence and enforceability of specified categories of the Company’s material contracts, and the absence of any termination or threatened termination in writing from counterparties to the Company’s material contracts of its relationship with Verso and its subsidiaries;

•	real property leased or subleased by Verso and its subsidiaries;
•	environmental matters;
•	intellectual property matters and compliance with information privacy and security laws;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	Verso’s compliance with laws, standards and requirements and possession of necessary permits;
•	the absence of litigation or orders;
•	insurance matters;
•	anti-corruption compliance;
•	economic sanctions and export controls compliance;
•	absence of any transactions, relations or understandings between Verso or any of its subsidiaries and any affiliate or related person;
•	payment of fees to brokers in connection with the Merger; and
•	the Company’s status under certain energy regulatory statutes in compliance with applicable laws.
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Verso that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
•
Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•
the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s properties or assets due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;
•	the absence of litigation or orders;
•	ownership of common stock of Verso;
•	brokers in connection with the Merger;

•	operations of Parent and Merger Sub;
•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;
•	matters with respect to Parent’s and Merger Sub’s sufficiency of funds; and
•	the absence of agreements or arrangements between BillerudKorsnäs, its subsidiaries, Parent or Merger Sub and members of the Board of Directors or Verso management; and
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except: (1) as expressly contemplated by the Merger Agreement; (2) as set forth in the confidential disclosure letter to the Merger Agreement; (3) as required by applicable law, including any COVID-19 measures; (4) for certain reasonable actions or inactions taken in response to COVID-19 to the extent that such actions or inactions are generally consistent with that taken by other participants in the industries in which Verso and its subsidiaries operate; or (5) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the Effective Time and the termination of the Merger Agreement pursuant to its terms, Verso will, and will cause each of its subsidiaries to:
•	conduct its business and operations in all material respects in the ordinary course of business; and
•
use its reasonable efforts to preserve intact, in all material respects, its current business operations, organization, ongoing businesses, license, permits and material business relationships with third parties, including vendors, suppliers, customers, partners and governmental authorities and maintaining in full force and effect its insurance policies (including for the avoidance of doubt, renewing such insurance policies on or prior to their expiration) in all material respects consistent with past practice or customs in the industries in which the Company and its subsidiaries conduct business.

In addition, Verso has also agreed that, except: (1) as expressly contemplated by the Merger Agreement; (2) as set forth in the confidential disclosure letter to the Merger Agreement; (3) as required by applicable law, including any COVID-19 measures; (4) for certain reasonable actions or inactions taken in response to COVID-19 to the extent that such actions or inactions are generally consistent with that taken by other participants in the industries in which Verso and its subsidiaries operate; or (5) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the Effective Time and the termination of the Merger Agreement pursuant to its terms, Verso will not, and will not permit any of its subsidiaries, to:
•	amend any organizational documents of Verso or its subsidiaries;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	issue, sell, deliver or agree to commit to issue, sell or deliver any shares of capital stock or securities of Verso or any of its subsidiaries, subject to certain exceptions;
•	directly or indirectly acquire, repurchase or redeem any Verso securities, subject to certain exceptions;
•
reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of capital stock or any other equity interests of Verso or any of its subsidiaries, subject to certain exceptions;

•
declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, subject to certain exceptions, including the Company’s regular quarterly cash dividend paid during the fiscal quarter ended December 31, 2021, not to exceed, in the case of any such dividend, $0.10 per share and the Company’s right to declare and pay regularly quarterly dividends commencing in the fiscal quarter ended June 30, 2022, consistent with past practice and in an amount not to exceed $0.10 per share in any such quarter;
•	pledge or encumber any shares of Verso’s capital stock or other equity or voting interest;
•	incur, assume or suffer any indebtedness or issue any debt securities, subject to certain exceptions;
•
except as required by any employee plan or collective bargaining agreement in effect as of the date of the Merger Agreement, (i) enter into, adopt, amend or modify in any material respect or terminate any material employee plan; (ii) increase the compensation or benefits of any director or executive officer, pay any amount or provide any benefit not provided in accordance with the terms of any employee plan as in effect as of the date of the Merger Agreement, subject to certain exceptions; (iii) grant or pay any bonus or other incentive compensation, severance, retention, transaction, change of control, deferred compensation or similar payments or benefits to any director, officer, employee or individual independent contractor; (iv) accelerate any payment or benefit payable to any director or officer, employee or individual independent contractor; or (v) hire, engage or terminate (other than for cause) any member of the Company’s executive group, except, in the case of (i), (ii) and (iii), in conjunction with ordinary course new hires, promotions and changes in job position or status of any current employee who is not a member of the Company’s executive group, consistent with past practice;

•	settle any pending or threatened legal proceeding, subject to certain exceptions;
•	materially change its accounting principles or practices, subject to certain exceptions;
•
(i) make or change any material tax election; (ii) settle, consent to or compromise any material tax claim or assessment relating to the Company or any of its Subsidiaries; (iii) adopt or change any accounting method with respect to income or other material taxes or change an annual accounting period; (iv) surrender any right to claim a refund for material taxes; (v) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment relating to the Company or any of its subsidiaries; (vi) file any amended tax returns; or (vii) enter into any closing agreement in respect of a material tax;

•	incur or commit to incur certain capital expenditures, subject to certain exceptions;
•	enter into, extend, renew, assign, transfer, cancel, waive any right under, modify, amend or terminate any material contract except in the ordinary course of business;
•
terminate insurance policies in a manner inconsistent with past practice or customs in the industries in which the Company and its subsidiaries conduct business except for any such termination pursuant to the terms of such policy;

•
engage in any transaction with, or enter into any contract or understanding with any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 except in the ordinary course of business;

•	effectuate a “plant closing” or “mass layoff” that would trigger notice obligations under WARN;
•
(i) modify, renew, extend or enter into labor agreements, collective bargaining agreements or similar arrangements with any labor unions, labor organizations or works council or (ii) recognize or certify any labor union, labor organization, works council or group of employees as the new bargaining representative for any employees;

•
acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest therein with a fair market value in excess of $1,000,000 in the aggregate, other than acquisitions of assets acquired from vendors or suppliers in the ordinary course of business;

•
sell, assign, license, lease, transfer, abandon or otherwise dispose of any assets, or create any lien (other than certain permitted liens) on other than those, subject to certain exceptions, (i) in the ordinary course of business and (ii) that have neither a fair market value nor an aggregate purchase price exceeding $2,500,000 in any one transaction or series of related transactions;

•	enter into any new line of business outside of the Company’s and its subsidiaries’ existing business on the date of the Merger Agreement; or
•	agree, resolve or commit to do any of the foregoing.
No Solicitation of Other Acquisition Proposals
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Verso has agreed to certain “no-shop” obligations (“no-shop obligations”) prohibiting Verso, its subsidiaries, officers, directors and other representatives from:
•
soliciting, initiating, proposing or knowingly inducing the making, submission or announcement of, or knowingly encouraging, facilitating or assisting, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•
furnishing to any person (other than to BillerudKorsnäs, Parent, Merger Sub or any designees of BillerudKorsnäs, Parent or Merger Sub) any non-public information relating to Verso’s or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Verso or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to, an Acquisition Proposal;

•
participating or engaging in discussions or negotiations with any person or its representatives with respect to an Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to an Acquisition Proposal by such person), in each case, other than informing such persons of Verso’s no-shop obligations under the Merger Agreement; or

•
entering into any binding or non-binding letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined below), other than certain permitted confidentiality agreements.

In addition, Verso has agreed to cease and cause to be terminated any discussions or negotiations with any persons or their representatives that would be prohibited by the preceding bullets above, and terminate any electronic data room access (or other diligence access) of such persons.
Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by Verso’s stockholders, Verso and the Board of Directors (or a committee thereof) may, among other things, participate or engage in discussions or negotiations with, furnish any non-public information relating to Verso or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Verso or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person that has made, renewed or delivered to Verso a bona fide written Acquisition Proposal after the date of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person and such Acquisition Proposal did not result from a breach of the Company’s no-shop obligations, as described in the bullets above), if the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and, in each case, the failure to take such actions in respect of such Acquisition Proposal would be inconsistent with its fiduciary duties under applicable law.
Verso is not entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith (to the extent that Parent requested to do so) over a four business day period, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations; provided that each time material modifications to such Acquisition Proposal determined to be a Superior Proposal are made, Verso must notify Parent of such modification and such four business day time period will recommence and be extended for two business days from the date of such notification.

If Verso terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, Verso must prior to or concurrently with such termination pay a $24.69 million termination fee to Parent.
For purposes of this proxy statement and the Merger Agreement:
“Acquisition Proposal” means any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by BillerudKorsnäs, Parent or Merger Sub) to engage in an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(1)
any direct or indirect purchase, sale or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from Verso or any other person(s), of shares of Verso common stock representing more than 20% of Verso’s common stock outstanding or voting rights of Verso after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 20% of Verso’s common stock outstanding or securities convertible into, or exchangeable for, Verso’s common stock or voting rights after giving effect to the consummation of such tender or exchange offer;

(2)
any direct or indirect purchase or other acquisition by any person or “group” of persons, or equityholders of any such person or “group” of persons, of more than 20% of the consolidated assets of Verso and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3)
any merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or “group” or persons, or equityholders of any such person or “group” of persons, would hold shares of Verso common stock representing more than 20% of the Verso common stock outstanding or securities convertible into, or exchangeable for, Verso common stock or voting rights of the Company after giving effect to the consummation of such transaction.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel and in accordance with the Merger Agreement) is reasonably likely to be consummated in accordance with its terms and would result in a transaction more favorable, from a financial point of view, to Verso’s stockholders (solely in their capacity as such) than the Merger (taking into account all legal, regulatory, financial (including any break-up fee), timing, financing and other aspects of such proposal that the Board of Directors (or a committee thereof) considers relevant and any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
The Board of Directors’ Recommendation; Company Board Recommendation Change
As described above, and subject to the provisions described below, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.
Prior to the adoption of the Merger Agreement by stockholders, neither the Board of Directors nor the Special Committee may take any action described in the following (any such action, a “Company Board Recommendation Change”):
•	withhold, withdraw or modify the Company Board Recommendation in a manner adverse to BillerudKorsnäs or Parent;
•	adopt, approve or recommend (or propose to adopt, approve or recommend) an Acquisition Proposal;

•
fail to reaffirm the Company Board Recommendation within ten business days following the written request of Parent (it being understood that Parent may make such request no more than four times in the aggregate); or

•	fail to include the Company Board Recommendation in this proxy statement.
Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by stockholders, the Board of Directors (or a committee thereof) may effect a Company Board Recommendation Change if (1) there has been an Intervening Event (as defined below); or (2) Verso has received an unsolicited, written bona fide Acquisition Proposal, that the Board of Directors (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, in each case, to the extent a failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable law.
In addition, the Board of Directors (or a committee thereof) may only effect a Company Board Recommendation Change for an Intervening Event if:
•
Verso has provided prior written notice to Parent at least four business days in advance to the effect that the Board of Directors (or a committee thereof) so intends, which notice must specify the basis for such Company Board Recommendation Change, including, a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

•
prior to effecting such Company Board Recommendation Change, Verso and its representatives, during such four business day period, must have (1) negotiated with Parent and its representatives in good faith (to the extent requested) regarding any proposal by Parent to adjust the terms and conditions of the Merger Agreement in such a manner that obviates the need to effect a Company Board Recommendation Change in response to such Intervening Event; and

•
following such four business day period, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and any other information provided by Parent), has determined that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

In addition, the Board of Directors (or a committee thereof) may only effect a Company Board Recommendation Change for a Superior Proposal, and/or cause Verso to terminate the Merger Agreement pursuant to its terms, and/or cause Verso to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal prior to or concurrently with the termination of the Merger Agreement, in each case, if:
•
the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

•	Verso has complied (other than a de minimis breach) with its no-shop obligations pursuant to the Merger Agreement;
•
Verso has provided prior written notice to Parent at least four business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will identify the person or “group” of persons making such Superior Proposal and include the material terms thereof and copies of all relevant agreements relating to such Superior Proposal;

•
during the four business day notice period describe above, Verso has negotiated with Parent and its representatives in good faith (to the extent requested) to allow Parent to offer such adjustments to the terms and conditions of the Merger Agreement in such a manner that such Acquisition Proposal would cease to constitute a Superior Proposal; and

•
following such four business day period, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and any other information provided by Parent), has determined that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable law, provided that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any improvement to the financial terms of such proposal shall be deemed a material modification), Verso shall notify Parent of such modification and the time period set forth in the immediately preceding paragraph shall recommence and be extended for two business days from the day of such notification.

If the Merger Agreement is validly terminated by the Company for the Company to enter into an agreement providing for a Superior Proposal, or by Parent following a Company Board Recommendation Change, the Company fails to obtain the Requisite Stockholder Approval and the Company enters into a definitive agreement with respect to an alternative Acquisition Proposal or an acquisition transaction is consummated, the Company will be required to pay Parent a termination fee equal to $24,690,000.
For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means an change, event, effect, development, occurrence, fact, condition or circumstance following the date of the Merger Agreement that is material and that (i) was not known to, or reasonably foreseeable by, the Board of Directors on the date of the Merger Agreement (or if known or reasonably foreseeable to the Board of Directors, the consequences of which were not known or reasonably foreseeable by the Board of Directors as of the date of the Merger Agreement), which change, event, effect, development, occurrence, fact, condition or circumstance becomes known to, or reasonably foreseeable by, the Board of Directors prior to the Requisite Stockholder Approval and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (A) Verso meeting, failing to meet or exceeding any internal or published revenue or earnings forecasts or projections for any period, (B) changes in the market price or trading volume of Verso’s common stock, (C) changes in conditions that are generally applicable in the industries in which Verso its subsidiaries conduct business, or (D) changes in (or changes proposed by a federal or a state legislative body to) any applicable laws (or the enforcement or interpretation thereof) except in the case of clauses (C) and (D) to the extent that such changes have a disproportionate effect on Verso and its subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which Verso and its subsidiaries conduct business, relative to other similarly situated companies operating in the industries in which Verso and its subsidiaries conduct business, in which case only the incremental disproportionate impact may be taken into account; provided that in the case of the foregoing clauses (A) and (B), the underlying causes of such change, event, effect, development, occurrence, fact, condition or circumstance may be considered and taken into account in determining whether there has been an Intervening Event.
Employee Matters
For a period of one (1) year following the Effective Time (or such shorter period during which the individual remains employed by the Surviving Corporation or an affiliate) (the “Continuation Period”), the Surviving Corporation and its subsidiaries will provide Continuing Employees with (i) an annual base salary or wage rate that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time, (ii) target cash short term incentive opportunities that are no less favorable than those provided to each such Continuing Employee immediately prior to the Effective Time and (iii) employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time. Without limitation of the foregoing, neither the base compensation nor the target annual incentive compensation opportunity will be decreased during the Continuation Period for any Continuing Employee employed during that Continuation Period. During the Continuation Period, the Surviving Corporation will (and Parent shall cause the Surviving Corporation to) provide severance benefits or compensation to eligible Continuing Employees in accordance with the severance guidelines set forth in confidential disclosure letter to the Merger Agreement. In addition, BillerudKorsnäs shall in good faith consider including those Continuing Employees who participated prior to the Effective Time in a long-term incentive program of the Company as participants in a long term incentive plan of BillerudKorsnäs (subject to, among other things, any required BillerudKorsnäs shareholder approval).

With respect to the Company Incentive Plans, for the fiscal year in which the Effective Time occurs, Parent will, or will cause the Surviving Corporation to, pay to each Continuing Employee who remains employed through the end of such fiscal year, at the same time or times that BillerudKorsnäs, Parent or the Surviving Corporation pay annual bonuses, an Annual Bonus that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined in good faith by the Board of Directors or a committee thereof, after giving appropriate effect to the Merger and actions taken by Parent in connection therewith that affect the Surviving Corporation and its subsidiaries). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Company plan (or to the extent that the payment described below would result in the duplication of benefits), if a Continuing Employee experiences a qualifying termination of employment after the Effective Time but prior to the end of the fiscal year in which the Effective Time occurs, Parent will, or will cause the Surviving Corporation to, pay to such Continuing Employee, no later than ten days following the date of such qualifying termination, a prorated portion of the target Annual Bonus applicable to such Continuing Employee, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, BillerudKorsnäs or Parent or the Surviving Corporation, as applicable, or any of their respective affiliates.
Efforts to Close the Merger
BillerudKorsnäs, Parent, Merger Sub and the Company have agreed, subject to certain limited exceptions, to each use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things, and assist and cooperate in doing, or causing to be doing, all things necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the Merger, including by:
•	causing the closing conditions required to consummate the Merger as set forth in the Merger Agreement to be satisfied;
•
obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities and making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger; and

•
obtaining (in consultation with Parent) all consents, waivers and approvals and delivering all notifications pursuant to any contracts to which the Company or its subsidiaries is a party in connection with the Merger Agreement and the consummation of the Merger,

Each of BillerudKorsnäs, Parent, Merger Sub and the Company have agreed to:
•	file with the DOJ and the FTC a notification and report form pursuant to the HSR Act within 15 business days after the date of the Merger Agreement;
•
file, as promptly as possible after the date of the Merger Agreement, certain applications, notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authorities as are (A) required by applicable antitrust laws in connection with the Merger or (B) required to obtain the Regulatory Approvals; and

•	promptly inform the other of any communication from any governmental authority regarding the Merger in connection with such filings.
If any party or affiliate receives any comments or a request for additional information or documentary material from any governmental authority with respect to the Merger pursuant to the HSR Act or any other applicable laws applicable to the Merger, then such party shall make (or cause to be made), as promptly as practicable and after consultation with the other parties, an appropriate response to such request; provided that no party may stay, toll or extend any applicable waiting period under the HSR Act, pull and refile under the HSR Act, or enter into any agreement or understanding with any governmental authority with respect to the HSR Act or any other applicable laws applicable to the Merger without the permission of Parent if such party is the Company, or the permission of the Company if such party is BillerudKorsnäs, Parent or Merger Sub, which shall not be unreasonably delayed, conditioned or withheld.

Each of BillerudKorsnäs, Parent and the Company have agreed to:
•	cooperate and coordinate in the making of any such filings;
•	supply any additional information that may be required or requested by the FTC, the DOJ or governmental authorities of any other applicable jurisdiction; and
•
take (and cause their affiliates to take) all action necessary, proper or advisable to (A) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable laws applicable to the Merger Agreement or the Merger and (B) obtain the Regulatory Approvals and any required consents pursuant to the HSR Act and any antitrust laws applicable to the Merger Agreement or the Merger, in each case as promptly as reasonably practicable and in any event prior to the Termination Date (as defined below).

In furtherance of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other antitrust laws applicable to the Merger and the Regulatory Approvals, each of BillerudKorsnäs, Parent and Merger Sub have agreed to (and to cause their respective affiliates to, if applicable), subject to certain exceptions, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment under the HSR Act and any other applicable laws including:
•
the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of BillerudKorsnäs, Parent and Merger Sub (and their respective affiliates, if applicable) or of the Company and its subsidiaries;

•
the termination, modification, or assignment of existing relationships, joint ventures, contracts, or obligations of BillerudKorsnäs, Parent and Merger Sub (and their respective affiliates, if applicable) or of the Company and its subsidiaries;

•
the modification of any course of conduct regarding future operations of BillerudKorsnäs, Parent and Merger Sub (and their respective affiliates, if applicable) or of the Company and its subsidiaries; and

•
any other restrictions on the activities of BillerudKorsnäs, Parent and Merger Sub (and their respective affiliates, if applicable) or of the Company and its subsidiaries, including the freedom of action of BillerudKorsnäs, Parent and Merger Sub (and their respective affiliates, if applicable) or of the Company and its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to the Merger Agreement (collectively, a “Remedy”);

provided that (A) none of BillerudKorsnäs, Parent or Merger Sub will be obligated to agree to any Remedy that (i) would have a material adverse effect on the business of BillerudKorsnäs, Parent, the Company and their respective subsidiaries, taken as a whole, or (ii) is not conditioned upon the occurrence of the closing of the Merger, and (B) the Company and its subsidiaries or affiliates will not agree to any Remedy without the prior written consent of Parent.

The Company, BillerudKorsnäs, Parent and the Company have agreed (and to cause their respective subsidiaries to), subject to any restrictions under applicable laws:
•
promptly notify the other parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such person from a governmental authority or intervening party in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a governmental authority;

•
keep the other parties informed with respect to the status of any such submissions and filings to any governmental authority in connection with the Merger and any developments, meetings or discussions with any governmental authority or intervening party in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or legal proceeding under applicable laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any governmental authority or intervening party with respect to the Merger; and

•
not participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any governmental authority or intervening party in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate.

Notwithstanding the foregoing, in connection with obtaining the Regulatory Approvals, (i) nothing in the Merger Agreement will require BillerudKorsnäs, Parent and or their respective affiliates to (A) take any action or refrain from taking any action, or commit to take any action or refrain from taking any action that (x) would constitute a Burdensome Condition or (y) is not conditioned upon the occurrence of the closing of the Merger or (B) agree or consent to or accept any Burdensome Condition and (ii) the Company and its subsidiaries will not agree to any Burdensome Condition without the prior written consent of Parent. Under the Merger Agreement, a “Burdensome Condition” includes, among other things, any restriction that would (i) materially impair the benefits which BillerudKorsnäs reasonably expects to derive from the transactions contemplated by the Merger Agreement or (ii) have a material adverse effect on (x) the Company and its subsidiaries or (y) BillerudKorsnäs and its subsidiaries (in the case of clause (y), as if BillerudKorsnäs and its subsidiaries were the size of the Company and its subsidiaries).
Cooperation with Debt Financing
Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Verso has agreed that it will, and will cause its subsidiaries to, and will use its reasonable best efforts to, and to cause its subsidiaries and their respective representatives to provide, on a timely basis, to BillerudKorsnäs, Parent, their respective affiliates and the debt financing sources all assistance and cooperation customary for financings similar to the Debt Financing and reasonably requested by Parent or Merger Sub in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with the transactions contemplated hereby.
Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation and its subsidiaries shall, and Parent shall cause the Surviving Corporation and its subsidiaries to, honor and fulfill the obligations of Verso and any of its subsidiaries pursuant to any indemnification agreements between Verso and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of Verso or any of its subsidiaries prior to the Effective Time), on the other hand. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its subsidiaries shall (and Parent shall cause the Surviving Corporation and its subsidiaries to) cause the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the subsidiaries of Verso, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the indemnified parties except as required by applicable law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director, officer or employee of Verso or its subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) the fact that an indemnified person is or was a director, officer, or employee of Verso or its subsidiaries or other affiliates; (2) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, or employee of Verso or its subsidiaries or other affiliates, or taken at the request of Verso or such subsidiary or affiliate as a director, officer, or employee, trustee or fiduciary of another person (including any employee benefit plan); and (3) the Merger, as well as any actions taken by Verso, Parent or Merger Sub with respect thereto. The Merger Agreement also provides that the Surviving Corporation will (and Parent must cause the Surviving Corporation to) advance all fees and expenses (including reasonable fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
In addition, without limiting the foregoing, unless Verso has purchased a “tail” policy prior to the Effective Time (which Verso may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums paid by Verso for the Company’s directors’ and officers’ liability insurance maintained by or for the benefit of the Company as of the date of the Merger Agreement), the Merger Agreement requires Parent to cause the Surviving Corporation to maintain the Company’s directors’ and officers’ liability insurance from insurance carriers with the same or better A.M. Best financial strength rating as the carriers of the existing directors’ and officers’ liability insurance policies, on terms that are equivalent to the Company’s current directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time. Neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such annual premiums exceed 300% of the aggregate annual premiums paid by Verso by or for the benefit of the Company as of the date of the Merger Agreement, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost not exceeding such amount.
Other Covenants
Stockholders Meeting
Verso has agreed to establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders as promptly as practicable, and in any event within 40 calendar days, following the mailing of this proxy statement to stockholders for the purpose of voting upon the adoption of the Merger Agreement.
Continuance of Tariffs
Verso will use its reasonable best efforts to (1) cooperate with BillerudKorsnäs and Parent in connection with, and to participate as an interested party in any material proceedings before the U.S. International Trade Commission and the Department of Commerce regarding the continuance of applicable duties, and to advocate for the continuance of such duties and (2) consult with BillerudKorsnäs and Parent, consider in good faith their reasonable views, and keep BillerudKorsnäs reasonably informed with respect to such actions.
Stockholder Litigation
Verso will: (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to the status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with Parent with respect to the defense, settlement or prosecution of such litigation. Verso may not compromise or settle any such litigation without Parent’s prior written consent, except as permitted under the Merger Agreement.

Conditions to the Closing of the Merger
The obligations of BillerudKorsnäs, Parent and Merger Sub, on the one hand, and Verso, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:
•	the adoption of the Merger Agreement by the requisite affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the Merger;
•	the expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act and all requisite approvals and consents applicable thereto have been obtained;
•
no law or order by any governmental authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger has been enacted, entered, promulgated or enforced and is continuing in effect; and

•
the Regulatory Approvals either (i) having been obtained from the applicable government authorities and remain in full force and effect, without the imposition of any Burdensome Condition (as defined below) or (ii) being no longer required by applicable law.

In addition, the obligations of BillerudKorsnäs, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
•
the representations and warranties of Verso relating to organization, good standing, corporate power, enforceability, the Board of Directors’ approval of the Merger Agreement and the Merger, the required stockholder approval in respect of the Merger, the ability of Verso to consummate the Merger without violating or conflict with any provision of its organizational documents, certain aspects of its equity securities, and brokers that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers, being true and correct in all material respects and (B) are qualified by Company Material Adverse Effect or other materiality qualifiers, being true and correct, in each of (A) and (B), as of the date of the Merger Agreement and the date on which the closing of the Merger occurs as if made at and as of such time;

•
the representations and warranties of Verso relating to certain aspects of Verso’s capitalization and the absence of certain changes since September 30, 2021 through the date of the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and the date on which the closing of the Merger occurs, except for adverse inaccuracies that are de minimis;

•
the other representations and warranties of Verso set forth elsewhere in the Merger Agreement being true and correct as of the date of the Merger Agreement and the date on which the closing of the Merger occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	Verso’s having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement;
•
the receipt by Parent and Merger Sub of a certificate of Verso, validly executed for and on behalf of Verso and in its name by the Chief Executive Officer of Verso, certifying that the conditions, described in the preceding four bullets have been satisfied; and

•	no Company Material Adverse Effect having occurred or arisen after the date of the Merger Agreement that is continuing.
In addition, the obligation of Verso to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub relating to organization, good standing, corporate power, enforceability and the ability of Parent and Merger Sub to consummate the Merger without violating or conflict with any provision of its respective organizational documents that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifiers, being true and correct in all material respects and (B) are qualified by Parent Material Adverse Effect or other materiality qualifiers, being true and correct, in each of (A) and (B), as of the date of the Merger Agreement and the date on which the closing of the Merger occurs as if made at and as of such time;

•
the representations and warranties of Parent and Merger Sub relating to brokers being true and correct in all material respects as of the date of the Merger Agreement and the date on which the closing of the Merger occurs as if made at and as of such time;

•
the other representations and warranties of Parent and Merger Sub set forth elsewhere in the Merger Agreement being true and correct as of the date of the Merger Agreement and the date on which the closing of the Merger occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Parent Material Adverse Effect;

•
BillerudKorsnäs, Parent and Merger Sub having performed and complied in all material respects with all covenants and obligations of the Merger Agreement required to be performed and complied with by BillerudKorsnäs, Parent or Merger Sub at or prior to the closing of the Merger; and

•
the receipt by Verso of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding four bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time (unless otherwise stated below) in the following ways (subject to certain specified exceptions and qualifications set forth in the Merger Agreement):
•	by mutual written agreement of Verso and Parent;
•	by either Verso or Parent if:
•
(1) any permanent injunction or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

•
the Merger has not been consummated by 11:59 p.m., New York City time, on July 19, 2022 (subject to an automatic extension to October 19, 2022 if all conditions have been satisfied except receipt of antitrust clearance or the Regulatory Approvals) (the “Termination Date”);

•	stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof (a “Stockholder Vote Termination”);
•	by Verso if:
•
Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the date that is 30 calendar days following delivery by Verso of written notice of such breach (or such shorter period of time as remains prior to the Termination Date); or

•
at any time prior to receiving the Requisite Stockholder Approval, in order to concurrently enter into a definitive agreement providing for a Superior Proposal, if the Company (i) has complied with applicable provisions of the Merger Agreement with respect to such Superior Proposal (other than any de minimis breach) and (ii) pays to Parent in immediately available funds the termination fee (as described below) in accordance with the Merger Agreement prior to or concurrently with such termination (a “Superior Proposal Termination”); and

•	by Parent if:
•	Verso has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger

Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Termination Date); or
•	the Board of Directors (or a committee thereof) effects a Company Board Recommendation Change, (a “Recommendation Change Termination”).
In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for fraud or any material and willful breach of the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Verso and BillerudKorsnäs, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.
Termination Fee
Parent will be entitled to receive a $24.69 million termination fee from Verso if:
•
(i) a Stockholder Vote Termination occurs; (ii) following execution of the Merger Agreement and prior to such Stockholder Vote Termination, a bona fide written Acquisition Proposal for an Acquisition Transaction has been publicly announced or publicly disclosed and is not withdrawn or otherwise abandoned; and (iii) within 12 months of such termination, either an Acquisition Transaction is consummated or Verso enters into a definitive agreement providing for the consummation of an Acquisition Transaction (provided that, for purposes of this bullet, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”);

•	a Recommendation Change Termination occurs; or
•	a Superior Proposal Termination occurs.
Guarantee
Pursuant to the Merger Agreement, BillerudKorsnäs has agreed to guarantee to the Company the punctual and full performance and payment of each of Parent’s covenants, obligations and undertakings under the Merger Agreement, including the obligations of Parent to pay: (i) the Merger Consideration plus (ii) any amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company, as specified in the Merger Agreement. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” BillerudKorsnäs’ obligation with respect to any Guaranteed Obligation will not exceed any corresponding obligation of Parent under the Merger Agreement.
Specific Performance
Each party to the Merger Agreement acknowledged and agreed that a breach by it of the Merger Agreement would cause irreparable damage to the other parties to the merger agreement and that no party to the merger agreement will have an adequate remedy at law. Therefore, it was agreed that each party will be entitled to specific performance and injunctive relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof.
Amendment
The Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
Governing Law
The Merger Agreement is governed by Delaware law.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPANY’S COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47 of this proxy statement. The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, the Company is asking you to approve the following resolution:
“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.””
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the referenced compensation will or may be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Vote Required and Board of Directors’ Recommendation
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of a majority of the shares of common stock present at the meeting virtually or by proxy, and entitled to vote, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Company stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there is an insufficient number of votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including solicitation proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on the NYSE under the symbol “VRS.” On January 31, 2022, there were approximately 38 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.
On February 7, 2022, the latest practicable trading day before the filing of this proxy statement, the closing price for our common stock on the NYSE was $26.71 per share. You are encouraged to obtain current market quotations for our common stock. The following table shows the closing price of our common stock, for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions. You are encouraged to obtain current market quotations for our common stock prior to voting your shares.
Following the Merger, there will be no further market for our common stock and it will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.
The following table sets forth the amount of cash dividends declared per share of common stock, and the high and low trading price as reported by the NYSE for our common stock for each quarter during the past three years.
	High	Low	Dividend
Year ending December 31, 2021
Fourth quarter	$27.28	$19.99	$0.10
Third quarter	$22.56	$16.44	$0.10
Second quarter	$18.30	$14.51	$0.10
First quarter	$15.86	$11.26	$0.10
Year ended December 31, 2020
Fourth quarter	$12.61	$7.36	$0.10
Third quarter	$14.99	$7.53	$0.10
Third quarter	$—	$—	$3.00*
Second quarter	$17.11	$9.96	$0.10
First quarter	$19.33	$10.20	$—
Year ended December 31, 2019
Fourth quarter	$19.48	$12.09	$—
Third quarter	$19.38	$9.62	$—
Second quarter	$23.35	$16.56	$—
First quarter	$26.00	$18.45	$—
*	Special cash dividend of $3.00 per share of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of February 7, 2022, by:
•	each person or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current named executive officers and directors as a group.
The percentage ownership information shown in the table is based on 29,154,580 shares of our common stock outstanding as of February 7, 2022.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to Company RSUs that vest within 60 days of such date are considered outstanding and beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Verso Corporation, 8540 Gander Creek Drive, Miamisburg, Ohio 45342. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned(1)
Directors and Named Executive Officers:
Randy J. Nebel	57,728	*
Allen J. Campbell	164,117	*
Aaron D. Haas	13,439	*
Matthew Archambeau	47,992	*
Terrance M. Dyer	7,957	*
Brian Cullen	0	*
Jeffrey E. Kirt	28,590	*
Dr. Robert K. Beckler	8,590	*
Marvin Cooper	8,590	*
Nancy M. Taylor	10,056	*
All current Directors and Executive Officers as a group (8 persons)(3)	134,950	*
Dimensional Fund Advisors LP(4)	2,754,786	9.5%
Lapetus Capital II LLC(5)	2,700,646	9.3%
Hoak Public Equities, L.P.(6)	2,164,610	7.4%
SCW Capital Management, LP (7)	2,091,922	7.2%
The Vanguard Group Inc.(8)	1,977,398	6.8%
BlackRock, Inc.(9)	1,851,233	6.4%
*	Less than 1% of the outstanding shares of our common stock.
(1)	“Beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. The number and percentage of shares of common stock beneficially owned by each person listed in the table is determined based on the shares of common stock that such person beneficially owned as of January 18, 2022, or that such person has the right to acquire within 60 days thereafter. The number of outstanding shares used as the denominator in calculating the percentage ownership and voting power of the outstanding shares of Class A common stock for each person is the sum of (a) 29,154,580 shares of Class A common stock outstanding as of January 18, 2022, and (b) the number of shares of Class A common stock that such person has the right to acquire as of January 18, 2022, or within 60 days thereafter. Each person has sole voting and sole investment power over the shares of common stock that the person beneficially owns, unless otherwise indicated.
(2)
Mr. Campbell and Mr. Archambeau are no longer employed by Verso. The amounts reported as beneficially owned by them are based on their last respective Form 4s as filed with the SEC, as adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.

(3)	Excludes Mr. Campbell and Mr. Archambeau who are no longer executive officers of Verso.
(4)
In a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2021, the reporting person states that as of December 31, 2020 it beneficially owned and had sole voting power over 2,665,734 shares of Class A common stock and sole dispositive power over 2,754,786 shares of Class A common stock. The Schedule 13G/A also discloses that Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over our Class A common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of our Class A common stock held by the Funds. However, all shares of Class A common stock reported in the table above are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of Class A common stock. The address of the reporting person is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
In a Schedule 13D/A filed by Lapetus Capital II LLC with the SEC on September 21, 2021, the reporting person states that as of September 20, 2021 the reporting persons in the aggregate beneficially own 2,700,646 shares of Class A common stock. The Schedule 13D/A also discloses that each of Lapetus Capital II LLC, Atlas Capital Resources II LP, Atlas Capital GP II LP, and Atlas Capital Resources GP II LLC shares voting and dispositive power over 149,568 shares, (ii) Lapetus Capital III LLC, Atlas Capital Resources III LP, Atlas Capital GP III LP, and Atlas Capital Resources GP III LLC shares voting and dispositive power over 2,551,078 shares and (iii) each of Andrew M. Bursky and Timothy J. Fazio, by virtue of his status as a manager and Managing Partner of Atlas Capital Resources GP II LLC and Atlas Capital Resources GP III LLC, has shared voting and dispositive power of 2,700,646 shares of Class A common stock. The address of the reporting person is 100 Northfield Street, Greenwich, Connecticut 06830.

(6)
In a Schedule 13D/A filed by Hoak Public Equities, L.P. together with affiliated entities and persons with the SEC on January 13, 2022, the reporting person states that as of January 12, 2022, Hoak Public Equities L.P., Hoak Fund Management, L.P., and Hoak & Co. have sole voting and dispositive power over 1,723,369 shares, J. Hale Hoak has sole voting and dispositive power over 1,960,529 shares and shared voting and dispositive power over 255,000 shares, James M. Hoak has sole voting and dispositive power over 2,148,369 shares and shared voting and dispositive power over 255,000 shares, and Hale Hoak Child’s Trust (“Trust”) and The Hoak Foundation (“Foundation”) have sole voting and dispositive power over 45,000 and 25,000 shares, respectively, and Nancy Hoak 2020 GRAT Agreement (“GRAT”) has shared voting and dispositive power over 255,000 shares. James M. Hoak is Hoak & Co’s controlling shareholder and serves as its Chairman and serves as the Trust’s trustee, President of the Foundation and co-trustee of the GRAT and the Schedule 13D reports that the aggregate amount beneficially owned by James M. Hoak is 2,164,610 shares. The address of the reporting person is 3963 Maple Avenue, Suite 450, Dallas, Texas 75219.

(7)
In a Schedule 13D/A filed by SCW Capital Management, LP together with affiliated entities and persons with the SEC on August 18, 2021, the reporting person states that as of August 18, 2021, SCW Capital Management, LP (“SCW Management”) and Trinity Investment Group, LLC (“Trinity”) have shared voting and dispositive power over 2,091,922 shares, SCW Capital, LP (“SCW Capital”) has shared voting and dispositive power over 1,400,482 shares and SCW Capital QP, LP (“SCW QP” and together with SCW Capital, the “SCW Funds”) has shared voting and dispositive power over 691,440 shares. SCW Management serves as the investment manager of each of the SCW Funds and Trinity serves as the general partner of each of the SCW Funds and SCW Management. The address of the reporting person is 3131 Turtle Creek Blvd, Suite 302, Dallas, TX 75219.

(8)
In a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 10, 2021, the reporting person states that as of December 31, 2020 it beneficially owned and had sole voting power over zero shares of Class A common stock, shared voting power over 27,532 shares of Class A common stock, sole dispositive power over 1,934,128 shares of Class A common stock, shared dispositive power over 43,270 shares of Class A common stock. The address of the reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
In a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2022, the reporting person states that as of December 31, 2021 it beneficially owned and had sole voting power over 1,813,124 shares of Class A common stock and sole dispositive power over 1,851,233 shares of Class A common stock. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Verso. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Proposals of stockholders that are intended to be considered for inclusion in our proxy statement relating to our regular annual stockholders meeting in 2022 (if held), must have been received by us at our principal executive offices at 8540 Gander Creek Drive, Miamisburg, Ohio 45342, Attention: Secretary, by November 30, 2021, and must have satisfied the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.
Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by our Secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. For the 2022 Annual Meeting of Stockholders, to be timely, the stockholder’s notice must be delivered to our Secretary at our principal executive office not earlier than the close of business on January 6, 2022, and not later than the close of business on February 5, 2022. However, if the date of the 2022 Annual Meeting is more than 30 days before, or more than 60 days after, May 6, 2022, the stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which public disclosure of the date of the meeting is first made by us. In addition, if the number of directors to be elected at the 2022 Annual Meeting of Stockholders is increased effective after the time period for which nominations otherwise would be due and there is no public announcement by Verso naming the nominees for the new director positions created by such increase at least 100 days prior to May 6, 2022, the stockholder’s notice will be considered timely, but only with respect to the nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.
The notice must include information specified in our bylaws, including information concerning the proposal and the proponent’s ownership of common stock. Proposals not meeting these requirements will not be entertained at the annual meeting. In addition, if a stockholder submits a proposal that does not comply with the advance notice requirements above, the proxies may exercise authority to vote in accordance with their best judgment on any such proposal.
In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION
Verso files annual, quarterly and special reports, proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC are available to the public from commercial document retrieval services and at www.sec.gov.
If you have any questions about this proxy statement, the Special Meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact us at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Call Toll-free: (866) 239-1763
Banks and Brokers Call: (212) 750-5833
This proxy statement contains references to the availability of certain information from our website, https://investor.versoco.com/investors-overview. By making such references, we do not incorporate into this proxy statement the information included on our website.

MISCELLANEOUS
Verso has supplied all information relating to Verso, and Parent has supplied, and Verso has not independently verified, all of the information relating to BillerudKorsnäs, Parent and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 8, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
CONFIDENTIAL
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

BILLERUDKORSNÄS INC.,

WEST ACQUISITION MERGER SUB INC.,

VERSO CORPORATION

and

solely for purposes of the Guarantor Provisions

BILLERUDKORSNÄS AB

Dated as of December 19, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 19, 2021, by and among BillerudKorsnäs Inc., a Delaware corporation (“Parent”), West Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Verso Corporation, a Delaware corporation (the “Company”) and, solely for purposes of Article I, Sections 2.9(f), 3.29, 4.14, 5.3(b), 5.4, 5.5, 6.1, 6.2, 6.3(d), 6.9(c), 6.9(g), 6.18(a), 8.3(c), 8.3(d), 8.3(e), 8.4 and Article IX (collectively, the “Guarantor Provisions”), BillerudKorsnäs AB, a Swedish limited company (“Guarantor”). Each of (a) Parent, Merger Sub and the Company and (b) Guarantor, for purposes of the Guarantor Provisions only, are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.
RECITALS
A. The Company Board, acting upon the recommendation of a special committee of the Company Board (the “Special Committee”), has unanimously (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders.
B. Each of the board of directors of Parent and Merger Sub has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
C. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
D. Guarantor will provide a guarantee of the Guaranteed Obligations upon the terms set forth herein.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub, Guarantor (solely purposes of the Guarantor Provisions) and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case, containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are not less restrictive in any material respect to such counterparty than those contained in the Confidentiality Agreement, except that such agreement need not contain any “standstill” or other similar provision or otherwise prohibit the making of any Acquisition Proposal.
(b) “Acquisition Proposal” means any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Guarantor, Parent or Merger Sub) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock or securities convertible into, or exchangeable for, Company Common Stock or any other securities of the Company, in each case, representing more than twenty percent (20%) of the Company Common Stock outstanding or voting rights of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding or securities convertible into, or exchangeable for, Company Common Stock or voting rights of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase or other acquisition by any Person or Group, or equityholders of any such Person or Group, of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or
(iii) any merger, consolidation, business combination, joint venture, partnership, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or equityholders of any such Person or Group, would hold shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding or securities convertible into, or exchangeable for, Company Common Stock or voting rights of the Company after giving effect to the consummation of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(e) “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2020 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 1, 2021.
(g) “Burdensome Condition” means any restriction, obligation, remedy, condition, commitment, finding, conclusion, limitation, qualification, requirement, undertaking or other action that individually or together with all other such restrictions, obligations, remedies, conditions, commitments, findings, conclusions, limitations, qualifications, requirements, undertakings or other actions which would or would reasonably be expected to: (A) materially impair the benefits, taken as a whole, which Guarantor reasonably expects to derive from the consummation of the Transaction, or (B) have a material adverse effect on (i) the Surviving Corporation and its Subsidiaries (measured as a whole, after giving effect to the Transaction) or (ii) Guarantor and its Subsidiaries; provided, however, that for purposes of this definition only, “Guarantor and its Subsidiaries” shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is one hundred percent (100%) the size of the Company and its Subsidiaries as of the date of this Agreement. Receipt of a final order from the PSCW in a form with material modifications (that would reasonably be expected to adversely impact Guarantor and its Subsidiaries, taken as a whole, in any material respect following or as of the Closing) to the conditions, findings or conclusions as compared to those set forth in the PSCW’s Final Decisions in Docket No. 1330-DR-101 (Dec. 2007) and Docket No. 1330-EI-100 (Apr. 2014) would be a Burdensome Condition. Notwithstanding the foregoing, for purposes of this definition of Burdensome Condition, any items set forth set forth in Section 1.1(g) of the Company Disclosure Letter shall not constitute a Burdensome Condition.
(h) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York or Stockholm, Sweden.
(i) “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020.
(j) “Code” means the Internal Revenue Code of 1986.
(k) “Company Board” means the Board of Directors of the Company.
(l) “Company Capital Stock” means the Company Common Stock, the Company Class B Common Stock and the Company Preferred Stock.
(m) “Company Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
(n) “Company Credit Agreement” means the Asset-Based Revolving Credit Agreement, dated as of July 15, 2016, and amended on December 5, 2016, and February 6, 2019, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Wells Fargo Bank, National Association, as the administrative agent, and the lending institutions from time to time party thereto, and all collateral, pledge, security and other agreements and documents related thereto.
(o) “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

(p) “Company Material Adverse Effect” means any change, event, effect, development, occurrence, fact, condition or circumstance (each, an “Effect”) that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially delay, the consummation by the Company of the Transaction or have a material adverse effect on the ability of the Company to perform its covenants and obligations under this Agreement or to consummate the Transaction; provided that in the case of clause (i), none of the following Effects (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether there has been or would reasonably be expected to occur a Company Material Adverse Effect:
(i) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;
(ii) changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or the Company’s credit rating; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii) changes in conditions that are generally applicable in the industries in which the Company and its Subsidiaries conduct business (including supply chain delays and increases in raw material prices);
(iv) changes in political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews) and any escalation or worsening thereof);
(v) any outbreak of hostilities, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);
(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar force majeure events;
(vii) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any Law, mandate, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place,” curfews or other similar restrictions in connection with or in response to an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, mandate, directive, pronouncement or guideline or any material worsening of such conditions;
(viii) the negotiation, execution, delivery or performance of this Agreement or any Effect directly resulting from the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, employees, regulators, Governmental Authorities, vendors or any other business partners; provided, however, that this clause (viii) shall be inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transaction;
(ix) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken as required pursuant to or in accordance with this Agreement;
(x) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;
(xi) changes in GAAP or other accounting standards or changes in, or changes proposed by a federal or state legislative body to, any applicable Laws (or the enforcement or interpretation of any of the foregoing);

(xii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such change would not otherwise be excepted from this definition by another exception herein);
(xiii) any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such failure would otherwise be excepted from this definition by another exception herein);
(xiv) any Transaction Litigation; provided, however, that this clause (xiv) shall be inapplicable with respect to any representation, warranty, covenant or agreement intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transaction;
(xv) the identity of, or any facts relating to, Guarantor, Parent, Merger Sub, or the respective Affiliates of the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business; and
(xvi) any breach by Guarantor, Parent or Merger Sub of this Agreement; except, in case of each of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (xi), to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has or would reasonably be expected to have occurred.
(q) “Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
(r) “Company PSUs” means performance-vested restricted stock units of the Company granted pursuant to the Company’s Performance Incentive Plan.
(s) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.
(t) “Company RSUs” means time-vested restricted stock units of the Company, whether granted pursuant to any of the Company equity plans or otherwise.
(u) “Company Stockholders” means the holders of shares of Company Common Stock.
(v) “Company Termination Fee” means an amount equal to $24,690,000.
(w) “Company Warrants” means the warrants issued pursuant to the Warrant Agreement.
(x) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Guarantor or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(y) “Contract” means any binding (whether written or oral) contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, or other binding agreement.
(z) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associate epidemics, pandemic or disease outbreaks.
(aa) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, mandate or directive (or, other than for purposes of Section 5.2, guidelines or recommendations) by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

(bb) “COVID-19 Reasonable Response” means any reasonable action or inaction, including the establishment of any policy, procedure or protocol, by the Company and its Subsidiaries that is reasonably necessary, advisable or prudent in connection with (i) mitigating the adverse effects of COVID-19 or applicable COVID-19 Measures, (ii) ensuring compliance by the Company and its Subsidiaries with COVID-19 Measures applicable to any of them and/or (iii) in respect of COVID-19, protecting the health and safety of employees or other persons with whom the Company and its Subsidiaries and their personnel come into contact during the course of business operations, in the case of each of clauses (i), (ii) and (iii), to the extent related to developments with respect to COVID-19 arising after the date hereof.
(cc) “Customs & Trade Laws” means all applicable export, import, customs and trade, and anti-boycott Laws or programs administered, enacted or enforced by any Governmental Authority, including: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws and regulations administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.
(dd) “Debt Financing” means any debt financing incurred pursuant to any debt facilities agreement relating to the commitment of the Debt Financing Sources, upon the terms and subject to the conditions set forth therein, to lend Guarantor the amounts set forth therein for the purpose of funding the Transaction.
(ee) “Debt Financing Sources” means each Person, in its capacity as such, that has committed to provide or arrange, or otherwise entered into agreements to provide all or any part of, a debt financing or any alternative debt financing for the purpose of funding the Transaction, together with each Affiliate thereof and each officer, director, employee, partner, trustee, controlling person, advisor, attorney, agent and Representative of each such entity or affiliate and their respective successors and assigns. Guarantor, Parent, Merger Sub and their respective Subsidiaries, Representatives and Affiliates shall not be considered Debt Financing Sources.
(ff) “DOJ” means the United States Department of Justice or any successor thereto.
(gg) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, stock option, stock purchase or other equity or equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, termination, retention, change of control, and other similar plan, agreement (including individual agreements) or arrangement maintained or contributed to by the Company or any Subsidiary (or to which the Company or a Subsidiary is a party) with or for the benefit of any current or former employee or director of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any liability, other than any such plan or arrangement maintained by any Governmental Authority.
(hh) “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land) or pollution, including Laws relating to: (i) the exposure to, or releases or threatened releases of, Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.
(ii) “Environmental Permits” means any licenses, permits, authorizations, registrations or other approvals under Environmental Laws.
(jj) “ERISA” means the Employee Retirement Income Security Act of 1974.
(kk) “ERISA Affiliate” of any entity means each Person that at any relevant time would be treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.
(ll) “Escanaba” means the Company’s facilities located in or around Escanaba, Michigan.
(mm) “Exchange Act” means the Securities Exchange Act of 1934.

(nn) “Executive Group” means (i) the Company’s Chief Executive Officer and (ii) any executive who reports directly to the Company’s Chief Executive Officer.
(oo) “FCC” means the U.S. Federal Communications Commission.
(pp) “FCC Approval” means the issuance of an authorization by the FCC for transfer of control of a FCC License from the Company or its Subsidiary to Parent or another entity controlled by Parent or Guarantor.
(qq) “FCC License” means a license or other authorization issued by the FCC to the Company or its Subsidiaries, including licenses in the FCC’s Industrial/Business pool frequencies for wireless telecommunications services using private radio systems.
(rr) “FERC” means the Federal Energy Regulatory Commission and any successor thereto.
(ss) “FPA” means the Federal Power Act and FERC’s implementing regulations and orders with respect thereto in effect on the date hereof.
(tt) “FTC” means the United States Federal Trade Commission or any successor thereto.
(uu) “GAAP” means generally accepted accounting principles in the United States, as in effect on the date or for the period with respect to which such principles are applied.
(vv) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
(ww) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(xx) “Group” has the meaning as used in Section 13 of the Exchange Act.
(yy) “Hazardous Substance” means any (i) material, substance or waste that (A) is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” (or words of similar meaning and regulatory effect) under Environmental Laws or (B) can form the basis of any liability under any Environmental Law; and (ii) petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, and toxic mold or fungi.
(zz) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(aaa) “Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person); (b) evidenced by bonds, debentures, notes or similar instruments; (c) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (d) pursuant to securitization or factoring programs or arrangements; (e) net cash payment obligations of such Person under swaps, options, derivatives and other hedging contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); (f) letters of credit (to the extent drawn), bank guarantees (to the extent drawn) and other similar contracts or arrangements entered into by or on behalf of such Person; (g) with respect to deferred purchase price of property (tangible or intangible), goods or services, including any earn-outs or purchase price adjustments relating to acquisitions (other than trade payables or accruals in the ordinary course of business); or (h) guarantee of any of the obligations or undertakings described in the foregoing clauses (a) through (g) of any other Person.
(bbb) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and any other rights thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) internet domain names; and (v) trade secrets and confidential information, in each case of clauses (i) through (v) above to the extent protectable by applicable Law.
(ccc) “Intervening Event” means any Effect following the date of this Agreement that is material and that (i) was not known to, or reasonably foreseeable by, the Company Board on the date of this Agreement (or if known or reasonably foreseeable to the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), which Effect becomes known to, or reasonably foreseeable by, the Company Board prior to the Requisite Stockholder Approval and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (A) the Company meeting, failing to meet or exceeding any internal or published revenue or earnings forecasts or projections for any period, (B) changes in the market price or trading volume of Company Common Stock, (C) changes in conditions that are generally applicable in the industries in which the Company and its Subsidiaries conduct business, or (D) changes in (or changes proposed by a federal or a state legislative body to) any applicable Laws (or the enforcement or interpretation thereof) except in the case of clauses (C) and (D) to the extent that such changes have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, relative to other similarly situated companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate impact may be taken into account; provided that in the case of the foregoing clauses (A) and (B), the underlying causes of such Effect may be considered and taken into account in determining whether there has been an Intervening Event.
(ddd) “IRS” means the United States Internal Revenue Service, or any successor agency thereto.
(eee) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge after reasonable due inquiry, of the individuals listed on Section 1.1(eee) of the Company Disclosure Letter.
(fff) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
(ggg) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(hhh) “Material Contract” means any of the following Contracts (together with any Contract of the type described in subclauses (i) through (xvi) entered into after the date of this Agreement and prior to the Closing Date):
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii)  any Contract with a top twenty (20) customer (determined on the basis of the aggregate revenues recognized by the Company and its Subsidiaries over the four (4) consecutive fiscal quarters ended December 31, 2020);
(iii) any Contract with a top fifteen (15) vendor or supplier of goods, services or other assets (including supply of raw materials, pulp and/or wood) (determined on the basis of the aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarters ended December 31, 2020);
(iv) any Contract with a top five (5) provider of transportation, warehousing, operational and/or facility management services (determined on the basis of the aggregate expenditures by the Company and its Subsidiaries over the four (4) consecutive fiscal quarters ended December 31, 2020);

(v) any Contract (A) under which the Company or any of its Subsidiaries made or received payments in excess of ten million dollars ($10,000,000) over the four (4) consecutive fiscal quarters ended December 31, 2020, (B) contemplating payments by or to the Company or any of its Subsidiaries in excess of ten million dollars ($10,000,000) in the next twelve (12) months following the date hereof or (C) containing supply commitments or take-or-pay or offtake obligations in excess of two million dollars ($2,000,000) on the part of any of the Company, its Subsidiaries or any counterparty to such Contract that will be in effect for more than twenty four (24) months following the date hereof;
(vi) any Contract containing any covenant (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person in any line of business or geographic area or (B) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business with any Person or levying a material fine, charge or other payment for doing so;
(vii) any material Contract (A) containing a “most favored nation” provision or (B) granting to any Person any exclusive rights or an option of first refusal, first offer or similar preferential right to purchase or acquire any goods, assets or property of the Company or any Subsidiary of the Company;
(viii) any Contract under which the Company or any Subsidiary of the Company has material continuing obligations, including as a result of the Company or any Subsidiary of the Company (including any of their respective predecessors) agreeing to retain liabilities and/or provide indemnification with respect to certain matters, including environmental matters, in each case, relating to the disposition or acquisition of any material business, material assets, material amount of assets or material ownership interest in any other Person or other business enterprise, in each case, other than in ordinary course of business;
(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the incurrence of Indebtedness for borrowing of money or extension of credit, in each case in excess of two million five hundred thousand dollars ($2,500,000) other than (A) accounts receivables and payables in the ordinary course of business; (B) loans solely among Subsidiaries of the Company, on the one hand, and the Company, on the other hand, in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(x) any Contract that prohibits (A) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries (B) the pledging of capital stock of the Company or any of its Subsidiaries or (C) the issuance of guarantees or similar obligations by the Company or any of its Subsidiaries;
(xi) any Contract pursuant to which the Company or any of its Subsidiaries grants to a third party a license to any Company Intellectual Property or a third party grants to the Company or any of its Subsidiaries a license to any Intellectual Property owned by such third party, in each case, other than (A) Contracts involving payments of less than five hundred thousand dollars ($500,000) in the aggregate pursuant to which the Company or any of its Subsidiaries uses off-the-shelf software available on standard terms and (B) non-exclusive licenses granted by the Company or its Subsidiaries in the ordinary course of business;
(xii) any Contract providing for indemnification of any officer, director, employee or agent by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company or its Subsidiaries’ standard forms made available to Parent;
(xiii) each employment Contract to which the Company or any of its Subsidiaries is a party that (A) relates to the employment of an executive officer of the Company and (B) cannot be terminated upon advance written notice of ninety (90) days or less without payment of consideration, or, if the Contract is governed by non-U.S. law, provides for termination pay or notice of termination materially in excess of what is required by applicable Law;
(xiv) any material Contract with any Governmental Authority;

(xv) any Contract providing for the compromise or settlement of any material Legal Proceeding pursuant to which the Company or any of its Subsidiaries has continuing obligations, other than Contracts providing for cash payments only that do not exceed one million dollars ($1,000,000) as to such compromise or settlement; and
(xvi) any Contract that involves a joint venture, partnership or similar arrangement (it being understood that this clause (xvi) does not include commercial arrangements where there is no joint ownership by the Company or any of its Subsidiaries and the counterparty of equity in a Person).
(iii) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.
(jjj) “Order” means any order, judgment, judicial decision, decree (including any consent decree or similar agreed order or judgment), injunction, ruling, award, settlement, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).
(kkk) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person.
(lll) “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially delay, the consummation by Guarantor, Parent or Merger Sub of the Transaction or have a material adverse effect on the ability of Guarantor, Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transaction.
(mmm) “Performance Incentive Plan” means the Company’s Performance Incentive Plan, as amended from time to time.
(nnn) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (iii) leases, subleases and licenses (other than capital leases, leases underlying sale and leaseback transactions and licenses to Intellectual Property); (iv) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the value or use or operation of the applicable property); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) any non-exclusive license to any Intellectual Property entered into in the ordinary course; (viii) mortgages, pledges and other liens pursuant to the Company Credit Agreement (and any refinancing, extension, renewal or replacement thereof); (ix) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any leased real property unless caused by the Company or any of its Subsidiaries; or (x) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property or assets subject thereto.
(ooo) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(ppp) “PSCW” means the Public Service Commission of Wisconsin and any successor thereto.

(qqq) “Quinnesec” means the Company’s facilities located in or around Quinnesec, Michigan.
(rrr) “R&W Insurance Policy” means the representations and warranties insurance policy that has been or may be obtained prior to the Closing by Guarantor or Parent in connection with this Agreement and the Transaction.
(sss) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; and (iv) internet domain names.
(ttt) “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, consultants, investment bankers, attorneys, agents, advisors and other representatives.
(uuu) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(vvv) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(www) “Securities Act” means the Securities Act of 1933.
(xxx) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
(yyy) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel and in accordance with this Agreement) is reasonably likely to be consummated in accordance with its terms and would result in a transaction more favorable, from a financial point of view, to the Company Stockholders (solely in their capacity as such) than the Transaction (taking into account all legal, regulatory, financial (including any break-up fee), timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” will be deemed to be references to “fifty percent (50%).”
(zzz) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments, fees, levies, customs, duties and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.
(aaaa) “Tax Return” means any return, declaration, report, statement, certificate, form, election, estimate or information return filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(bbbb) “Transaction” means the Merger and each other transaction contemplated by this Agreement.
(cccc) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transaction, other than any Legal Proceedings among the Parties related to this Agreement.
(dddd) “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.
(eeee) “United States” and “U.S. ” means the United States of America.
(ffff) “WARN” means the United States Worker Adjustment and Retraining Notification Act.

(gggg) “Warrant Agreement” means the Warrant Agreement, dated July 15, 2016, by and among the Company, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company N.A., pursuant to which the Company Warrants were issued.
(hhhh) “Warrant Consideration” means, with respect to each share of Company Common Stock for which a Company Warrant is exercisable immediately prior to the Closing, an amount in cash equal to the Per Share Price less the per-share exercise price for such Company Warrant.
1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Acceptable Confidentiality Agreement	1.1(a)
Acquisition Proposal	1.1(b)
Acquisition Transaction	1.1(c)
Affiliate	1.1(d)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Annual Bonus	6.9(e)
Antitrust Laws	1.1(e)
Audited Company Balance Sheet	1.1(f)
Burdensome Condition	1.1(g)
Business Day	1.1(h)
Bylaws	3.1(b)
Capitalization Date	3.7(a)
CARES Act	1.1(i)
Certificate of Merger	2.2
Certificates	2.9(c)
Charter	3.1(b)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Code	1.1(j)
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board	1.1(k)
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Capital Stock	1.1(l)
Company Class B Common Stock	3.7(a)
Company Common Stock	1.1(m)
Company Credit Agreement	1.1(n)
Company Disclosure Letter	III
Company Incentive Plan	6.9(e)
Company Intellectual Property	1.1(o)
Company Material Adverse Effect	1.1(p)
Company Preferred Stock	1.1(q)
Company PSUs	1.1(r)
Company Registered Intellectual Property	1.1(s)
Company Related Parties	8.3(e)
Company RSUs	1.1(t)
Company SEC Reports	3.9
Company Securities	3.7(c)

Term	Section Reference
Company Stockholder Meeting	6.4(a)
Company Stockholders	1.1(u)
Company Termination Fee	1.1(v)
Company Warrants	1.1(w)
Confidentiality Agreement	9.4
Continuation Period	6.9(c)
Continuing Employees	1.1(x)
Contract	1.1(y)
Copyrights	1.1(bbb)
COVID-19	1.1(z)
COVID-19 Measures	1.1(aa)
COVID-19 Reasonable Response	1.1(bb)
Customs & Trade Laws	1.1(cc)
CWPC	3.28(b)
D&O Insurance	6.8(c)
Debt Financing	1.1(dd)
Debt Financing Sources	1.1(ee)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DOJ	1.1(ff)
DTC	2.9(d)
Effect	1.1(p)
Effective Time	2.2
Electronic Delivery	9.14
Employee Plan	1.1(gg)
Enforceability Exceptions	3.2
Environmental Law	1.1(hh)
Environmental Permits	1.1(ii)
ERISA	1.1(jj)
ERISA Affiliate	1.1(kk)
Escanaba	1.1(ll)
Exchange Act	1.1(mm)
Executive Group	1.1(nn)
FCC	1.1(oo)
FCC Approval	1.1(pp)
FCC License	1.1(qq)
FERC	1.1(rr)
FPA	1.1(ss)
FTC	1.1(tt)
GAAP	1.1(uu)
Governmental Authority	1.1(vv)
Governmental Authorization	1.1(ww)
Group	1.1(xx)
Guaranteed Obligations	9.15(a)
Guarantor	Preamble
Guarantor Provisions	Preamble
Hazardous Substance	1.1(yy)
HSR Act	1.1(zz)
Improvements	3.14(c)
Indebtedness	1.1(aaa)
Indemnified Person	6.8(a)

Term	Section Reference
Indemnified Persons	6.8(a)
Intellectual Property	1.1(bbb)
Intervening Event	1.1(ccc)
IRS	1.1(ddd)
Knowledge	1.1(eee)
Law	1.1(fff)
Legal Proceeding	1.1(ggg)
Marks	1.1(bbb)
Material Contract	1.1(hhh)
Maximum Annual Premium	6.8(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plans	6.9(d)
Nonoperational Facilities	3.28(a)
Notice Period	5.3(d)(ii)(3)
NYSE	1.1(iii)
Old Plans	6.9(d)
Order	1.1(jjj)
Organizational Documents	1.1(kkk)
Other Indemnified Persons	6.8(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Disclosure Letter	IV
Parent Material Adverse Effect	1.1(lll)
Party	Preamble
Patents	1.1(bbb)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Payoff Letter	6.17
Per Share Price	2.7(a)(ii)
Performance Incentive Plan	1.1(mmm)
Permitted Liens	1.1(nnn)
Person	1.1(ooo)
Proxy Statement	6.3(a)
PSCW	1.1(ppp)
PSU Consideration	2.8(b)
PUHCA	3.28(a)
PURPA	3.28(a)
Qualifying Termination	6.9(e)
Quinnesec	1.1(qqq)
R&W Insurance Policy	1.1(rrr)
Real Property Leases	3.14(b)
Registered Intellectual Property	1.1(sss)
Regulatory Approvals	6.1(b)
Remedy	6.2(b)
Representatives	1.1(ttt)
Requisite Stockholder Approval	3.4
RSU Consideration	2.8(a)

Term	Section Reference
Sanctions	3.24(a)
Sarbanes-Oxley Act	1.1(uuu)
SEC	1.1(vvv)
Securities Act	1.1(www)
Special Committee	Recitals
Subsidiary	1.1(xxx)
Superior Proposal	1.1(yyy)
Surviving Corporation	2.1
Tax	1.1(zzz)
Tax Return	1.1(aaaa)
Termination Date	8.1(c)
Transaction	1.1(bbbb)
Transaction Litigation	1.1(cccc)
Treasury Regulations	1.1(dddd)
U.S.	1.1(eeee)
Uncertificated Shares	2.9(c)
United States	1.1(eeee)
VDR	1.3(p)
WARN	1.1(ffff)
Warrant Agreement	1.1(gggg)
Warrant Consideration	1.1(hhhh)
1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) The phrase “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of business, consistent with past practice. For the avoidance of doubt, for purposes of this Agreement (other than Section 5.2) this term shall encompass any reasonable actions taken (or not taken), in good faith in light of the then-current operating conditions and developments with respect to the Company and its Subsidiaries as a result of, in response to, or otherwise related to any pandemic (including COVID-19), epidemic or disease outbreak, and the related Laws issued in connection therewith.
(f) When used in this Agreement, references to “$” or “dollars” are references to U.S. dollars.
(g) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(h) When reference is made to any Party or party to any other agreement or document, such reference includes such Party’s or party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(i) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(j) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.
(k) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof and all schedules and exhibits thereto.
(l) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(m) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(n) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).
(o) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(p) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at https://www.datasite.com (the “VDR”); or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case, at least one (1) Business Day prior to the execution and delivery of this Agreement.
(q) All references to time shall refer to New York City time unless otherwise specified.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger shall take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, or remotely by exchange of documents and signatures (or their electronic counterparts), on the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived (to the extent permitted hereunder) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as mutually agreed to by Parent and the Company, in each case acting reasonably and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.8(a)).
(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.8(a)).
2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law. Prior to the Closing Date, the Company shall use reasonable best efforts to obtain resignation letters (in a form and substance reasonably satisfactory to Parent) of each individual serving as a director of the Company or member of any committee of the Company Board as of immediately prior to the Effective Time (in each case, solely in such individual’s capacity as a director of the Company and member of any committee of the Company Board), in each case with the resignation to be conditioned upon and effective as of the Closing, and shall deliver, or cause to be delivered, to Parent such resignation letters at or prior to the Closing.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation into which they were converted);
(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $27, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Guarantor or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Statutory Rights of Appraisal. At the Effective Time, each Dissenting Company Share shall automatically be cancelled and converted into the right to receive the applicable amounts pursuant to this Section 2.7(c). Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of record of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such shares of Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to timely perfect or otherwise waives, withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to timely perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price, and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice of any actual or, if in writing, threatened demands received by the Company for appraisal of Company Common Stock and (ii) the right to direct, in consultation with the Company, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.
2.8 Equity Awards and Warrants.
(a) Company RSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such Company RSU) (the “RSU Consideration”).
(b) Company PSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested (which, for the avoidance of doubt, will not include any Company PSU for which the performance period has elapsed as of the Effective Time), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company PSU (including, for the avoidance of doubt, any dividend equivalent units credited in respect of such Company PSU), with the achievement of the performance-based vesting metrics applicable to each Company PSU based on the achievement of the applicable performance metrics at the target level of performance (the “PSU Consideration”).
(c) Payment Procedures. On the Closing Date, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate RSU Consideration owed to all holders of Company RSUs. Except as otherwise set forth in Section 5.2(g) of the Company Disclosure Letter, at promptly as reasonably practicable, but in any event no later than ten (10) Business Days, after the

Closing Date, the applicable holders of Company RSUs shall receive a payment from the Company or the Surviving Corporation, through its payroll system, of all amounts required to be paid to such holders in respect of the Company RSUs that are cancelled and converted pursuant to Section 2.8(a); provided that, to the extent any such amounts relate to a Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code. Parent shall cause the Company to pay the PSU Consideration with respect to Company PSUs as soon as practicable following the last day of the applicable performance period for the Company PSU, subject to the holder’s continued employment with the Surviving Corporation on such last day; provided, however, that in the event that the holder’s employment is terminated without cause or due to the holder’s death or disability or, to the extent set forth in the applicable award or other applicable agreement, due to the holder’s resignation for good reason, in any such case, prior to such last day, the PSU Consideration payable with respect to the Company PSU shall continue to be payable on such date notwithstanding such termination (and the PSU Consideration shall be forfeited in the event of any other earlier termination).
(d) Further Actions. Prior to the Effective Time, the Company shall take all action necessary to effect the cancellation and conversion of the Company RSUs and Company PSUs upon the Effective Time and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company shall ensure that, following the Effective Time, no participant in the Company’s Performance Incentive Plan or other Employee Plan will have any right pursuant to the Performance Incentive Plan or such Employee Plan to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.
(e) Company Warrants. At the Effective Time and in accordance with the Warrant Agreement, each Company Warrant unexercised and outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, represent a right by the holder thereof upon any subsequent exercise to receive only the Warrant Consideration for each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the Closing; provided that, the holder of any Company Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation) commencing on the date of public disclosure of this Agreement through the date that is ninety (90) days after the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC that such holder is exercising the holder’s right pursuant to Section 5.6 of the Warrant Agreement to cause the Company or the Surviving Corporation, as applicable, to repurchase such Company Warrant from such holder for the Black-Scholes Value (as defined in the Warrant Agreement) of such Company Warrant, in accordance with its terms and conditions, and the Company or the Surviving Corporation, as applicable, shall repurchase such Company Warrant in accordance with its terms; provided, further, that in no event may any holder of any Company Warrant receive both the Warrant Consideration and the Black-Scholes Value (as defined in the Warrant Agreement) in exchange for such Company Warrant.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company and Parent, with such Payment Agent.
(b) Payment Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash sufficient to pay the aggregate consideration to which such holders of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding one billion dollars ($1,000,000,000) (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund shall be payable to Parent or the Surviving Corporation, as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) as contemplated by Section 2.7.
(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares shall be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.
(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.
(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, subject to applicable Law, none of the Payment Agent, Guarantor, Parent, the Surviving Corporation or any other Party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time shall be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Share theretofore representing any shares of Company Common Stock (other than holders of Owned Company Shares) will cease to have any rights with respect thereto, except the (i) right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c) and (ii) the right to receive any dividends or distributions that holders have the right to receive pursuant to the following sentence. The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date occurring prior to the Effective Time that prior to the Closing and in accordance with this Agreement may have been declared or made by the Company on such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount and upon such terms as it may direct as indemnity against any claim that may be made against Guarantor, Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Withholding. Each of the Payment Agent, Parent, the Merger Sub and any applicable withholding agent shall be entitled to deduct and withhold from any consideration or other amounts payable pursuant to this

Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2019 and at least one (1) Business Day prior to the date of this Agreement (to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face) (other than any disclosures contained or referenced therein under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk”, disclosure set forth in any “forward-looking statements” disclaimer or any similar precautionary sections and any other disclosures contained or referenced therein that are predictive, cautionary or forward-looking in nature or any non-public materials) (it being understood that this clause (a) shall not apply to Section 3.1, Section 3.2, Section 3.5(a), Section 3.7(a), Section 3.7(b), Section 3.7(c) or Section 3.26); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Guarantor, Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Guarantor (with respect to Section 3.29 only), Parent and Merger Sub as follows:
3.1 Organization; Good Standing.
(a) The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (to the extent the applicable jurisdiction recognizes such concept) in each jurisdiction where the properties or assets owned, operated or leased by it or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) The Company has made available to Parent true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each as amended to the date of this Agreement. The Company is not in violation of any of the provisions of its Organizational Documents.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transaction. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transaction, have been duly authorized and approved by the Company Board (acting upon the recommendation of the Special Committee), and except for obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation of the Transaction. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) is subject to general principles of equity (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. At a meeting called and held prior to the execution of this Agreement, the Company Board, acting upon the recommendation of the Special Committee, has unanimously

(i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and consummate the Transaction upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transaction upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”).
(b)  Fairness Opinion. The Special Committee has received the written opinion (or an oral opinion to be confirmed in writing) of the Special Committee’s financial advisor, Rothschild & Co US Inc., to the effect that, as of the date of such opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth therein, the consideration payable to the holders of Company Common Stock (other than the Owned Company Shares and the Dissenting Company Shares) in the Transaction pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is provided for the benefit of the Special Committee and the Company Board in connection with and for the purpose of its evaluation of the Transaction). The Company shall have provided to Parent a copy of such written opinion promptly following the execution and delivery of this Agreement.
(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Transaction.
3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company Capital Stock necessary to consummate the Transaction under applicable Law, the Charter or the Bylaws.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transaction (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 and the Regulatory Approvals are made or obtained and, in the case of the consummation of the Transaction, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties, assets, business or operations are bound; or (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties, rights or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or its Subsidiaries in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transaction, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (v) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 210,000,000 shares of Company Common Stock, (ii) 40,000,000 shares of Class B common stock, par value $0.01 per share (“Company Class B Common Stock”); and (iii) 50,000,000 shares of Company Preferred Stock. As of

4:00 p.m., New York City time, on December 17, 2021 (such time and date, the “Capitalization Date”), (A) 29,062,302 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Class B Common Stock were issued and outstanding, (C) no shares of Company Preferred Stock were issued and outstanding; and (D) 4,198,685 shares of Company Capital Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities, other than pursuant to (i) the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement or (ii) the exercise of Company Warrants.
(b) Stock Reservation, Awards and Warrants. As of the Capitalization Date, the Company has reserved 2,329,003 shares of Company Common Stock for issuance pursuant to the Company’s Performance Incentive Plan. As of the Capitalization Date, there were outstanding (i) 419,105 shares of Company Common Stock subject to outstanding Company RSUs; and (ii) 427,628 shares of Company Common Stock subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the target level). As of the Capitalization Date, 2,440,287 shares of Company Common Stock were issuable pursuant to Company Warrants with an exercise price of $20.66036 per share of Company Common Stock.
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, calls or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).
(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) relating to the voting, or requiring registration, of any Company Securities or (D) requiring the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any Subsidiary of the Company is a party to any Contract that obligates the Company or any Subsidiary of the Company to issue, transfer, exchange, register, repurchase, redeem or otherwise acquire or sell any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect or outstanding bonds, debentures, notes or similar obligations which provide such holder the right to vote with the holders of shares of Company Common Stock on any matter.
3.8 Subsidiaries.
(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate or similar power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties, rights and assets, except, in each case, as has not had, and would not reasonably be expected to have, a Company

Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the properties, or assets owned, operated or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Organizational Documents for each of the Subsidiaries of the Company, each as amended to the date of this Agreement. None of the Subsidiaries of the Company is in violation of its Organizational Documents.
(b) Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any liens and free of any other restrictions (including any restrictions on the right to vote, sell, transfer, pledge or otherwise dispose of such capital stock or other equity or voting interest), except for, in each case, Permitted Liens. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock in the Company or other Company Securities. Section 3.8(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the name, jurisdiction of organization and schedule of equityholders of each of the Subsidiaries of the Company existing as of the date of this Agreement. Neither the Company nor its Subsidiaries has any Contract pursuant to which it is obligated to make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than the Company with respect to its Subsidiaries).
(c) There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, calls, subscriptions, warrants or other rights or arrangements to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.
3.9 Company SEC Reports. Since January 1, 2020, the Company has filed or furnished, as applicable, all forms, reports and documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseding filing or furnishing), in all material respects, with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed or furnished. As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing), each Company SEC Report did not, and each Company SEC Report filed or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is subject to or the subject of ongoing SEC review or outstanding SEC comment.
3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Reports (i) were prepared, or in the case of the Company SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, or in the case of the Company SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments). There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements (and neither the Company nor any Subsidiary of the Company has any commitment to become a party to any off-balance sheet arrangement) of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since January 1, 2020 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2020, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, and management has concluded, after such assessment, that such system was effective. Since January 1, 2020 through the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since January 1, 2020 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(c) Indebtedness. Section 3.10(c)(i) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness expressly reflected in the Audited Company Balance Sheet. For purposes of the immediately preceding sentence, “Indebtedness” shall be deemed to refer only to the obligations or undertakings in clauses (a), (b) and (f) of the definition thereof. Section 3.10(c)(ii) of the Company Disclosure Letter contains a true, correct and complete list of all declared but unpaid dividends or distributions of the Company as of the date of this Agreement.
3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed at least one (1) Business Day prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet; or (d) that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.12 Absence of Certain Changes.
(a) Since September 30, 2021 through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of, or require consent of Parent under, clauses (e), (f), (h) (i), (k), (n), (o), (q) or (r) of Section 5.2).
(b) Since September 30, 2021 through the date of this Agreement, there has not been any Effect that has had, or would reasonably be expected to have, a Company Material Adverse Effect.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or by which it is bound. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract required to be scheduled in Section 3.13(a) of the Company Disclosure Letter.
(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and is in full force and effect, and, none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel or modify any Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.14 Real Property.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list of all real property and interests in real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property”). Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title, in fee or valid leasehold, easement or other rights, in each case, free and clear of all liens other than Permitted Liens, to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted.
(b) Section 3.14(b) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list as of the date of this Agreement of all leases, licenses, subleases and occupancy agreements (the “Real Property Leases”) with respect to all property leased, licensed, subleased or otherwise used or occupied by the Company or its Subsidiaries. No tenant is in default under any Real Property Lease, and no event has occurred that, with notice, lapse of time or both, would constitute a material default under any Real Property Lease, except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(c) Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all buildings, structures, fixtures, building systems and equipment, including paper machinery and pulp mill equipment, located in Escanaba and Quinnesec (the “Improvements”) are in reasonably good condition and repair in all material respects and sufficient in all material respects for the operation of the business of the Company and its Subsidiaries as it is currently conducted at Escanaba and Quinnesec, subject to reasonable wear and tear. Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no facts or conditions affecting any of the

Improvements which would interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries as it is currently conducted at Escanaba and Quinnesec.
3.15 Environmental Matters. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are and, except for matters that have been fully resolved, have been, in compliance with all applicable Environmental Laws and Environmental Permits, (ii) no written notice of a violation of, or liability under, any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (iii) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law, (iv) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person to the extent giving rise to liability for the Company or any of its Subsidiaries has released or disposed of any Hazardous Substance on or under real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or any other location where Hazardous Substances generated by the Company or any of its Subsidiaries have been disposed, in quantities or concentrations that require investigation, remediation or monitoring by the Company or any of its Subsidiaries pursuant to any Environmental Law, (v) neither the Company nor any of its Subsidiaries has assumed, undertaken or agreed to provide indemnification for, as a result of any contract, any material liability of any other Person arising under Environmental Laws, and (vi) the Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies of any material reports, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), studies, analyses, tests or monitoring in the possession of or under the reasonable control of the Company or any of its Subsidiaries pertaining to: (A) any unresolved liabilities of the Company or any of its Subsidiaries under Environmental Law; (B) any releases or disposal of Hazardous Substances by the Company or any of its Subsidiaries or to the extent giving rise to liability for the Company or any of its Subsidiaries in, on, or beneath any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (C) the Company’s or any of its Subsidiaries’ noncompliance with applicable Environmental Laws, in each case to the extent prepared since January 1, 2018.
3.16 Intellectual Property.
(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property. The Company Registered Intellectual Property is valid, subsisting and enforceable, and is owned exclusively by the Company or one of its Subsidiaries, free and clear of all liens other than Permitted Liens, in each case except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.16(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.16(d) below.
(c) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property, in each case except for such matters as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.
(d) To the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted and as conducted since January 1, 2020 does not infringe, misappropriate or violate any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property, in each case except for such matters as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(e) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) the Company and its Subsidiaries (A) take commercially reasonable measures designed to protect the security of the information technology systems owned or used by the Company or any of its Subsidiaries and the confidentiality of the trade secrets owned by the Company or any of its Subsidiaries and (B) comply with applicable Law regarding the collection, use and disclosure of personally identifiable information stored or processed by the Company or any of its Subsidiaries, and (ii) there has been no unauthorized access to the information technology systems owned or used by the Company or any of its Subsidiaries, or any personally identifiable information stored or processed by the Company or any of its Subsidiaries.
3.17 Tax Matters.
(a) Each of the Company and its Subsidiaries has timely filed (taking into account valid extensions) all income and material Tax Returns required to be filed by it, and each such Tax Return has been accurate, correct and complete in all material respects and is in compliance with all applicable Law in all material respects.
(b) The Company and each of its Subsidiaries have paid, or have adequately reserved for the payment of (in accordance with GAAP), all income and material Taxes that are required to be paid by it (regardless of whether such Taxes are reflected on any Tax Return). All material Taxes which the Company and each of its Subsidiaries are, or have been, required by any applicable Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid or remitted to the appropriate Governmental Authority, and the Company and each of its Subsidiaries has complied with all reporting and record retention requirements related to such Taxes in all material respects.
(c) Neither the Company nor any of its Subsidiaries has executed or requested any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.
(d) There are no material liens for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than Permitted Liens.
(e) No material audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns asserting that it is or may be subject to Taxes imposed by that jurisdiction.
(f) No deficiency with respect to any material Taxes has been assessed or proposed in writing against the Company or any of its Subsidiaries that has not been fully paid, except with respect to Taxes being contested in good faith and for which adequate reserves in accordance with GAAP have been provided on the Company’s consolidated financial statements.
(g) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), other than a group the common parent of which is the Company or one of its Subsidiaries, as a transferee or successor, by contract or otherwise.
(h) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).
(i) Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(j) Within the past two (2) years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(k) The Company and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction contract.
(l) The Company and each of its Subsidiaries has (i) to the extent applicable, properly complied with all requirements of applicable Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) not deferred any payroll tax obligations pursuant to the CARES Act.
(m) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
3.18 Employee Benefits.
(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all current material Employee Plans. The Company has made available to Parent a true and complete copy of each material Employee Plan currently in effect and all amendments thereto and a true and complete copy of the following items (in each case, only if applicable) with respect to such material Employee Plans: (i) each trust or other funding arrangement, (ii) each current summary plan description and summary of material modifications, (iii) the most recently filed annual report on IRS Form 5500, (iv) the most recently received IRS determination letter or IRS opinion letter and (v) any non-routine correspondence with any Governmental Authority since January 1, 2018.
(b) Absence of Certain Plans. Neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to or is required to contribute to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), or (iii) a plan covered by Section 412 of the Code or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries (including on account of any ERISA Affiliate) that has not been satisfied in full, and to the Knowledge of the Company, no condition exists that would reasonably be expected to result in the Company or any of its Subsidiaries (including on account of any ERISA Affiliate) incurring any such liability, other than any liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).
(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Plan that cannot be corrected without material liability to the Company.
(d) Employee Plan Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits.
(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), in each case except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(f) No Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar state Law.

(g) No Triggering Event. None of the execution and delivery of this Agreement or the consummation of the Transaction shall, either alone or in combination with another event, (i) entitle any current or former employee or director of the Company to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Employee Plan or (iii) result in any payment or benefit made by the Company or any ERISA Affiliate to be characterized as a parachute payment within the meaning of Section 280G of the Code, except, in the case of each of clauses (g)(i) or (g)(ii), as provided in this Agreement.
(h) No Gross-Ups. Neither the Company nor any of its Subsidiaries has any obligation to reimburse, “gross-up”, make similar “make-whole” payments to, or otherwise indemnify, any Person for any Taxes, under Sections 409A or 4999 of the Code.
3.19 Labor Matters.
(a) Union Activities. Section 3.19(a) of the Company Disclosure Letter sets forth the collective bargaining agreements, labor union contracts or trade union agreements (each, a “Collective Bargaining Agreement”) to which the Company or any of its Subsidiaries is a party or bound as of the date of this Agreement, and the Company has made available to Parent true, correct, and complete copies of all such Collective Bargaining Agreements. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no unfair labor practice, grievance, arbitration, strike, lockout, slowdown, work stoppage, picketing, hand billing, or other labor dispute against or affecting the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, except where such unfair labor practice, grievance, arbitration, strike, lockout, slowdown, work stoppage, picketing, hand billing, or other labor dispute has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and its Subsidiaries have satisfied any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization or works council that is representing any employee of the Company or any of its Subsidiaries in connection with the execution of this Agreement or the consummation of the Transaction. The execution of this Agreement and the consummation of the Transaction will not result in any material breach or other violation of any Collective Bargaining Agreement to which the Company or any of its Subsidiaries is a party or bound.
(b) Employment Law. The Company and its Subsidiaries are in compliance with applicable Laws with respect to employment (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, worker classification, the WARN Act and collective bargaining), except for such noncompliance that has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
(c) Sexual Harassment or Discrimination. None of the Company or any of its Subsidiaries is a party to a settlement agreement with a current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or any of its Subsidiaries or (ii) an employee of the Company or any of its Subsidiaries at the level of Vice President or above. In the last four (4) years, no allegations of sexual harassment or sexual misconduct have been made against (i) an officer of the Company or any of its Subsidiaries or (ii) an employee of the Company or any of its Subsidiaries at the level of Vice President or above.
(d) No Prior Restrictions. No employee of the Company or its Subsidiaries at the level of Vice President or above is in any respect in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating to the (A) right of any such employee to be employed by the Company or any of its Subsidiaries or (B) knowledge or use of trade secrets or proprietary information.

3.20 Compliance with Laws.
(a) The Company and each of its Subsidiaries is, and at all times since January 1, 2019 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, including for the avoidance of doubt the Atomic Energy Act of 1954, except for such noncompliance that has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. No representation or warranty is made in this Section 3.20 with respect to (i) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (ii) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (iii) compliance with Laws relating to Intellectual Property matters, which is exclusively addressed by Section 3.16, (iv) compliance with applicable Laws in respect of Taxes, which is exclusively addressed by Section 3.17 and, to the extent applicable, Section 3.18; (v) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18; (vi) compliance with Laws relating to employment matters, which is exclusively addressed by Section 3.19 or (vii) compliance with Laws relating to energy regulatory matters, which is exclusively addressed by Section 3.28.
(b) Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of their respective businesses; and (iii) since January 1, 2019, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with, violation or breach of any such Governmental Authorization, the substance of which has not been resolved.
(c) The cancellation of any or all of the Company’s FCC Licenses would not result in a disruption or cost to the business of the Company and its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.21 Legal Proceedings; Orders.
(a) No Legal Proceedings. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, and other than any Transaction Litigation brought after the date of this Agreement, there are no Legal Proceedings that are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any present or former director or officer of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b) No Orders. Except as has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (or any of their respective properties or assets) is subject to any Order that would prevent or delay the consummation of the Transaction or negatively affect to a material extent the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.22 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and their respective employees, properties and assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all such insurance policies are in full force and effect, all premiums due thereon have been paid in full, the limits of all such insurance policies are fully in place without any erosion, no notice of cancellation has been received with respect to any of the insurance policies, there are no material claims pending under any such insurance policies as to which coverage has been denied or disputed (other than reservation of rights) by the insurers of such insurance policies and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured under any of the insurance policies.

3.23 Anti-Corruption Compliance. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, employee, agent, representative or other Person acting for the benefit of or on behalf of the Company or its Subsidiaries (in each case in their capacity as such) has, since January 1, 2017, taken any action that would cause any of the foregoing to be in material violation of any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, any other applicable anticorruption Laws or any applicable Laws relating to combatting money laundering, terrorism and/or other financial crime.
3.24 Economic Sanctions & Export Controls Compliance.
(a) The Company and each of its Subsidiaries and, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, all officers, directors and employees of the Company or its Subsidiaries, are and, since January 1, 2017, have been in compliance with (i) all applicable economic and financial sanctions and trade embargoes administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”) and (ii) all Customs & Trade Laws.
(b) None of the Company, any of its Subsidiaries or any of their respective directors or officers is or since January 1, 2017, has been a Person (i) that is organized, located or resident in a country or territory with which dealings are broadly prohibited under comprehensive Sanctions (including Crimea, Cuba, Iran, North Korea and Syria), (ii) with whom dealings are restricted or prohibited by, or are sanctionable under any Sanctions, (iii) ultimately owned or controlled by any Person identified in clauses (i) or (ii), or (iv) identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.
(c) Since January 1, 2017, the Company and its Subsidiaries have not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws or Sanctions, (ii) been the subject of a current, pending, or, to the Knowledge of the Company, threatened investigation, inquiry or enforcement proceedings for violations of Customs & Trade Laws or Sanctions, or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws or Sanctions.
3.25 Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.26 Brokers. Except for Rothschild & Co. US Inc., there is no Person (including any financial advisor, investment banker, broker, finder or agent) that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transaction.
3.27 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement or any Other Required Company Filing will not, at the time the Proxy Statement or such Other Required Company Filing and any amendment thereof or supplement thereto are filed with the SEC, at the time the Proxy Statement is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Guarantor, Parent or Merger Sub for inclusion or incorporation by reference therein.
3.28 Energy Regulatory Matters.
(a) The Company is registered as a “holding company” under the Public Utility Holding Company Act of 2005 (“PUHCA”) and has a waiver, as a single-state holding company pursuant to 18 C.F.R. § 366.3(c)(1), of the requirements of 18 C.F.R. §§ 366.21, 366.22 and 366.23 of FERC’s regulations under

PUHCA. Other than the Company’s Subsidiaries set forth on Section 3.28 of the Company Disclosure Letter, none of the Company or its Subsidiaries is subject to regulation as a “public utility” by FERC. With the exception of electric generation facilities owned by Verso Luke LLC and the electric generation facilities at the Wisconsin Rapids paper mill owned by Verso Minnesota Wisconsin LLC (together, the “Nonoperational Facilities”), each of the electric generation facilities owned or operated by a Subsidiary of the Company is a “qualifying cogeneration facility” or “qualifying small power production facility”, each as defined in FERC’s rules and regulations. Neither of the Nonoperational Facilities is presently generating electric energy and neither has produced electric energy or made wholesale sales of electric energy following the time at which each ceased to be a “qualifying cogeneration facility”, as defined in FERC’s rules and regulations. Each of the Company’s Subsidiaries that makes wholesale sales of electric energy, capacity and/or ancillary services has a valid and effective rate on file at FERC or is exempt from FPA section 205 pursuant to 18 C.F.R. section 292.601. Each of the Company and its Subsidiaries are in material compliance with the applicable requirements of the FPA, Public Utility Regulatory Policies Act of 1978 (“PURPA”), PUHCA and FERC’s rules, regulations and orders.
(b) Consolidated Water Power Company (“CWPC”) is subject to regulation as a “public utility” solely in the state of Wisconsin. Other than CWPC, none of the Company or its Subsidiaries is subject to regulation as a “public utility”, “utility company”, “electric utility”, or similar term by any state Governmental Authority. CWPC is in material compliance with applicable requirements of Wisconsin utility Law and the rules, regulations and orders of the PSCW.
(c) All filings required to be made by the Company and its Subsidiaries since January 1, 2019, under (i) the FPA, PURPA, PUHCA and FERC’s rules and regulations or (ii) Wisconsin utility Laws and the PSCW’s rules and regulations, have been filed on a timely basis (taking into account all applicable grace periods), with FERC, the PSCW or any other relevant Governmental Authority, as the case may be, including all forms, statements, reports, agreements (oral or written), undertakings, and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make, or the failure of which to make in compliance with all applicable legal requirements have not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. All charges that have been made for service and all related fees have been charged in accordance with the terms and conditions of valid and effective tariffs or valid and enforceable agreements for non-tariff charges and are not subject to refund, except for failures to have made such charges or charged such fees that have not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
3.29 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to this Article III) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made to Guarantor, Parent or Merger Sub any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Guarantor, Parent or Merger Sub or made available to Guarantor, Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Guarantor in Section 9.15 or by Parent and Merger Sub in Article IV or in any certificate delivered pursuant to this Agreement, none of Guarantor, Parent, Merger Sub, or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Guarantor, Parent, Merger Sub, or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Guarantor, Parent or Merger Sub or their respective Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Guarantor, Parent and their respective Affiliates (including Merger Sub) have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
With respect to any Section of this Article IV, except as set forth in the disclosure letter (subject to the terms of Section 9.13) delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent, Merger Sub and (with respect to Section 4.14 only), Guarantor hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except, in the case of clause (b), as has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.
4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Transaction. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Transaction, have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and, subject to Section 6.15, no additional actions on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transaction. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Transaction do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 and the Regulatory Approvals are made or obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties, assets, business or operations are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties, rights or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transaction, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent as of the date of this Agreement, threatened against Guarantor, Parent or Merger Sub that have had, or would reasonably be expected to have, a Parent Material Adverse Effect.
(b) No Orders. None of Guarantor, Parent or Merger Sub (nor any of their respective properties or assets) is subject to any Order that has had, or would reasonably be expected to have, a Parent Material Adverse Effect.
4.6 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been an “interested stockholder” (in each case, as such quoted terms are defined in Section 203 of the DGCL) of the Company, in each case during the three (3) years prior to the date of this Agreement.
4.7 Brokers. Except as set forth in Section 4.7 of the Parent Disclosure Letter, there is no Person (including any financial advisor, investment banker, broker, finder or agent) that has been retained by or is authorized to act on behalf of Guarantor, Parent or Merger Sub who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
4.8 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of one thousand (1,000) shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than in connection with the Transaction. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens (other than liens imposed by securities Laws).
4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Guarantor or Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve this Agreement or the Merger.
4.10 Available Funds. Assuming the satisfaction of the conditions set forth in Article VII, Parent or Merger Sub, as of the Closing, will have available funds sufficient to consummate the Transaction on the terms contemplated by this Agreement and to perform their respective obligations under this Agreement, including payment of the aggregate Per Share Price in respect of all shares of Company Common Stock, the amounts required under Section 2.8 and any other amounts required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with or as result of the consummation of the Transaction and all related fees and expenses.
4.11 Stockholder and Management Arrangements. None of Guarantor, its Subsidiaries, Parent, Merger Sub, or, to the knowledge of Parent, any of their respective Affiliates, is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person has agreed to provide, directly or indirectly, equity investment to Guarantor, Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Guarantor, Parent and Merger Sub, Guarantor, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Guarantor, Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, that Guarantor, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that Guarantor, Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement. Without limiting the generality of the foregoing, Guarantor, Parent and Merger Sub each acknowledges and agrees that, except as set forth in Article III or in any certificate required to be delivered by the Company pursuant to the terms of this Agreement, neither the Company nor any other Person makes or has made to Guarantor, Parent or Merger Sub any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction).
4.13 Parent and Merger Sub Information. The information supplied or to be supplied by Guarantor, Parent and Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendment thereof or supplement thereto are filed with the SEC, at the time the Proxy Statement is first disseminated to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.
4.14 No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV and Guarantor in Section 9.15 or in any certificate delivered pursuant to this Agreement, none of Guarantor, Parent, Merger Sub or any other Person makes or has made to the Company any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Guarantor, Parent, Merger Sub or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Guarantor, Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. Guarantor and its Subsidiaries (including Parent and Merger Sub) disclaim any other representations or warranties, whether made by Parent or Guarantor for any of their respective Subsidiaries (including Merger Sub) or any of their respective Affiliates or representatives. Each of Guarantor, Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company in Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article III) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Guarantor or Parent or made available to Guarantor or Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transaction. Each of Guarantor, Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Sections 5.1 or 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, including any COVID-19 Measures, or (d) for any COVID-19 Reasonable Response to the extent that such action or inaction is generally consistent with that taken by other participants in the industries in which the Company and its Subsidiaries operate, or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business, and (ii) use its reasonable best efforts to preserve intact in all material respects its current business operations, organization, ongoing businesses, license, permits and material business relationships with third parties, including vendors, suppliers, customers, partners and Governmental Authorities and maintaining in full force and effect its insurance policies (including for the avoidance of doubt, renewing such insurance policies on or prior to their expiration) in all material respects consistent with past practice or customs in the industries in which the Company and its Subsidiaries conduct business; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2.
5.2 Forbearance Covenants. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Sections 5.1 or 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, including any COVID-19 Measures, (d) for any COVID-19 Reasonable Response to the extent that such action or inaction is generally consistent with that taken by other participants similarly situated in the industries in which the Company and its Subsidiaries operate, or (e) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:
(a) amend the Organizational Documents of the Company or any of its Subsidiaries;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities or securities of any of the Subsidiaries of the Company (other than issuances to wholly-owned Subsidiaries or to the Company), except (i) in accordance with the terms of any employment agreements or any award agreements with respect to, and upon the settlement of, Company RSUs or Company PSUs, in each case, in effect on the date of this Agreement in accordance with their terms; (ii) in accordance with the terms of the Company Warrants; and (iii) as contemplated by Section 5.2(g);
(d) except for transactions solely among the Company and its Subsidiaries or solely among the Company’s Subsidiaries, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, or issue or authorize or propose the issuance of, any of its capital stock or other equity or voting interest, other than (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the settlement of Company RSUs or Company PSUs in accordance with their terms, (ii) the acquisition by the Company of Company RSUs or Company PSUs in connection with the forfeiture of such awards in accordance with their terms or (iii) to the extent required pursuant to the Warrant Agreement, purchases of Company Warrants or the issuance of Company Securities pursuant to the exercise of Company Warrants, in each case, in accordance with their terms;
(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for (w) cash dividends made by any direct or indirect wholly owned

Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries, (x) the Company’s regular quarterly cash dividend on Company Common Stock paid during the fiscal quarter ended December 31, 2021, not to exceed, in the case of any such dividend, $0.10 per share, (y) the Company shall have the right to declare and pay regular quarterly dividends commencing in the fiscal quarter ended June 30, 2022, in each case on timing (including with respect to date of declaration and record date) consistent with the Company’s historical practices and in an amount not to exceed $0.10 per share in any such quarter, it being understood, for the avoidance of doubt, that the Company shall not declare any dividends during the first calendar month of any such quarter; or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;
(f) (i) incur, assume or suffer any Indebtedness or issue any debt securities, except (A) trade payables incurred in the ordinary course of business; (B) loans or advances to direct or indirect wholly owned Subsidiaries of the Company; and (C) for incurrence of Indebtedness for borrowed money under the Company Credit Agreement in an aggregate principal amount not to exceed five million dollars ($5,000,000) (excluding any Letter of Credit (as defined in the Company Credit Agreement) outstanding on the date hereof); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers; and (2) advances to directors, officers and other employees, in each case of clauses (1) and (2) in the ordinary course of business; or (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon, except for any Permitted Liens;
(g) Except as required pursuant to the terms of any Employee Plan or Collective Bargaining Agreement in accordance with its terms as in effect on the date of this Agreement or as set forth in Section 5.2(g) of the Company Disclosure Letter, (i) enter into, adopt, amend or modify in any material respect or terminate any material Employee Plan; (ii) increase the compensation or benefits of any current or former director or executive officer of the Company or any of its Subsidiaries (other than base salary or wage (and corresponding bonus) increases for employees who are not members of the Executive Group in the ordinary course of business), or pay any amount or provide any benefit not provided under any Employee Plan in accordance with its terms as in effect as of the date of this Agreement (other than ordinary course provision of base compensation and benefits); (iii) grant or pay (or promise to grant or pay) any bonus or other incentive compensation, severance, retention, transaction, change of control, deferred compensation or similar payment or benefit to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries; (iv) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries; or (v) hire, engage or terminate (other than for cause) any member of the Executive Group, except, in the case of each of clauses (i), (ii) and (iii), in conjunction with ordinary course new hires, promotions and changes in job position or status of any current employee who is not a member of the Executive Group, consistent with past practice;
(h) settle any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceeding that (i) is for solely monetary payments of no more than one million and five hundred thousand dollars ($1,500,000) individually and three million dollars ($3,000,000) in the aggregate; (ii) does not impose any material non-monetary obligations on, or restrictions against, or require an admission of liability by, the Company or its Subsidiaries; or (iii) is settled in compliance with Section 6.12;
(i) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority;
(j) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment relating to the Company or any of its Subsidiaries; (C) adopt or change any accounting method with respect to income or other material Taxes or change an annual accounting period;

(D) file any amended Tax Returns; (E) enter into any closing agreement in respect of a material Tax; (F) surrender any right to claim a refund for material Taxes; or (G) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;
(k) incur or commit to incur any capital expenditures other than (i) consistent with, or with respect to any item set forth in the budget, not more than ten percent (10%) in excess of the amount allocated in, the capital expenditure budget for such item for the fiscal year 2022, set forth in Section 5.2(k) of the Company Disclosure Letter, (ii) pursuant to obligations imposed by any Material Contract in effect as of the date of this Agreement and (iii) emergency capital expenditures (provided that, the Company shall notify Parent in writing prior to incurring or committing to incur any such emergency capital expenditures that would, or would reasonably be expect to, exceed one million dollars ($1,000,000));
(l) enter into, extend, renew, assign, transfer, cancel, waive any right under, modify, amend or terminate any Material Contract except, in each case, in the ordinary course of business;
(m) terminate insurance policies in a manner inconsistent with past practice or customs in the industries in which the Company and its Subsidiaries conduct business, except, in each case, for any such termination pursuant to the terms of such policy;
(n) engage in any transaction with, or enter into any Contract or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 except, in each case, in the ordinary course of business;
(o) effectuate a “mass layoff” or “plant closing” that would trigger notice obligations under WARN;
(p) (i) modify, renew, extend, or enter into any labor agreement, collective bargaining agreement or any similar labor-related agreements or arrangements with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the new bargaining representative for any employees of the Company or its Subsidiaries;
(q) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein with a fair market value in excess of one million dollars ($1,000,000) in the aggregate in any one transaction or series of related transactions, other than acquisitions of assets acquired from vendors or suppliers in the ordinary course of business;
(r) sell, assign, license, lease, transfer, abandon or otherwise dispose of, or create any lien on (other than any Permitted Lien), or otherwise dispose of, any of the Company’s or its Subsidiaries’ assets, other than such sales, assignments, licenses, leases, transfers, liens or other dispositions that (i) are in the ordinary course of business and (ii) have neither a fair market value of the assets nor an aggregate purchase price that exceeds two million five hundred thousand dollars ($2,500,000) in any one transaction or series of related transactions; provided, that the foregoing clauses (i) and (ii) shall not permit any sales, assignments, licenses, leases, transfers, liens or other dispositions of the assets referenced in Section 5.2(r)(i) of the Company Disclosure Letter;
(s) enter into any new line of business outside of the Company’s and its Subsidiaries’ existing business on the date of this Agreement; or
(t) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(a) and subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, shall cause their respective directors and officers not to, and shall not instruct or knowingly permit any of their other respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Guarantor, Parent, Merger Sub or any designees of Guarantor, Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or its Representatives with respect to an Acquisition Proposal by such Person (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to an Acquisition Proposal by such Person), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any binding or non-binding letter of intent, memorandum of understanding, merger agreement, acquisition agreement or any Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement entered only in the circumstances where the exception set out in Section 5.3(b) otherwise applies (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), the Company shall, immediately following the execution of this Agreement, cease and shall, immediately following the execution of this Agreement, cause each of its Subsidiaries and its and their respective directors and officers to cease, and instruct its and their other respective Representatives to cease, (x) any solicitations, discussions, communications or negotiations with any Person or its Representatives (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal by such Person (or proposal that would reasonably be expected to lead to an Acquisition Proposal by such Person), in each case that exists as of the date of this Agreement, and (y) all access of any Person (other than the Parties and their respective Representatives) to any electronic data room (or other diligence access) maintained by the Company with respect to the Transaction. The Company shall enforce, and shall not waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board concludes in good faith, after consultation with its outside counsel, that the enforcement of, or failure to waive, such provision would be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(b) Exceptions. Notwithstanding anything to the contrary in this Agreement, at any time prior to the time of the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that was not the result of a breach (other than a de minimis breach) of Section 5.3(a) and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and that failure to take such actions would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided that, subject to applicable Law, the Company shall provide to Guarantor, Parent and Merger Sub notice thereof and any non-public information or data that is provided to any Person given such access that was not previously made available to Guarantor, Parent or Merger Sub prior to or substantially concurrently with providing it to such Person.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d) or Section 5.3(f), neither the Company Board nor the Special Committee shall:
(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Guarantor or Parent; (B) adopt, approve or recommend (or propose to adopt, approve or recommend) to the Company Stockholders an Acquisition Proposal; (C) fail to reaffirm the Company Board Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than four (4) times in the aggregate); or (D) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the determination for purposes of Section 5.3(b) by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action contemplated by Section 5.3(b) as and to the extent permitted by Section 5.3(d)(ii); (2) the public disclosure by the Company of such determination; or (3) the delivery by the Company of any notice contemplated by Section 5.3(d) shall constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that, the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:
(1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including, a reasonably detailed description of the facts and circumstances relating to such Intervening Event;
(2) prior to effecting such Company Board Recommendation Change, during such four (4) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) regarding any proposal by Parent to adjust the terms and conditions of this Agreement in response to such Intervening Event, and Parent does not make a binding proposal to the Company Board (or a committee thereof) to amend or modify the terms and conditions of this Agreement in such a manner that obviates the need to effect a Company Board Recommendation Change in response to such Intervening Event; and
(3) following such four (4) Business Day period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; or
(ii) if the Company has received a bona fide written Acquisition Proposal that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof) may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that, the Company Board (or a committee thereof) shall not take any such action described in the foregoing clauses (A) or (B) unless:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;
(2) the Company has complied (other than a de minimis breach) with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (A) the Company has provided prior written notice to Parent not less than four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in the lead-in to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will include the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all relevant agreements relating to such Acquisition Proposal; and (B) during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) regarding any proposal by Parent to adjust the terms and conditions of this Agreement in response to such Superior Proposal, and Parent does not make a binding proposal to the Company Board (or a committee thereof) to amend or modify the terms and conditions of this Agreement in such a manner that such Acquisition Proposal would cease to constitute a Superior Proposal; and
(4) following such Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any improvement to the financial terms of such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (3) shall recommence and be extended for two (2) Business Days from the day of such notification.
(e) Notice. The Company shall as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent if any proposals or offers that constitute or would reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such proposals or offers; (ii) a summary of the material terms and conditions of such proposals or offers; and (iii) a copy of any Acquisition Proposal and copies of all material documents relating to such Acquisition Proposal provided by such Person or Group to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any amendments thereto). The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company from providing to Parent such material terms and conditions and other information.
(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any substantially similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication) or from making any legally required disclosure to the Company Stockholders pursuant to applicable securities Laws with regard to the Transaction or an Acquisition Proposal; provided that the foregoing shall in no way eliminate or modify the effect that such disclosure would otherwise have under this Agreement.
5.4 Continuance of Tariffs. Between the date hereof and the Closing, the Company shall use its reasonable best efforts to (a) cooperate with Guarantor and Parent in connection with, and to participate as an interested party in any material proceedings before the U.S. International Trade Commission and the Department of Commerce regarding the continuance of applicable duties described in Section 5.4 of the Company Disclosure Letter, and to advocate for the continuance of such duties and (b) consult with Guarantor and Parent, consider in good faith their reasonable views, and keep Guarantor reasonably informed with respect to such actions.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Guarantor, Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Guarantor, Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation, Guarantor, Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Transaction, including by (i) causing the conditions to the Merger set forth in Article VII to be satisfied, (ii) (A) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Authorities; and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transaction and (iii) obtaining, in consultation with Parent, all consents, waivers and approvals and delivering all notifications pursuant to any Contracts to which the Company or its Subsidiaries is a party in connection with this Agreement and the consummation of the Transaction; provided, however, no Party shall be required to pay any fee, penalty or other consideration to any Governmental Authority or other third party in respect of any such consents, approvals or waivers.
(b) Limitations. Section 6.1(a) shall not apply to filings under Antitrust Laws or the Governmental Authorizations set forth on Section 6.1(b) of the Company Disclosure Letter (the “Regulatory Approvals”), which shall be governed by the obligations set forth in Section 6.2 below.
6.2 Regulatory Matters.
(a) Regulatory Filings. Each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within fifteen (15) Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of this Agreement, file such applications, notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are (x) required by other applicable Antitrust Laws in connection with the Merger or (y) required to obtain the Regulatory Approvals. Each of Guarantor, Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction; and (D) take (and cause their Affiliates to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable Laws applicable to this Agreement or the Merger; and (2) obtain the Regulatory Approvals and any required consents pursuant to the HSR Act and any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as reasonably practicable and in any event prior to the Termination Date. Each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding the Merger in connection with such filings. Without limitation of Section 6.2(c), if any Party or Affiliate thereof receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided that no Party may stay, toll or extend any applicable waiting period under the HSR Act, pull and refile under the HSR Act, or enter into any agreement or understanding with any Governmental Authority with respect to the HSR Act or any other applicable Laws applicable to the Merger without the permission of Parent if such Party is the Company, or the permission of the Company if such Party is Guarantor, Parent or Merger Sub, which shall not be unreasonably delayed, conditioned or withheld.
(b) Avoidance of Impediments. In furtherance and not in limitation of the other covenants in this Section 6.2, if and to the extent necessary to obtain (x) clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger and (y) the Regulatory Approvals, in each case, as promptly as practicable and in any event prior to the Termination Date, each of Guarantor, Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, and take all actions necessary to avoid or eliminate each and every impediment under the HSR Act and any other applicable Laws including (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries; and (iv) any other restrictions on the activities of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries, including the freedom of action of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable) or of the Company and its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement (collectively, a “Remedy”); provided, however, that (A) none of Guarantor, Parent or Merger Sub shall be obligated to agree to any Remedy that (i) would have a material adverse effect on the business of Guarantor, Parent, the Company and their respective Subsidiaries, taken as a whole, or (ii) is not conditioned upon the occurrence of the Closing, and (B) the Company and its Subsidiaries or Affiliates shall not agree to any Remedy without the prior written consent of Parent. Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any Order with respect to applicable Laws issued by any Governmental Authority that could restrain, prevent or delay any required consents applicable to the Merger, including by defending through litigation, any action with respect to applicable Laws asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order with respect to applicable Laws issued by any Governmental Authority, it being understood that the costs and expenses of all such actions shall be borne by Parent. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is unrelated to the Transaction or is not conditioned on the Closing. Notwithstanding the foregoing or anything to the contrary in this Agreement, in connection with obtaining the Regulatory Approvals, (i) nothing contained herein shall require Guarantor, Parent and or their respective Affiliates to (A) take any action or refrain from taking any action, or commit to take any action or refrain from taking any action that (x) would constitute a Burdensome Condition or (y) is not conditioned upon the occurrence of the Closing or (B) agree or consent to or accept any Burdensome Condition and (ii) the Company and its Subsidiaries shall not agree to any Burdensome Condition without the prior written consent of Parent.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Guarantor, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority or intervening party in connection with the Transaction and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transaction to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transaction and any developments, meetings or discussions with any Governmental Authority or intervening party in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or Legal Proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority or intervening party with respect to the Transaction; and (iii) not participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority or intervening party in respect of the Transaction without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Guarantor, Parent and Merger Sub may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of Guarantor, Parent and/or Merger Sub without approval of the Company if the Company is providing the non-public or competitively sensitive information or of the Company, if Guarantor, Parent and/or Merger Sub is providing the non-public or competitively sensitive information; provided that each of the Company, Guarantor, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Guarantor, Parent and Merger Sub shall not in any event be required to share information that is entitled to legal privilege with the other Parties, even on an “outside counsel” only basis, where this would cause such information to cease to be entitled to legal privilege.
(d) Strategy. Without limiting or otherwise modifying any of its obligations set forth elsewhere in this Section 6.2, Parent shall (after consulting with and considering in good faith the views of the Company) determine the strategy to be pursued for obtaining and lead the effort to obtain all necessary actions, nonactions, consents and clearances from Governmental Authorities in connection with the Transaction, and each Party shall use its reasonable best efforts to cooperate with each other Party in connection therewith.
(e) Other Actions.
(i) Guarantor, Parent and Merger Sub covenant and agree with the Company that between the date of this Agreement and the Effective Time or the earlier termination of this Agreement pursuant to Article VIII, Guarantor, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries not to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transaction. Such actions include entering into or consummating any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights in or of any Person, in each case, that would reasonably be expected to prevent or materially delay the consummation of the Transaction.
(ii) In the event that any FCC Approval has not been received prior to the Closing (or will not remain in full force and effect as of the Closing), Parent shall be entitled, upon delivery of written notice to the Company no earlier than ten (10) Business Days prior to the Closing, to request the cancellation of any FCC License(s) underlying such outstanding FCC Approval, and as promptly as practicable following the delivery of such notice to the Company, the Company shall use its reasonable best efforts to cause such FCC License(s) to be canceled. Notwithstanding the foregoing, Guarantor, Parent and Merger Sub acknowledge their obligations to consummate the Transaction are not subject to a condition regarding the receipt of any FCC Approval or cancellation of the FCC Licenses.

6.3 Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement. As promptly as practical following the date of this Agreement (any in any event, no later than twenty (20) Business Days after the date of this Agreement, unless the Parties otherwise agree), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company shall include the Company Board Recommendation in the Proxy Statement.
(b) Other Required Company Filing. If the Company determines that it is required to file or furnish any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file or furnish the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment on such document and will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel.
(c) Furnishing Information.
(i) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party or Parties (as applicable) may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.
(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Guarantor, Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any other documents and communications related to the Company Stockholder Meeting, as the case may be, without first providing the other Parties a reasonable opportunity to review and comment on such written communication, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e) Notices. The Company, on the one hand, and Guarantor, Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company will respond as to any comments received from the SEC or its staff on the Proxy Statement or any Other Required Company Filing as promptly as practicable after its receipt thereof.
(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and in any event within seven (7) Business Days after the date the Company receives confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable (and in any event within forty (40) days) following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. In furtherance of the foregoing, the Company shall conduct in a timely manner a “broker search” in accordance with Rule 14a-13 of the Exchange Act. Subject to Section 5.3(d), the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. In the event that the Company Board makes a Company Board Recommendation Change pursuant to Section 5.3(d), the Company will nevertheless submit this Agreement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholder Meeting but would not be required to include its board recommendation. The Company shall permit Parent and its Representatives to attend the Company Stockholder Meeting.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (iii) if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that the Company is (A) required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff or (B) reasonably likely to be required under applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided, however, that in no event shall the Company Stockholder Meeting be postponed or adjourned more than twice or for more than twenty (20) Business Days in the aggregate without the prior written consent of Parent (not to be unreasonably delayed, conditioned or withheld).
6.5 Anti-Takeover Laws. The Company and the Company Board shall (a) take all reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Transaction; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Transaction, take all reasonable actions within their power to ensure that the Transaction may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transaction.
6.6 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records, Contracts and personnel (including employees and agents) of the Company and its Subsidiaries, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would result in the waiver of any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Guarantor, Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of the foregoing clauses (a) through (e). Nothing in this Section 6.6 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries (i) shall be subject to the Company’s reasonable safety and security measures and insurance requirements, (ii) shall not include any testing, sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media without the written consent of the Company, which may be withheld at the Company’s sole discretion and (iii) may be limited to the extent the Company determines in good faith that such limitation is necessary specifically in response to any COVID-19 Measures, including if providing such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its Subsidiaries. All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.
6.7 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.8 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors, officers, or employees (and any person who becomes a director, officer, or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (each, together with such Person’s heirs, executors and administrators in their capacity as such, an “Indemnified Person” and, collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses of the Indemnified Persons that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six (6)-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, indemnify and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, or employee of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission arising out of or relating to matters existing or occurring at or prior to the Effective Time in such Indemnified Person’s capacity as a director, officer, or employee of the Company or any of its

Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, trustee or fiduciary of another Person (including any employee benefit plan)); and (iii) the Transaction, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.8(b), then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, Parent and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard shall be made by independent legal counsel selected by the Surviving Corporation (which counsel shall be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the directors’ and officers’ liability insurance maintained by or for the benefit of the Company as of the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are at least as favorable to the insureds as those of the D&O Insurance from insurance carriers with the same or better A.M. Best financial strength rating as the carriers of the D&O Insurance. In satisfying its obligations pursuant to the immediately preceding sentence of this Section 6.8(c), the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid for the D&O Insurance (such three hundred percent (300%) amount, the “Maximum Annual Premium”). If any annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy (or policies) with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In lieu of the foregoing obligations in this Section 6.8(c), prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier(s) with the same or better A.M. Best financial strength rating as the Company’s current directors’ and officers’ liability insurance carrier(s) so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.8(c) for an amount less than or equal to the Maximum Annual Premium, Parent shall cause the Surviving Corporation to, instead obtain as much comparable insurance as possible for an annualized premium equal to the Maximum Annual Premium.
(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions shall be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

(e) No Impairment. The obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” insurance referred to in Section 6.8(c) (and their and the Indemnified Persons’ respective successors, heirs and representatives in their capacity as such), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or Other Indemnified Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.8 shall be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).
(f) Other Claims. Nothing in this Agreement is intended to, or shall be construed to, release, waive or impair any rights to insurance coverage or claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such coverage or claims pursuant to such policies or agreements.
6.9 Employee Matters.
(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans set forth in Section 3.18(g) of the Company Disclosure Letter, as applicable, shall occur as of the Effective Time.
(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all of the Employee Plans set forth in Section 3.18(a) of the Company Disclosure Letter and any Employee Plans not required to be scheduled therein, in each case, in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Sections 6.9(c) - (e) below, nothing shall prohibit the Surviving Corporation from amending or terminating any such Employee Plans in accordance with their terms or if otherwise required pursuant to applicable Law.
(c) Employment; Benefits. For a period of one (1) year following the Effective Time (or such shorter period during which the individual remains employed by the Surviving Corporation or an Affiliate, the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) provide (i) each Continuing Employee with an annual base salary or wage rate that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time, (ii) each Continuing Employee with target cash short term incentive opportunities that are no less favorable than those provided to each such Continuing Employee immediately prior to the Effective Time, and (iii) Continuing Employees with employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time. Without limitation of the foregoing, neither the base compensation nor the target annual incentive compensation opportunity shall be decreased during the Continuation Period for any Continuing Employee employed during that period. During the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits or compensation to eligible Continuing Employees in accordance with the severance guidelines set forth in Section 6.9(c) of the Company Disclosure Letter. In addition, Guarantor shall in good faith consider including those Continuing Employees who participated prior to the Effective Time in a long-term incentive program of the Company as participants in a long term incentive plan of Guarantor (which inclusion shall be subject, among other things, to any required Guarantor shareholder approval).
(d) New Plans. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause each Continuing Employee to be given credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, vacation accrual and severance entitlement (but not for purposes of accrual of defined benefit pension benefits) under any employee benefit plan made available to Continuing Employees following the Closing, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Employee Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); and (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time.
(e) Cash Incentive Bonuses. With respect to the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the end of such fiscal year, at the same time or times that Guarantor, Parent or the Surviving Corporation pay annual bonuses in respect of such fiscal year to other similarly situated employees of Guarantor, Parent or its Subsidiaries, but in no event later than two and a half months after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the greater of (i) the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year and (ii) the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined in good faith by the Company Board or a committee thereof, after giving appropriate effect to the Merger and actions taken by Parent in connection therewith that affect the Surviving Corporation and its Subsidiaries). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Employee Plan (or to the extent that the payment described below would result in the duplication of benefits), if a Continuing Employee’s employment is terminated without “Cause” (as such term is defined in Section 6.9(e) of the Company Disclosure Letter) or pursuant to the circumstances set forth in Section 6.9(e) of the Company Disclosure Letter after the Effective Time but prior to the end of the fiscal year in which the Effective Time occurs (a “Qualifying Termination”), Parent shall, or shall cause the Surviving Corporation to, pay to such Continuing Employee, no later than ten (10) days following the date of such Qualifying Termination, a pro-rated portion of one hundred percent (100%) of the target Annual Bonus applicable to such Continuing Employee, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, Guarantor or Parent or the Surviving Corporation, as applicable, or any of their respective Affiliates.
(f) Labor Agreements. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement, and the provisions of Section 6.9(c) shall not apply to such employees. Without in any way limiting the foregoing, Parent agrees that it shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, continue to recognize each labor union currently representing any Continuing Employee as the bargaining representative for such Continuing Employee and honor each Collective Bargaining Agreement set forth on Section 3.19(a) of the Company Disclosure Letter in accordance with its terms until such Collective Bargaining Agreement expires pursuant to its terms or is modified or terminated by the parties thereto.

(g) No Third-Party Beneficiary Rights; Related Matters. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.9 shall not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Guarantor, Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) require Guarantor, Parent, the Surviving Corporation or any of their respective Subsidiaries to prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof). Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as the establishment, termination, amendment or other modification of any benefit or compensation plans or arrangements of the Company, Guarantor, Parent or any of their Affiliates or as a guarantee of employment or any term of employment for any employee or (ii) be construed to limit the ability of any party to establish, terminate, amend or modify any benefit or compensation plans or arrangements.
6.10 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Transaction upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.11 Public Statements and Disclosure. Each of the initial press releases prepared by the Company and Guarantor, respectively, with respect to the execution of this Agreement shall be in the form previously agreed to by the Parties, and following such initial press releases, the Company and Parent shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon (and consider in good faith any comments made by the other Parties in relation to), any press release or other public statements with respect to the Transaction and shall not issue any such press release or make any such public statement prior to such consultation and without the prior written consent of (x) the Company in the case of any such press release or public statement by Guarantor, Parent or Merger Sub or (y) Parent in the case of any such press release or public statement by the Company (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be required for any such press release or public statement required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible) if the applicable Party has provided a right to review such press release or public statement (to the extent permissible); provided that neither the Company nor Parent shall be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.11. Notwithstanding the foregoing, the restrictions set forth in this Section 6.11 shall not apply to the portion of any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change made in accordance with this Agreement or any action taken pursuant thereto or (ii) in connection with any dispute between the Parties regarding this Agreement or the Merger.
6.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).
6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.14 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
6.16 R&W Insurance Policy. Prior to the Closing, Guarantor or Parent may elect to obtain and bind the R&W Insurance Policy. The Company shall use commercially reasonable efforts (at Parent’s sole cost and expense) to cooperate with Guarantor’s or Parent’s efforts, as applicable, and provide assistance as reasonably requested by Parent to obtain and bind the R&W Insurance Policy. Parent shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including all premiums, underwriting costs, brokerage commissions, taxes and other fees and expenses.
6.17 Payoff Letters and Lien Releases. If requested by Parent, the Company shall use commercially reasonable efforts to deliver to Parent customary payoff letters in connection with the repayment of Indebtedness under the Company Credit Agreement (the “Payoff Letter”), which Payoff Letter shall include language (a) stating that, upon receipt of the applicable payoff amount, such Indebtedness and all related loan documents shall be terminated (subject to customary reinstatement language and subject to the survival of provisions which by their express terms survive any such termination), (b) providing that all liens (if any) and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such obligations shall be released and terminated upon the payment of the applicable payoff amount, (c) directing the applicable party (or authorizing the Company, Parent or any designee of the forgoing) to file UCC termination statements and any other applicable lien release documents upon such payment and (d) providing for the return of all possessory collateral (if any) in connection with the Company Credit Agreement (to the extent reasonably practicable, on the Closing Date after the receipt of the applicable payoff amount).
6.18 Financing Cooperation.
(a) The Company shall, and shall cause its Subsidiaries, and instruct its management and Representatives and management and Representatives of its Subsidiaries, to, in each case, use their reasonable best efforts to provide, on a timely basis, to Guarantor, Parent, their respective Affiliates and the Debt Financing Sources all assistance and cooperation customary for financings similar to the Debt Financing and reasonably requested by Parent in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction; provided that notwithstanding the foregoing, (i) nothing in this Section 6.18 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its Subsidiaries, (ii) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any fee or make any other payment or agree to provide any indemnity in connection with the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction or any of the foregoing prior to the Closing and (iii) nothing in this Section 6.18 shall require (A) any action that would conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents or any Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, any material Contract to which the Company or any of its Subsidiaries is a party, (B) disclosure of any information which would reasonably be expected to violate any material Contract, fiduciary duty or any applicable Law, to which the Company or its Subsidiaries are a party or to which the Company or its Subsidiaries are subject or (C) disclose any information that would result in the waiver of any legal privilege or work product protection of the Company or its Subsidiaries; provided that, if the Company asserts that any of the foregoing restrictions apply, the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of the foregoing clauses (i) through (iii). For the avoidance of doubt, none of the Company or its Subsidiaries or their respective officers, directors or employees shall be required to execute or enter into or perform any agreement with respect to the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction that is not contingent upon the Closing or that would be effective prior to the Closing, and no directors of the Company shall be required to execute or enter into or perform any agreement with respect to the Debt Financing or any other financing replacing the Debt Financing in connection with or related to the Transaction.
(b) The Company hereby consents to the use of the logos and other trademarks of the Company and its Subsidiaries in connection with or related to the Debt Financing and any other financing replacing the Debt Financing in connection with the Transaction, so long as such logos or trademarks are used solely in (i) a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Transaction.
(c) Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives and Affiliates from and against any reasonable and documented out-of-pocket losses suffered or incurred by any of them in connection with the cooperation or assistance pursuant to this Section 6.18 (other than with respect to any historic financial statements provided by the Company expressly for use in connection with the Debt Financing, any other financing in connection with or related to the Transaction or the Surviving Corporation or any transaction with any alternative financing), except to the extent any such loss results from (i) breach of this Agreement by the Company or (ii) the fraud, willful misconduct or gross negligence of the Company or its Representatives or controlled Affiliates. Parent will reimburse the Company promptly on demand for any reasonable and documented out-of-pocket expenses incurred or otherwise payable by the Company or its Subsidiaries in connection with its cooperation pursuant to this Section 6.18.
6.19 VDR. As promptly as practicable following the date of this Agreement, the Company shall deliver to Parent an electronic copy of the contents of the VDR as of the date of this Agreement.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Transaction.
The respective obligations of Guarantor, Parent, Merger Sub and the Company to consummate the Transaction are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Antitrust Laws. The waiting periods (and any extensions thereof) applicable to the Merger pursuant to the HSR Act shall have expired or otherwise been terminated and all requisite approvals and consents applicable thereto shall have been obtained.
(c) No Prohibitive Laws or Injunctions. No Law or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Transaction shall have been enacted, entered, promulgated or enforced and be continuing in effect.
(d) Regulatory Approvals. The Regulatory Approvals either (i) shall have been obtained from the applicable Governmental Authorities (including by expiration of applicable waiting period or express approval, consent or authorization of the relevant Governmental Authority) and shall remain in full force and effect, without the imposition of any Burdensome Condition unless Parent, in its sole discretion, elects to accept an imposition of such Burdensome Condition or (ii) shall no longer be required by applicable Law.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Guarantor, Parent and Merger Sub to consummate the Transaction are subject to the satisfaction (or waiver by Guarantor or Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1(a), Section 3.2, Section 3.3(a), Section 3.4, Section 3.5(a), Section 3.7(c) and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date) without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications.
(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and Section 3.12(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (provided, that the representations and warranties set forth in Section 3.7(a) and Section 3.7(b) shall be true and correct other than for de minimis inaccuracies as of the date hereof), (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects (or in the case of any such representation and warranty set forth in Section 3.7(a) and Section 3.7(b), true and correct other than for de minimis inaccuracies) as of such specified date).
(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by the Chief Executive Officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or arisen after the date of this Agreement that is continuing.
7.3 Conditions to the Company’s Obligations to Effect the Transaction. The obligations of the Company to consummate the Transaction are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.3(a)(ii) and Section 7.3(a)(iii), the representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of such date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date) without giving effect to any materiality or similar qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(ii) The representations and warranties set forth in Section 4.1, Section 4.2, and Section 4.3(a) that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date); and (B) are qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case, except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date) without disregarding such Parent Material Adverse Effect or other materiality qualifiers qualifications.
(iii) The representation and warranty set forth in Section 4.7 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date.
(b) Performance of Obligations of Guarantor, Parent and Merger Sub. Guarantor, Parent and Merger Sub shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Guarantor, Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other Order issued by any Governmental Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction will be in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Transaction and has become final and non-appealable; or (ii) any statute, rule, regulation or Order will have been enacted, entered, enforced or deemed applicable to the Transaction that prohibits, makes illegal or enjoins the consummation of the Transaction;
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on July 19th, 2022 (the “Termination Date”); provided that if on the Termination Date, any of the conditions set forth in Section 7.1(b) or 7.1(d) shall not have not been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived (where permissible pursuant to applicable Law), then the Termination Date shall be automatically extended to October 19th, 2022, and such date shall become the Termination Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date, or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent shall not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent shall not be entitled to terminate this Agreement if such breach has been cured prior to the end of such thirty (30)-day period (to the extent capable of being cured); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.3 to be satisfied;
(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;
(g) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company shall not be entitled to terminate this Agreement if such breach has been cured prior to the end of such thirty (30)-day period (to the extent capable of being cured); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement, which breach would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied; or
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if the Company (i) has complied with Section 5.3 with respect to such Superior Proposal (other than any de minimis breach) and (ii) pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) prior to or concurrently with such termination.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or representative of such Party) to the other Parties, as applicable, except that Section 6.11, this Section 8.2, Section 8.3 and Article IX shall each survive the termination of this Agreement. Notwithstanding the foregoing, and subject to the limitations set forth in Section 8.3, nothing in this Agreement or termination hereof will relieve any Party from any liability for fraud or any material and willful breach (meaning an action or omission that at the time taken or made is both deliberate and known to be a material breach) of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement by such Party will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case, arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, a bona fide written Acquisition Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn or otherwise abandoned; and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall promptly (and in any event within three (3) Business Days) after such consummation or entry into a definitive agreement, pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b), all references to “twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “fifty percent (50%).”
(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transaction and that the Company Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Guarantor or Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement, which would otherwise be impossible to calculate with precision, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the Company Termination Fee when due and payable and Parent or an Affiliate commences a Legal Proceeding that seeks to obtain payment of the Company Termination Fee, the non-prevailing party shall pay the prevailing party its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.
(e) Sole Remedy. Except in the case of fraud or any material and willful breach (meaning an action or omission that at the time taken or made is both deliberate and known to be a material breach), Parent’s right to receive the Company Termination Fee to the extent owed pursuant to Section 8.3(b) and Parent’s right to specific performance pursuant to Section 9.8 shall be the sole and exclusive remedies of Guarantor, Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amount (to the extent owed), none of the Company Related Parties shall have any further liability or obligation to Guarantor, Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) shall remain obligated with respect to, and Guarantor, Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement and Section 8.3(a), as applicable).
8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Guarantor, Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party or Parties contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party or Parties with any of the agreements or conditions contained herein applicable to such Party (it being understood that Guarantor, Parent and Merger Sub shall be deemed to be a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. Any waiver by a Party of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Guarantor, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service; or (iii) immediately upon delivery by electronic mail, by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:
(a)	if to Guarantor, Parent or Merger Sub to:
BillerudKorsnäs AB (publ) PO Box 703 SE-169 27 Solna Sweden
	Attn:	Andreas Mattsson, EVP Legal and General Counsel
	Email:	andreas.mattsson@billerudkorsnas.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001
	Attn:	Jeffrey A. Brill Denis Klimentchenko
	Fax:	(917) 777-2587
	Email:	Jeffrey.Brill@skadden.com Denis.Klimentchenko@skadden.com

(b)	if to the Company (prior to the Effective Time) to:

Verso Corporation 8540 Gander Creek Drive Miamisburg, OH 45342
	Attn:	Kevin Kuznicki
	Email:	kevin.kuznicki@versoco.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
	Attn:	Daniel E. Wolf, P.C. Jonathan L. Davis, P.C. Steven Y. Li
	Fax:	(212) 446-4900
	Email:	daniel.wolf@kirkland.com jonathan.davis@kirkland.com steven.li@kirkland.com
Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address, fax number or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that (i) each of Guarantor, Parent and Merger Sub may, without the consent of any other Party, pledge, assign or transfer by way of security their respective rights and obligations under this Agreement to or for the benefit of the Debt Financing Sources, (ii) Guarantor and Parent may assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time in connection with a merger or consolidation involving Guarantor or Parent, as applicable, or other disposition of all or substantially all of the assets of Guarantor, Parent or the Surviving Corporation and (iii) Guarantor, Parent and/or Merger Sub may assign, in its sole discretion, any or all of its respective rights, interests and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Guarantor or, solely in the case of assignment by Merger Sub, to Parent or Guarantor; it being understood that any such assignment described in clauses (i), (ii) or (iii) above will not relieve Guarantor, Parent and/or Merger Sub of any of its respective obligations under this Agreement or impede or delay the consummation of the Transaction. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4 Confidentiality. Guarantor, Parent, Merger Sub and the Company hereby acknowledge that Guarantor and the Company have previously executed a Confidentiality Agreement, dated September 7, 2021 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Guarantor, Parent, Merger Sub and their respective representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Guarantor, Parent, Merger Sub or their respective representatives in connection with the Merger in accordance with the Confidentiality Agreement.
9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement shall (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.8 and (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company RSUs and Company PSUs to receive the Per Share Price, the RSU Consideration and the PSU Consideration, respectively, in each case after the Effective Time.
9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8 Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.
(b) (i) Specific Performance. The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) the provisions of Section 8.3 are not intended to and do not diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Transaction and without that right, none of the Company, Parent or Guarantor would have entered into this Agreement. The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (i) the other Parties have an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity (it being understood that Guarantor, Parent and Merger Sub shall be deemed to be a single Party solely for purposes of this Section 9.8). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.8 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
(ii) Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any Party initiates a Legal Proceeding to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Termination Date shall be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.
9.9 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of Guarantor, Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement or the Transaction, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Agreement or the Transaction; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement or the Transaction shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement or the Transaction in any court other than the Chosen Courts. Each of Guarantor, Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable Law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Legal Proceeding for which it has submitted to jurisdiction pursuant to this Section 9.10, each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 9.2. Nothing in this Section 9.10 shall affect the right of any Party to serve process in any other manner permitted by Law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Legal Proceedings based on, arising out of or relating to this Agreement or the Transaction or (y) be deemed to confer rights on any Person other than the Parties.
9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT

OR THE TRANSACTION IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12 No Recourse. Except in the case of fraud, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Parties.
9.13 Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.15 Guarantee.
(a) Guarantor hereby irrevocably and unconditionally guarantees to the Company the punctual and full performance and payment by Parent (and any successors or permitted assignees thereof) of each of the covenants, obligations and undertakings (including the obligation to pay the Per Share Price pursuant to Article II and indemnification obligations pursuant to Sections 6.8 and 6.18) required to be performed by Parent (the “Guaranteed Obligations”), as and when the Guaranteed Obligations are required to be performed under this Agreement, subject to all terms, conditions and limitations contained in this Agreement. If Parent fails to discharge all or any portion of the Guaranteed Obligations when due, without demand, Guarantor’s liability to the Company in respect of such portion of the Guaranteed Obligations shall become immediately due and payable, and the Company may at any time and from time to time, and so long as Parent has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder to collect Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations. The foregoing obligation of Guarantor constitutes a continuing guarantee of payment and performance (and not merely of collection), and, subject only to the termination or release of Parent’s obligations in accordance with this Agreement, is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor. Notwithstanding anything in this Section 9.15 to the contrary, Guarantor’s obligation pursuant to this Section 9.15 with respect to any Guaranteed Obligation shall not exceed any corresponding obligation of Parent under this Agreement.

(b) Guarantor hereby agrees that the Company may, in its sole discretion, at any time and from time to time, without notice to or further consent of Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Guarantor’s obligations under this Section 9.15 or affecting the validity or enforceability of this Section 9.15. Guarantor hereby agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Guarantor; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement or any other agreement entered in connection with the Guaranteed Obligations; or (iii) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Parent or any other Person now or hereafter liable with respect to the Guaranteed Obligations.
(c) Guarantor hereby waives promptness, diligence, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Guarantor or Parent, with a copy to its counsel, pursuant to this Agreement), all defenses which may be available by virtue of any stay, moratorium or other similar law now or hereafter in effect or any right to require the marshaling of assets of Parent or any other Person now or hereafter liable with respect to the Guaranteed Obligations. To the fullest extent permitted by Law, Guarantor hereby irrevocably and unconditionally waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor hereby acknowledges that it will receive substantial direct and indirect benefits from the Transaction, and that this Section 9.15, specifically including the waivers set forth in this Section 9.15(c), are knowingly made in contemplation of such benefits.
(d) Notwithstanding anything in this Section 9.15 to the contrary (including Section 9.15(b) or Section 9.15(c)), Guarantor shall have any and all defenses to the Guaranteed Obligations that are available to Parent or other obligor of the Guaranteed Obligations (other than as set forth in Section 9.15(b)(iii)).
(e) Guarantor is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction (to the extent such concept is recognized by such jurisdiction). Guarantor has the requisite limited company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Guarantor has taken all actions or proceedings required to be taken by or on the part of Guarantor to authorize and permit the execution and delivery by Guarantor of this Agreement and the performance by Guarantor of its obligations hereunder. This Agreement has been duly executed and delivered by Guarantor, and assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
BILLERUDKORSNÄS INC.

By:	/s/ Ivar Andreas Vatne
	Name:	Ivar Andreas Vatne
	Title:	Chief Financial Officer and Treasurer

WEST ACQUISITION MERGER SUB INC.

By:	/s/ John Andreas Mattsson
	Name:	John Andreas Mattsson
	Title:	General Counsel and Secretary

VERSO CORPORATION
By:	/s/ Randy J.Nebel
	Name:	Randy J. Nebel
	Title:	Chief Executive Officer

BILLERUDKORSNÄS AB (PUBL), solely for purposes of the Guarantor Provisions

By:	/s/ Johann Christoph Michalski
	Name:	Johann Christoph Michalski
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
December 19, 2021
Special Committee of the Board of Directors
Verso Corporation
8450 Gander Creek Drive
Miamisburg, Ohio 45342
Board of Directors
Verso Corporation
8450 Gander Creek Drive
Miamisburg, Ohio 45342
Members of the Special Committee and the Board of Directors:
We understand that BillerudKorsnäs Inc. (the “Parent”), West Acquisition Merger Sub Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), Verso Corporation (the “Company”), and solely for purposes of specified sections thereof, BillerudKorsnäs AB (the “Guarantor”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of the Parent (the “Transaction”), and that, in connection with the Transaction, each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Shares”) (other than (i) the Owned Company Shares (as defined in the Agreement) and (ii) the Dissenting Company Shares (as defined in the Agreement) ((i) and (ii), collectively, the “Excluded Shares”)), will be cancelled and converted into the right to receive $27.00 in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
The special committee of the board of directors of the Company (such committee, the “Special Committee”) has requested our opinion as to whether the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares), in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
In arriving at our opinion set forth below, we have, among other things: (i) reviewed a draft of the Agreement dated December 19, 2021; (ii) reviewed certain publicly available business and financial information that we deemed to be generally relevant concerning the Company and the industry in which it operates, including certain publicly available research analyst reports and the reported price and historical trading activity for the Company Shares; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other public companies we deemed generally relevant, including data related to public market trading levels and implied trading multiples; (v) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (the “Forecasts”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of the Company regarding the Transaction, the past and current business operations and financial condition and prospects of the Company, the Forecasts and certain other matters we believed necessary or appropriate to our inquiry.
In arriving at our opinion, we have, with the Special Committee’s consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Company and its associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Company (including, without limitation, real property owned by the Company or to which the Company holds a leasehold interest), nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. We have not evaluated the solvency or fair value of the Company, the Parent or the Guarantor under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Company, the Parent or the Guarantor. At the direction of the management of the Company, we have used and relied upon the Forecasts for

Special Committee of the Board of Directors
Board of Directors
Verso Corporation
December 19, 2021

purposes of our opinion. In relying on the Forecasts, we have assumed, at the direction of the Company, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company’s management as to the expected future results of operations and financial condition of the Company and that the financial results reflected in such Forecasts will be achieved at the times and in the amounts projected. We express no view as to the reasonableness of the Forecasts and the assumptions on which they are based.
We have assumed that the transactions contemplated by the Agreement will be consummated as contemplated in the Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Company and its other advisors with respect to such issues. In arriving at our opinion, we have not taken into account any litigation, regulatory or other proceeding that is pending or may be brought against the Company or any of its affiliates. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us.
Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions and prospects, financial and otherwise, of the Company as they were reflected in the information provided to us and as they were represented to us in discussions with the management of the Company. We are expressing no opinion herein as to the price at which the Company Shares will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Shares (other than the Excluded Shares) of the Merger Consideration payable to such holders in the Transaction pursuant to the Agreement. We do not express any opinion as to the Company’s underlying business decision to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transaction. We were not requested to solicit, and did not solicit, interest from other parties with respect to a Transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly set forth herein, of the Transaction, the Agreement or any other agreement entered into in connection with the Transaction.
We and our affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, our affiliates may trade in the securities of the Company, the Parent, the Guarantor and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. We are acting as financial advisor to the Special Committee with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon delivery of this opinion and the remaining portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us against certain liabilities that may arise out of our engagement. A foreign investment banking affiliate of ours provided certain financial advisory services to a shareholder of the Guarantor unrelated to the Transaction, for which our affiliate received fees for its services. We and our affiliates may in the future provide financial services to the Company, the Parent, the Guarantor and/or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services.

Special Committee of the Board of Directors
Board of Directors
Verso Corporation
December 19, 2021

This opinion is provided for the benefit of the Special Committee and the board of directors of the Company (the “Board”) in connection with and for the purpose of their evaluation of the Transaction. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Special Committee or the Board as to whether to approve the Transaction or a recommendation as to whether or not any holder of Company Shares should vote or otherwise act with respect to the Transaction or any other matter. In addition, the Special Committee has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, the holders of any class of securities (other than holders of Company Shares and then only to the extent expressly set forth herein) or creditors or other constituencies of the Company or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, the Parent, the Guarantor, or any class of such persons, whether relative to the Merger Consideration pursuant to the Agreement or otherwise.
This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Advisory Commitment Committee of Rothschild & Co US Inc.
On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration payable to the holders of Company Shares (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Rothschild & Co US Inc.
ROTHSCHILD & CO US INC.

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Delaware Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:
(1) Provided, however, that, except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VERSO CORPORATION
8540 GANDER CREEK DRIVE
MIAMISBURG, OH 45342

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VERSO CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Randy J. Nebel and Kevin M. Kuznicki, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned's proxy, all the shares of common stock of Verso owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/VRS2022SM on Friday, March 11, 2022 at 10:00 a.m. Eastern Time and at any and all adjournments thereof, in accordance with the instructions set forth herein.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated hereon.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

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